UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

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Humana Inc.

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Humana Inc. 500 West Main Street Louisville, Kentucky 40202

(Top Photo: Kurt Hilzinger; Bottom Photo: Bruce Broussard) Total Stockholder Return Returned to Stockholders

Dear Fellow Stockholders:

We would like to invite you to attend the Annual Meeting of Stockholders of Humana Inc., to be held on Thursday, April 18, 2019, at 9:30 a.m., Eastern Time, at the Company’s headquarters, located at 500 West Main Street, 25th Floor Auditorium, in Louisville, Kentucky. The meeting will also be webcast via the Internet at the Investor Relations section of the Company’s website, www.humana.com. This proxy statement contains information about our Company and the four proposals to be voted upon by stockholders at the meeting. Please give this information your careful attention.

This year, we will once again be taking advantage of U.S. Securities and Exchange Commission rules that allow us to furnish proxy materials to our stockholders on the Internet. These materials will be available on the Internet on or about March 6, 2019. We continue to believe that Internet delivery of our proxy materials allows us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting.

We hope you can attend the meeting. However, even if you are unable to join us, we urge you to still exercise your right as a stockholder and vote by telephone, mail or using the Internet. The vote of every stockholder is important.

This proxy statement is being mailed or transmitted on or about March 6, 2019, to our stockholders of record as of February 25, 2019.

2018 Summary

Humana had a strong year of growth and success in 2018. We’re proud of the way we executed our plan and delivered positive results in all areas of the business. Fueled by strong Medicare Advantage results and the success of our integrated care delivery model, we reported earnings per diluted common share (EPS) of $12.16 and Adjusted EPS of $14.55*, growth of over 24% compared to Adjusted EPS of $11.71 in 2017. Strong Medicare Advantage membership growth during 2018 and the company’s transition to providing healthcare services to military service members, retirees, and their families under the new TRICARE East Region contract led to growing our membership base by over 18%, reaching 16.6 million members at year-end. Despite our exiting the individual commercial business as of January 1, 2018, we reported revenues of $56.91 billion in 2018 exceeding revenues of $53.77 billion in 2017, backed again by the strong growth of our Medicare Advantage business. As we move into 2019, we intend to continue advancing our consumer and health-focused strategy, recognizing the importance of being on the leading edge of value-based care.

We’re excited about our opportunity to improve the lives of the millions of people we serve while helping lead the way in transforming the future of our industry. We owe our success, in no small part, to our employees, members, clinical and governmental partners and shareholders. We especially want to thank our approximately 42,000 employees for their dedication, commitment and skill in serving our members. We’re proud to enter 2019 with employee engagement at an all-time high in the 92nd percentile, representing world-class engagement. Our thanks also goes out to our members for choosing and entrusting us to serve their most important and personal needs – their health. We would also like to thank our clinical and governmental partners for their collective commitment in working with us to improve population health through actions that put healthcare consumers first, resulting in better outcomes and reduced costs. And finally, we’d like to thank you, our shareholders. Thanks for your commitment to our organization and for believing in our mission.

Sincerely,

	Kurt J. Hilzinger Chairman of the Board and Stockholder March 6, 2019	Bruce D. Broussard Director, President and Chief Executive Officer and Stockholder March 6, 2019

* Please refer to section entitled “Organization and Compensation Committee Report” in this proxy statement for a reconciliation of non-GAAP to GAAP financial measures.

Notice of 2019 Annual Meeting of Stockholders

Time and Date:	9:30 a.m., Eastern Time, on Thursday, April 18, 2019

Location:	Humana Inc. headquarters, located at 500 West Main Street, 25th Floor Auditorium, in Louisville, Kentucky

Agenda:

1.  Elect the ten (10) director nominees named in the proxy statement.

2.  Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2019.

3.  Non-binding advisory vote to approve the compensation of the Company’s Named Executive Officers.

4.  Approve the Amended and Restated Humana Inc. Stock Incentive Plan.

5.  Consider any other business properly brought before the meeting.

Record Date:	February 25, 2019. Humana stockholders of record at the close of business on that date will be entitled to vote.

Proxy Voting:

Your vote is important so that as many Shares as possible will be represented. Please vote by one of the following methods:

•  BY INTERNET

•  BY TELEPHONE

•  BY RETURNING YOUR PROXY CARD (if you elected to receive printed materials)

See instructions on your proxy card or at the voting site (www.ProxyVote.com).

By Order of the Board of Directors,

Joseph C. Ventura

Chief Legal Officer & Corporate Secretary

March 6, 2019

Proxy Summary

General Information

Meeting:	2019 Annual Meeting of Stockholders	Place:	Humana Inc. Headquarters
Date:	Thursday, April 18, 2019		500 West Main Street
Time:	9:30 a.m., Eastern Time		25th Floor Auditorium
Record Date:	February 25, 2019		Louisville, Kentucky

Voting Overview

Items of Business		Board Recommendation	Page Reference
1.	Elect the ten (10) director nominees named in the proxy statement.	FOR	18
2.	Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2019.	FOR	49
3.	Non-binding advisory vote to approve the compensation of the Company’s Named Executive Officers.	FOR	50
4.	Approve the Amended and Restated Humana Inc. Stock Incentive Plan	FOR	51
5.	Consider any other business properly brought before the meeting.

Board Nominees

Name	Position	Age	First Elected Director
Kurt J. Hilzinger	Chairman of the Board, Independent Director	58	07/2003
Bruce D. Broussard	Director, President and Chief Executive Officer	56	01/2013
Frank J. Bisignano	Independent Director	59	08/2017
Frank A. D’Amelio	Independent Director	61	09/2003
Karen B. DeSalvo, M.D.	Independent Director	53	11/2017
W. Roy Dunbar	Independent Director	57	04/2005
David A. Jones, Jr.	Independent Director	61	05/1993
William J. McDonald	Independent Director	62	10/2007
James J. O’Brien	Independent Director	64	04/2006
Marissa T. Peterson	Independent Director	57	08/2008

Proxy Summary • 2019 Proxy Statement | Humana	i

2018 Board Composition and Refreshment

Age

Tenure

Gender

Independence

Performance Highlight

Humana had a strong year of growth and success in 2018. We’re proud of the way we executed our plan and delivered positive results in all areas of the business. Fueled by strong Medicare Advantage results and the success of our integrated care delivery model, we reported earnings per diluted common share (EPS) of $12.16 and Adjusted EPS of $14.55*, growth of over 24% compared to Adjusted EPS of $11.71 in 2017. Strong Medicare Advantage membership growth during 2018 and the company’s transition to providing healthcare services to military service members, retirees, and their families under the new TRICARE East Region contract led to growing our membership base by over 18%, reaching 16.6 million members at year-end. Despite our exiting the individual commercial business as of January 1, 2018, we reported revenues of $56.91 billion in 2018 exceeding revenues of $53.77 billion in 2017, backed again by the strong growth of our Medicare Advantage business. As we move into 2019, we intend to continue advancing our consumer and health-focused strategy, recognizing the importance of being on the leading edge of value-based care.

*	Please refer to section entitled “Organization and Compensation Committee Report” in this proxy statement for a reconciliation of non-GAAP to GAAP financial measures.

ii	Humana | 2019 Proxy Statement • Proxy Summary

Frequently Asked Questions

Why am I receiving this Proxy Statement?

You are receiving a proxy statement because you owned shares of Humana common stock as of Monday, February 25, 2019, which we refer to as the Record Date, and that entitles you to vote at the Annual Meeting. Our Board of Directors has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the Board’s solicitation of proxies on behalf of the Company for use at our 2019 Annual Meeting of Stockholders. Your proxy will authorize specified people (proxies) to vote on your behalf at the Annual Meeting. By use of a proxy, you can vote, whether or not you attend the meeting.

This proxy statement describes the matters on which the Company would like you to vote, provides information on those matters, and provides information about the Company that we must disclose when we solicit your proxy.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the U.S. Securities and Exchange Commission, or the SEC, we have elected to provide access to our proxy materials over the Internet. We believe that Internet delivery of our proxy materials allows us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, which we refer to as the Notice, to our stockholders and beneficial owners as of the Record Date. All stockholders will have the ability to access the proxy materials on a website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found on the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis by calling Broadridge Financial Solutions, Inc., or Broadridge, at 1-800-579-1639.

How can I get electronic access to the proxy materials?

The Notice provides you with instructions regarding how to:

•	View our proxy materials for the Annual Meeting on the Internet; and

•	Instruct us to send our future proxy materials to you electronically by e-mail.

Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our Annual Meetings on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

When and where is the Annual Meeting?

The Annual Meeting will be held on Thursday, April 18, 2019, at 9:30 a.m., Eastern Time, at the Company’s headquarters, located at 500 West Main Street, 25th Floor Auditorium, in Louisville, Kentucky.

Who is entitled to vote?

Anyone who owns Humana Inc. common stock, which we refer to as Shares, as of the close of business on February 25, 2019, the Record Date, is entitled to vote at the Annual Meeting or at any later meeting should the scheduled Annual Meeting be adjourned or postponed for any reason. As of the Record Date, 135,637,749 Shares were outstanding and entitled to vote. Each Share is entitled to one vote on each of the matters to be considered at the Annual Meeting.

Frequently Asked Questions • 2019 Proxy Statement | Humana	1

What will I be voting on?

•	Election of the ten (10) director nominees named in this proxy statement to serve on the Board of Directors of the Company;

•	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2019;

•	A non-binding, advisory vote to approve the compensation of the Company’s Named Executive Officers as disclosed in this proxy statement; and

•	Approval of the Amended and Restated Humana Inc. Stock Incentive Plan.

The Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting. However, if other matters are properly presented for a vote, the proxies will be voted for these matters in accordance with the judgment of the persons acting under the proxies.

How does the Board recommend I vote on each proposal?

The Board recommends that you vote your Shares as follows:

•	FOR the election of each of the ten (10) director nominees named in this proxy statement;

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2019;

•	FOR the approval of the compensation of the Company’s Named Executive Officers as disclosed in this proxy statement; and

•	FOR the approval of the Amended and Restated Humana Inc. Stock Incentive Plan.

All Shares that are represented at the Annual Meeting by properly executed proxies received before or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated in the proxies.

How will my Shares be voted if I do not specify how they should be voted?

If you sign and return your proxy card without indicating how you want your Shares to be voted, the persons acting under the proxies will vote your Shares as follows:

•	FOR the election of each of the ten (10) director nominees named in this proxy statement;

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2019;

•	FOR the approval of the compensation of the Company’s Named Executive Officers as disclosed in this proxy statement; and

•	FOR the approval of the Amended and Restated Humana Inc. Stock Incentive Plan.

What if my Shares are not registered in my name?

If you own your Shares in “street name,” meaning that your bank, broker or other nominee is actually the record owner, you should receive the Notice from your bank, broker or other nominee. In addition, stockholders may request, by calling Broadridge at 1-800-579-1639, to receive proxy materials in printed form, by mail or electronically by e-mail, on an ongoing basis. When you own your Shares in street name, you are deemed a beneficial owner or holder for voting purposes.

If you hold Shares through an account with a bank, broker or other nominee and you do not provide voting instructions on your instruction form, your Shares may not be voted by the nominee with respect to certain proposals, including:

•	the election of directors;

•	the approval of the compensation of the Company’s Named Executive Officers as disclosed in this proxy statement;

•	the frequency with which future non-binding advisory stockholder votes on the compensation of the Company’s Named Executive Officers will be held; and

•	the approval of the Amended and Restated Humana Inc. Stock Incentive Plan.

Banks, brokers and other nominees have the authority under the regulations of the New York Stock Exchange, or the NYSE, to vote shares for which their customers do not provide voting instructions only on certain “routine” matters, including the ratification of the

2	Humana | 2019 Proxy Statement • Frequently Asked Questions

appointment of the Company’s independent registered public accounting firm. However, the proposals listed above are not considered “routine” matters for this purpose, and therefore your Shares will not be voted with respect to such proposals if you do not provide voting instructions on your instruction form.

How many votes are required to approve each proposal, what are the effects of abstentions and unmarked proxy cards, and is broker discretionary voting allowed?

Proposal	Vote Required for Approval	Effect of Abstentions	Broker Discretionary Voting Allowed(2)	Unmarked/Signed Proxy Cards
Election of directors	The number of votes cast for a nominee exceeds the number of votes cast against that nominee.(1)	No effect	No	Voted “For”
Ratification of the appointment of the independent registered public accounting firm	Majority of shares present and entitled to vote	Counted as “Against”	Yes	Voted “For”
Approval of executive compensation	Majority of shares present and entitled to vote	Counted as “Against”	No	Voted “For”
Approval of the Amended and Restated Humana Inc. Stock Incentive Plan	Majority of shares present and entitled to vote	Counted as “Against”	No	Voted “For”
(1)

Under the Company’s Majority Vote Policy, following election to our Board of Directors, a director is required to submit his or her irrevocable resignation to our Board of Directors conditioned upon (a) the director not achieving the requisite stockholder vote at any future meeting at which he or she faces re-election, and (b) acceptance of the resignation by the Board of Directors following that election. The Board of Directors has 90 days after a director fails to achieve the requisite stockholder votes to determine whether or not to accept the director’s resignation and to report this information to our stockholders.

(2)

If you are a beneficial owner whose shares are held of record by a broker or other NYSE member organization, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” A broker non-vote will not affect the outcome of the vote for the matters being presented for action at the Annual Meeting, because they are not considered to be votes cast.

What is a “broker non-vote”?

A broker “non-vote” occurs when a broker or other NYSE member organization holding Shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner, but does have discretionary voting power over other items and submits votes for those matters. As discussed above, if you hold Shares through a broker or other NYSE member organization and do not provide voting instructions to your broker or other NYSE member organization, your Shares may not be voted with respect to certain proposals, including the proposals listed above that are not considered routine.

What is a “quorum”?

A “quorum” is a majority of the outstanding Shares. Shares may be voted at the Annual Meeting by a signed proxy card, by telephone instruction, or electronically on the Internet. There must be a quorum for the Annual Meeting to be held. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining whether a quorum exists.

Frequently Asked Questions • 2019 Proxy Statement | Humana	3

How do I vote?

There are four ways that you can vote your Shares. Voting by any of these methods will supersede any prior vote you made regardless of how that vote was made. PLEASE CHOOSE ONLY ONE OF THE FOLLOWING:

1)

By Internet.   The website for voting is http: //www.ProxyVote.com. In order to vote on the Internet, you need the control number on your proxy card. Each stockholder has a unique control number so we can ensure all voting instructions are genuine and prevent duplicate voting. The Internet voting system is available 24 hours a day, seven days a week, until 11:59 p.m., Eastern Time, on Wednesday, April 17, 2019, the day before the Annual Meeting. Once you are logged on the Internet voting system, you can record and confirm (or change) your voting instructions. If you use the Internet voting system, you do not need to return your proxy card.

2)

By telephone.   If you are a registered holder in the United States or Canada, you may call 1-800-690-6903. The telephone voting system is available 24 hours a day, seven days a week, until 11:59 p.m., Eastern Time, on Wednesday, April 17, 2019, the day before the Annual Meeting. In order to vote by telephone, you need the control number on your proxy card. Each stockholder has a unique control number so we can ensure all voting instructions are genuine and prevent duplicate voting. Once you are logged on the telephone voting system, a series of prompts will tell you how to record and confirm (or change) your voting instructions. If you use the telephone voting system, you do not need to return your proxy card.

3)

By mail.   Mark your voting instructions, sign and date the proxy card and then return it in the postage-paid envelope provided. If you mail your proxy card, we must receive it before 12:00 p.m., Eastern Time, on Friday, April 12, 2019. If you are returning your proxy card to Broadridge, they must receive it before 10:00 a.m., Eastern Time, on Wednesday, April 17, 2019, the day before the Annual Meeting.

4)

In person.   Attend the Annual Meeting. Mark your voting instructions and deliver to the Inspectors of Election. However, you can vote by methods 1, 2 or 3 above prior to the meeting and still attend the Annual Meeting. In all cases, a vote at the Annual Meeting will revoke any prior votes. Please note that if your Shares are held through a bank, broker or other nominee, you will need to bring proof of ownership to the Annual Meeting in order to vote.

How do I vote the share equivalent units held in the Humana Common Stock Fund of the Humana Retirement Savings Plan or the Humana Puerto Rico Retirement Savings Plan?

If you have an interest in the Humana Common Stock Fund of the Humana Retirement Savings Plan or the Humana Puerto Rico Retirement Savings Plan on the Record Date, you may vote. Under the Humana Retirement Savings Plan and the Humana Puerto Rico Retirement Savings Plan, your voting rights are based on your interest, or the amount of money you and the Company have invested in your Humana Common Stock Fund.

You may exercise these voting rights in almost the same way that stockholders may vote their Shares, but you have an earlier deadline, and you should provide your voting instructions to Broadridge. Broadridge will aggregate the votes of all participants and provide voting information to the Trustee for the applicable plan. If your voting instructions are received by 11:59 p.m., Eastern Time, on Wednesday, April 10, 2019, the Trustee will submit a proxy that reflects your instructions. If you do not give voting instructions (or give them later than that time), the Trustee will vote your interest in the Humana Common Stock Fund in the same proportion as the Shares attributed to the Humana Retirement Savings Plan, or the Humana Puerto Rico Retirement Savings Plan, as applicable, are actually voted by the other participants in the applicable plan.

You must provide your instructions to Broadridge by using the Internet, registered holder telephone number (1-800-690-6903) or mail methods described above. Please note that you cannot vote in person at the Annual Meeting. Your voting instructions will be kept confidential under the terms of the Humana Retirement Savings Plan or the Humana Puerto Rico Retirement Savings Plan, as applicable.

Who will count the votes?

Broadridge will tabulate the votes cast by proxy, whether by proxy card, Internet or telephone. Additionally, the Company’s Inspectors of Election will tabulate the votes cast at the Annual Meeting together with the votes cast by proxy.

4	Humana | 2019 Proxy Statement • Frequently Asked Questions

How do I revoke my proxy?

You have the right to revoke your proxy at any time before the Annual Meeting.

Your method of doing so will depend upon how you originally voted (a later vote will supersede any prior vote you made regardless of how that vote was made):

1)	By Internet — simply log in and resubmit your vote — Broadridge will only count the last instructions;

2)	By Telephone — simply sign in and resubmit your vote — Broadridge will only count the last instructions;

3)

By Mail — you must give written notice of revocation to Broadridge, 51 Mercedes Way, Edgewood, NY 11717 or by fax at 1-515-254-7733, submit another properly signed proxy with a more recent date, or vote in person at the Annual Meeting. For written and fax notices, you must include the control number that is printed on the upper portion of your proxy card.

What is the due date for stockholder proposals, including stockholder nominees for director, for inclusion in the Company’s proxy materials for the 2020 Annual Meeting?

Stockholder proposals, or stockholder nominees for director at the 2020 Annual Meeting, as permitted by SEC regulations for inclusion in our proxy materials relating to the 2020 Annual Meeting, must be submitted to the Corporate Secretary in writing no later than November 7, 2019. Proposals should be submitted to the attention of the Corporate Secretary, Humana Inc., 500 West Main Street, 21st Floor, Louisville, Kentucky 40202.

May a stockholder present a proposal not included in our Proxy Statement at the April 18, 2019, Annual Meeting?

A stockholder can present a proposal at the Annual Meeting (a so-called “floor resolution”) only if certain notice requirements are met. The SEC does not directly regulate meeting conduct. State law imposes only limited requirements, so meetings are governed by procedures set forth in our Bylaws. Humana’s Bylaws require that a stockholder provide written notice of intent to bring a proposal no less than 60 days or more than 90 days prior to the scheduled date of the Annual Meeting of stockholders. If less than 70 days’ notice of the Annual Meeting is given, written notice by a stockholder would be deemed timely if made no later than the 10th day following such notice of the Annual Meeting. A proposal must also meet other requirements as to form and content set forth in our Bylaws. Stockholder proposals should be sent to the attention of the Corporate Secretary, Humana Inc., 500 West Main Street, 21st Floor, Louisville, Kentucky 40202. A copy of our Bylaws is available on our website. From the www.humana.com website, click on “Investor Relations,” and then click on “Corporate Governance,” and then click on the link entitled, “Bylaws.”

How will Humana solicit votes and who pays for the solicitation?

We have engaged D. F. King & Co., Inc. to assist in the distribution of proxy materials and solicitation of votes for approximately $12,000 plus expenses. We have also engaged Broadridge to assist in the distribution of proxy materials and the accumulation of votes through the Internet, telephone and coordination of mail votes for approximately $253,000 plus expenses. We will reimburse banks, brokers and other nominees for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to our stockholders.

How can I obtain additional information about the Company?

Included with this proxy statement (either in printed form or on the Internet) is a copy of our Annual Report on Form 10-K for the year ended December 31, 2018, which also contains the information required in our Annual Report to Stockholders. Our Annual Report on Form 10-K and all our other filings with the SEC also may be accessed via the Investor Relations section on our website at www.humana.com. We encourage you to visit our website. From the www.humana.com website, click on “Investor Relations,” and then click on the report you wish to review under the “SEC Filings & Financial Reports” subcategory.

Frequently Asked Questions • 2019 Proxy Statement | Humana	5

Where can I find voting results for this Annual Meeting?

The voting results will be published in a current report on Form 8-K which will be filed with the SEC no later than four business days after the Annual Meeting. The Form 8-K will also be available on our website at www.humana.com.

What is “householding”?

“Householding” occurs when a single copy of our Annual Report, proxy statement and Notice is sent to any household at which two or more stockholders reside if they appear to be members of the same family. Although we do not “household” for registered stockholders, a number of brokerage firms have instituted householding for Shares held in street name. This procedure reduces our printing and mailing costs and fees. Stockholders who participate in householding will continue to receive separate proxy cards, and householding will not affect the mailing of account statements or special notices in any way. If you wish to receive separate copies of our Annual Report, proxy statement or Notice in the future, please contact the bank, broker or other nominee through which you hold your Shares.

6	Humana | 2019 Proxy Statement • Frequently Asked Questions

Company Overview

Headquartered in Louisville, Kentucky, Humana Inc. is a leading (Fortune rank #56) health and well-being company focused on making it easy for people to achieve their best health with clinical excellence through coordinated care. Our strategy integrates care delivery, the member experience, and clinical and consumer insights to encourage engagement, behavior change, proactive clinical outreach and wellness for the millions of people we serve across the country. As of December 31, 2018, we had approximately 16.6 million members in our medical benefit plans, as well as approximately 6.1 million members in our specialty products.

Our Strategy

We are committed to helping our millions of medical and specialty members achieve their best health. Our successful history in care delivery and health plan administration is helping us create a new kind of integrated care with the power to improve health and well-being and lower costs. Our efforts are leading to a better quality of life for people with Medicare, families, individuals, military service personnel, and communities at large. To accomplish that, we support physicians and other health care professionals as they work to deliver the right care in the right place for their patients, our members. Our range of clinical capabilities, resources and tools — such as in-home care, behavioral health, pharmacy services, data analytics and wellness solutions — combine to produce a simplified experience that makes health care easier to navigate and more effective.

Humana’s innovative strategy continues to capitalize on industry changes which continue to progress toward our goals of making benefits more affordable while improving the overall cost of care and consumer experience — through our integrated care delivery model. We understand that healthcare is complicated, and dealing with multiple physicians and other healthcare professionals can be a confusing and daunting task. That is one of the principal reasons why Humana continues to enhance its integrated care delivery strategy in key areas to enable a better and more seamless locally delivered health care experience for our members.

One of the areas in which we strive to improve is the health of seniors living with chronic conditions. Our integrated care delivery model brings simplicity and connectivity to the healthcare experience of our senior members. We thrive in this area by (i) partnering with providers to evolve incentives from treating health episodically to managing health holistically; (ii) integrating clinical programs that intersect healthcare and lifestyle- helping people at key moments of need; and (iii) by simplifying processes through leveraging technology, consumer segmentation and analytics.

We offer insurance and non-insurance products to consumers through our various subsidiaries. Our medical and specialty insurance products allow members to access health care services primarily through our networks of health care providers with whom we have contracted. In addition, we offer services to our health plan members as well as to third parties including pharmacy solutions, provider services, and clinical programs, such as home health and other services and capabilities to promote wellness and advance population health. At the core of our strategy is our integrated care delivery model, which unites quality care, high member engagement, and sophisticated data analytics. Three core elements of the model are to improve the consumer experience by simplifying the interaction with us, engaging members in clinical programs, and offering assistance to providers in transitioning from a fee-for-service to a value-based arrangement. Our approach to primary, physician-directed care for our members aims to provide quality care that is consistent, integrated, cost-effective, and member-focused. The model is designed to improve health outcomes and affordability for individuals and for the health system as a whole, while offering our members a simple, seamless healthcare experience.

Our Performance

With significant progress made on our strategic initiatives, 2018 was an extremely successful year during which we returned strong financial performance:

•

We reported diluted earnings per common share (EPS) of $12.16 and adjusted EPS of $14.55*, exceeding our initial Adjusted EPS guidance of $13.50 to $14.00, as we increased our public adjusted earnings estimate four times over the course of the year as a result of strong performance across our operating segments.

•	Our 2018 earnings outperformance was fueled by continued strong Medicare Advantage results.

•

We returned over $1.3 billion to our stockholders in the form of share repurchases and in dividends, and also increased our quarterly dividend to $0.50 per share from $0.40 per share (with a further ten percent increase to $0.55 per share in February 2019).

*	Please refer to section entitled “Organization and Compensation Committee Report” in this proxy statement for a reconciliation of non-GAAP to GAAP financial measures.

Company Overview • 2019 Proxy Statement | Humana	7

Corporate Governance

Humana is committed to having sound corporate governance principles and operates within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct, and assuring compliance with such responsibilities and standards. Sound corporate governance is essential to running our business effectively and to maintaining our reputation of integrity in the marketplace. At the heart of these efforts lie our company values, the guiding forces behind all our actions — Inspire Health, Cultivate Uniqueness, Rethink Routine, Pioneer Simplicity, and Thrive Together. Our Board of Directors has adopted Corporate Governance Guidelines, which we refer to as the Guidelines, intended to comply with the requirements of Section 303A.09 of the NYSE Listed Company Manual. The Guidelines may be viewed on our website at www.humana.com. From the www.humana.com website, click on “Investor Relations,” then click on “Corporate Governance,” and then click on the link entitled “Corporate Governance Guidelines.”

Role of the Board and Board Leadership

Role of the Board

The business of the Company is managed under the direction of the Board, whose members are elected annually by the Company’s stockholders. The basic responsibility of the Board is to lead the Company by exercising its business judgment to act in what each director reasonably believes to be in the best interests of Humana and its stockholders, while engaging in active and independent oversight of the management of the Company’s business affairs and assets. In order to fulfill its responsibilities to the Company’s stockholders, the Board, both directly and through its committees, regularly engages with management, ensures management accountability and reviews the most critical issues that face the Company, such as approval of the Company’s strategy and mission, execution of the Company’s financial and strategic goals, oversight of risk management, succession planning, and determination of executive compensation.

Board Oversight of Risk

While management is responsible for designing and implementing the Company’s risk management process, controls and oversight, the Board, both as a whole and through its committees, has overall responsibility for oversight of the Company’s risk management. The full Board regularly reviews risks that may be material to the Company, including those detailed in the Audit Committee’s reports and as disclosed in the Company’s quarterly and annual reports filed with the SEC.

Board of Directors Oversees Major Risks
• Legal/Regulatory • Financial	• Succession Planning • Strategic	• Legal/Policy • Reputation	• Cyber Security	• Investment Objectives

Audit Committee	Organization & Compensation Committee	Nominating & Corporate Governance Committee	Technology Committee	Investment Committee

• Financial Statement integrity and reporting • Legal, regulatory and compliance • Internal Controls	• Executive compensation policies and practices • Non-executive compensation policies and practices • Succession planning	• Governance structure and processes • Legal and policy matters • Shareholder concerns • Board Refreshment	• Information security, technology and privacy & data protection • Company IT strategy and consumer facing technology	• Investment objectives and policies • Investment results and performance evaluation

Management

Business Units identify and manage business risks; Central functions design risk framework (setting boundaries and monitoring risk appetite); and Internal Audit provides independent assurance on design and effectiveness of internal controls and governance processes.

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The goal of these processes is to achieve serious and thoughtful board-level attention to the Company’s risk management process and system, the nature of the material risks faced by the Company, and the adequacy of the Company’s risk management process and system designed to respond to and mitigate these risks.

Board Leadership

Leadership of the Board is essential to facilitate the Board acting effectively as a working group to the benefit of the Company and its performance. As Chairman of the Board, Mr. Kurt J. Hilzinger serves as Chair of regular sessions of the Board, runs the Board process and ensures effectiveness and collaboration in all aspects of the Board’s role, and leads the Board in anticipating and responding to crises.

The Board believes that the advisability of having a separate or combined chairman and chief executive officer positions is dependent upon the strengths of the individual or individuals that hold these positions and the most effective means of leveraging these strengths, in light of the challenges and circumstances facing the Company, which may change over time. At this time, given the composition of the Company’s Board, the effective interaction between Mr. Hilzinger, as Chairman, and Mr. Broussard, as Chief Executive Officer, Mr. Hilzinger’s status as an independent director and previous service as our Lead Director, and the current challenges faced by the Company, the Board believes that separating the chief executive officer and Board chairman positions provides the Company with the right foundation to pursue the Company’s strategic and operational objectives, while maintaining effective independent oversight and objective evaluation of the performance of the Company.

Qualifications and Process for Nominating Directors

Identifying Nominees for Directors

The Board has delegated an established screening process for director nominees to the Nominating & Corporate Governance Committee, with counsel from our Chairman, our Chief Executive Officer, and outside consultants as appropriate. The goal of the screening process is to assemble a group of potential board members with deep, varied experience, sound judgment, and commitment to the Company’s success.

The Committee receives notice of potential candidates through any of the following avenues: (i) Board self-identification; (ii) third-party recommendations; and (iii) stockholder nominations. While director nominees may be presented to the Board for consideration by the Committee through any of these methods, the Board is ultimately responsible for selecting its own members — with annual stockholder voting thereafter for a director’s continued tenure on the Board. Once the Committee has compiled its group of suitable candidates and conducted appropriate diligence, it then meets with the Board to review the candidates for further consideration.

Board Self-Identification. The Committee regularly assesses the appropriate size of the Board, the areas of expertise required to effectively contribute to the Board process, and whether any vacancies are anticipated. It also annually assesses the director qualification criteria to ensure the Board has appropriate skill composition aimed at the Company’s long-term business strategy, operations, risks, thought and perspective. As a result, the Committee may recommend to the Board a need for an additional director, Board refreshment for certain requisite skills and qualifications, and/or suggest the replacement of an existing director for other credible reasons. The self-identification process may also incorporate responses, as appropriate, from the Board’s annual individual self-evaluations. Such evaluations require each director to honestly reflect upon and recount their personal contributions to the Board in the prior year and to provide feedback regarding their performance, the overall Board performance and the performance of certain other key Board positions. The self-evaluations are provided to the Chairman of the Board and to the CEO for their review.

Third-Party Recommendations. From time to time, we engage a professional third-party search firm to assist the Board of Directors and the Committee in identifying and recruiting candidates for Board membership. We have committed to requiring any third-party search firm engaged in this process to include candidates with diversity of race, ethnicity, and gender in the pool supplied to the Committee for consideration.

Stockholder Nominees. The policy of the Nominating & Corporate Governance Committee is to consider properly submitted stockholder nominations for candidates for membership on the Board as described above under “Identifying Nominees for Directors.” Stockholder nominations for election to the Board of Directors are governed by specific provisions in our Bylaws, a copy of which is available on our website at www.humana.com. From the www.humana.com website, click on “Investor Relations,” and then click on “Corporate Governance,” and then click on the link entitled, “By-Laws.” The Bylaws require that a stockholder provide written notice of intent to nominate a candidate for director no less than 60 days or more than 90 days prior to the scheduled date of the Annual Meeting of stockholders. If less than 70 days’ notice of the Annual Meeting is given, written notice by a stockholder would be deemed timely if made no later than the 10th day following such notice of the Annual Meeting. Any stockholder nominations proposed for consideration by the Nominating & Corporate Governance Committee should include, among other information required by the Bylaws, the nominee’s name, qualifications for Board membership and compliance with our Director Resignation Policy discussed in this proxy statement and should be sent to: Joseph C. Ventura, Chief Legal Officer & Corporate Secretary, Humana Inc., 500 West Main Street, 21st Floor, Louisville, Kentucky 40202.

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Director Qualifications

In assessing a director nominee, the Nominating & Corporate Governance Committee considers the appropriate balance of experience, skills and other qualifications required for service on our Board, including (i) qualifications or characteristics that are expected and befitting of all directors, and (ii) specific skills, experience or qualifications that should be represented collectively on our Board. Our Corporate Governance Guidelines contain Board membership criteria that apply to all nominees recommended for a position on the Board.

The following are core criteria that are expected of each director or nominee:

•

Independent under our Corporate Governance Guidelines and applicable New York Stock Exchange (NYSE), Securities and Exchange Commission (SEC) and, as applicable, Internal Revenue Code (IRS) independence requirements;

•	Service on a maximum of three public company boards other than our Company;

•	High integrity and ethical standards;

•	Standing and reputation in the individual’s field;

•	Risk oversight ability with respect to the particular skills of the individual director;

•	Understanding of and experience with complex public companies or like organizations; and

•	Ability to work collegially and collaboratively with other directors and our management team.

Our director nominee screening process is designed to ensure that the Board includes members with diverse backgrounds, including race, ethnicity, gender, skills, thought, perspective and experience, such as appropriate financial and other expertise relevant to the Company’s business. The Nominating & Corporate Governance Committee has demonstrated its commitment to board diversity by revising its charter in December 2018 to expressly state that it shall include, and require any third-party search firm that it engages to include, candidates with diversity of race, ethnicity and gender in the pool considered by the Nominating & Corporate Governance Committee and/or the Board for nomination to the Board. The director nominee analysis also helps to determine whether a nominee would meet the criteria for independence set forth in the Guidelines established by the Board and in accordance with independence requirements of the NYSE and the SEC.

Our Nominating & Corporate Governance Committee recognizes that our Board should represent a diverse group of experience, skills and other qualities, and as a collective group should have expertise in certain substantive areas including: corporate governance, finance/capital markets, board of directors experience, health care industry experience, CEO or other C-suite experience with significant business acumen, direct to consumer marketing, diversity, experience with complex organizations, technology/business processes, clinical practice and government relations and/or public policy and regulatory knowledge. Certain directors or director nominees may possess expertise in the designated areas however a director or director nominee need not individually possess the experience, skill or other requisite qualification in all areas.

The Nominating & Corporate Governance Committee has determined that our Board collectively satisfies all of the above core criteria, complementing each other’s skills, background and perspectives to create a collection of diverse, knowledgeable and experienced directors. For a discussion of the individual experience and qualifications of our Board members, please refer to the section entitled, “Proposal One: Election of Directors” in this proxy statement.

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Board Evaluation Practices

The Board is committed to a rigorous self-evaluation process. Through evaluation, directors review the Board’s performance and their own individual contributions, including areas where the Board feels it functions effectively, and most importantly, areas where the Board can improve. The Nominating & Corporate Governance Committee, with participation from our Chairman and Chief Executive Officer, initiates the annual Board evaluation process. Our Board, Board Committees and each individual director are evaluated annually to assess their performance. We believe that having a review process for each group helps to (i) ensure an adequate representation of requisite skills; (ii) encourage high levels of engagement from directors; and (iii) strengthen the overall effectiveness of our Board. These evaluations may be in written or oral questionnaire form and may be administered by Board members, management or third-party consultants. Results of the evaluations are shared with the Chairman of the Board and the Chairman of the Nominating & Corporate Governance Committee and then later discussed with the entire Board in an aggregated manner.

Board Evaluation

The Board evaluation typically consists of a written questionnaire containing qualitative scaled and open-ended questions related to the effectiveness of the Board during the prior year. The questionnaire hones in on specific areas of responsibility and critical attributes of the Board in order to solicit candid feedback from each director. The questionnaire also seeks practical input as to what the Board is doing well, areas in which the Board could improve and any undertakings that the Board should commence or terminate. Another benefit of the questionnaire is that it allows each board member to evaluate the effectiveness of the Chairman of the Board.

Director Self-Evaluation

The director self-evaluation requires each director to honestly reflect upon and carefully consider his or her performance based on key characteristics that are expected of all board members. The self-evaluation also allows each director to provide additional or updated information regarding their skills and qualifications which in turn helps the Nominating & Corporate Governance Committee make future assessments and determinations regarding Board composition. The Company encourages directors to participate in continuing education programs focused on the Company’s business and industry, their Committee roles and responsibilities, as well as legal and ethical matters.

Committee Evaluation

Each of our Board Committees engages in an annual performance evaluation and a general charter adequacy review. Each Committee is responsible for determining the manner of evaluation and for carrying out the evaluation. Further, the Board evaluation questionnaire includes a section specifically concerning Board Committee structure and performance, which is an opportunity for board members to provide feedback on each Committee, regardless of their individual Committee membership.

2018 Board Evaluation

For the 2018 evaluation period the Chairman of the Board and the Chairman of the Nominating & Corporate Governance Committee employed an independent third-party consulting firm to assist with the Board and Committee evaluation process. Directors were interviewed individually by firm representatives regarding individual directors, committees and the Board effectiveness in general. Following discussions with each director, the firm compiled and aggregated the comments received and then distributed a report to the Chairman of the Board and the Chairman of the Nominating & Corporate Governance Committee. At subsequent meetings, the findings were presented to the Nominating & Corporate Governance Committee and then shared with the full Board for review, discussion and collective action planning.

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Director Independence

The Guidelines contain independence standards to assist the Board in its determination of director independence. In addition, to qualify as independent under the Guidelines, the Board of Directors must affirmatively determine that a director has no material relationship with the Company, other than as a director.

Pursuant to the Guidelines, the Board undertakes an annual review of director independence. During this review, the Board considers transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates, including transactions or relationships that are reported under “Certain Transactions with Management and Others” in this proxy statement. As provided in the Guidelines, the purpose of this review is to determine whether any such transactions or relationships are inconsistent with a determination that a director is independent.

In the course of this review for the current year, the Board specifically analyzed and discussed several matters:

(1)	a relationship between the Company and Pfizer Inc., or Pfizer, for which Frank A. D’Amelio, one of our current directors, serves as an executive officer; and

(2)

a relationship between the Company and The University of Texas System, an organization comprised of fourteen academic and health institutions focused on education, research and health care, one of which, The University of Texas at Austin Dell Medical School, employs Dr. Karen B. DeSalvo, one of our current directors, as a part-time faculty member; and

(3)	a relationship between the Company and National Seating and Mobility Inc., or National Seating, for which Kurt J. Hilzinger, the Chairman of our Board, serves as a director; and

(4)

a relationship between the Company and Chrysalis Ventures, LLC, for which David A. Jones, Jr., one of our current directors, serves as Chairman and Managing Partner, is a greater than 5% stockholder; and

(5)	a relationship between the Company and JAPC, Inc., or JAPC, which is owned by the father of Mr. Jones, Jr.; and

(6)	a relationship between the Company and ANI Pharmaceuticals, Inc., or ANI, for which Dr. David B. Nash, one of our directors, serves as a director; and

(7)	relationships between the Company and certain of our health insurance customers affiliated with one of our current directors or a relative of that director.

Pfizer and ANI. The relationship between the Company, and each of Pfizer and ANI consists of a negotiated rebate based on the volume of prescriptions of Pfizer and ANI drugs obtained by Humana members, respectively, which volume includes claims paid by Humana for our members and the co-payments paid by our members. Payments to Humana from Pfizer or ANI result from activity with many intermediaries over whom Humana exercises no control (i.e., the providers who prescribe these medications, the distributors who sell to the retailers, and the retailers from which our members get prescriptions). In 2018, the Pfizer and ANI rebates amounted to approximately $235.6 million and $622,870, respectively, substantially all of which were passed through to our members in the form of lower premiums and/or richer benefits.

The University of Texas System. The University of Texas System serves as a provider in our network, for which services we paid approximately $6.7 million in 2018, collectively, to certain of its health care institutions, which is an amount that is comparable to other non-affiliated vendors for the provision of similar services, is not material to the Company, and does not represent a direct or indirect material interest for Dr. DeSalvo.

National Seating. We purchase certain medical equipment from National Seating, for which we paid approximately $5.8 million in 2018, which is an amount that is comparable to other non-affiliated vendors, is not material to the Company, and does not represent a direct or indirect material interest for Mr. Hilzinger.

JAPC. In 2018, we provided hangar space, pilot services and maintenance for an airplane owned by JAPC, for which we were fully reimbursed by JAPC in the aggregate amount of approximately $575,411, at a rate at least as favorable to the Company as market rates.

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Health Insurance Customers. In 2018, we received health care premium payments from certain customers with whom one of our current directors or a relative of that director has a relationship. Under each such arrangement, the premiums charged and benefits provided are comparable to those extended to our other non-affiliated customers. The following relationships were included in this review:

•	Main Street Realty, from which we received approximately $219,815 in premium payments, and which is owned by the father of David A. Jones, Jr.

•	Pfizer, from which we received approximately $189,597 in premium payments, and by which Mr. D’Amelio is employed as Executive Vice President, Business Operations and Chief Financial Officer.

At the conclusion of its review for the current year, the Board affirmatively determined that in each case the relationship between the Company or its affiliate and each director-related entity was not material, was below the thresholds for independence prescribed by the NYSE, and did not impact the independence of any of our directors. Each director recused themselves from the independence assessment relative to himself or herself. Consistent with these considerations, and based on its review of director independence in light of the standards contained in the Guidelines, the Board determined that each member of the Board of Directors (except Mr. Broussard, as a current employee of the Company) is independent.

Committee Membership and Attendance

The Board of Directors has the following standing committees: Audit; Organization & Compensation; Nominating & Corporate Governance; Executive; Technology and Investment. Only directors meeting the applicable SEC and NYSE director independence standards and Internal Revenue Code “outside director” criteria may serve on the Audit Committee, the Organization & Compensation Committee, and the Nominating & Corporate Governance Committee. Each standing Board committee operates pursuant to a charter, which may be viewed on our website at www.humana.com. From the www.humana.com website, click on “Investor Relations,” then click on “Corporate Governance,” and then you will see a link to the Committee Charters. The number of Board committee meetings held in 2018 and membership as of March 1, 2019, were as follows:

Director	Audit	Organization & Compensation	Nominating & Corporate Governance	Executive	Technology	Investment
Frank J. Bisignano
Bruce D. Broussard
Frank A. D’Amelio
Karen B. DeSalvo, M.D.
W. Roy Dunbar
Kurt J. Hilzinger
David A. Jones, Jr.
William J. McDonald
William E. Mitchell
David B. Nash, M.D.
James J. O’Brien
Marissa T. Peterson
Number of Meetings in 2018	9	7	5	0	6	4

 = Chair          = Member

Audit Committee

Committee Responsibilities

Pursuant to its charter, the Audit Committee:

•

assists the Board of Directors with the oversight of the integrity of our financial statements and disclosures and internal controls, our compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence and the performance of our internal audit function and the independent registered public accounting firm;

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•

bears responsibility for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged to prepare the audit report or perform other audit, review or attest services;

•

reviews with the independent registered public accounting firm, our internal audit department, and our financial and accounting personnel, the effectiveness of our accounting and financial controls and, where appropriate, makes recommendations for the improvement of these internal control procedures;

•

reviews the scope, funding and results of our internal audit function, including the independence and authority of our reporting obligations, the proposed audit plans for the year, and the coordination of these plans with the independent registered public accounting firm;

•

reviews the scope, funding and results of our Enterprise Risk Management program and compliance program, including receiving, at least quarterly, an update from our Chief Risk Office and internal compliance department regarding any significant matters regarding our risk management and compliance with regulatory requirements and contracts with government entities, respectively;

•

reviews the financial statements and other information contained in our Annual Report and other reports to stockholders with management and the independent registered public accounting firm to determine that the independent registered public accounting firm is satisfied with the disclosure and content of the financial statements to be presented to the stockholders and reviews any changes in accounting principles;

•	confers independently with our internal auditors, Chief Risk Officer, internal compliance department, key members of management, and the independent registered public accounting firm;

•	determines and approves the appropriateness of the fees for audit and permissible non-audit services performed by the independent registered public accounting firm;

•	discusses with management our compliance with applicable legal requirements and with our internal policies regarding related party transactions and conflicts of interest;

•	discusses our policies with respect to risk assessment and risk management;

•

maintains free and open means of communication between the members of our Board of Directors, the independent registered public accounting firm, our internal audit department, our Chief Risk Officer, our internal compliance department, and our financial management; and

•	annually evaluates its performance.

Corporate Governance Determinations

The Board of Directors has determined that each of the members of the Audit Committee at February 21, 2019 is independent according to SEC and NYSE requirements, and each is financially literate, as defined in the NYSE listing standards. The Board of Directors has determined further that Messrs. D’Amelio and O’Brien meet the definition of “audit committee financial expert.” PricewaterhouseCoopers LLP, our independent registered public accounting firm, reports directly to the Audit Committee. No member of the Board’s Audit Committee serves on the audit committees of more than three publicly traded companies. The Report of the Audit Committee for the year ended December 31, 2018, is set forth in this proxy statement under the caption “Audit Committee Report.”

Organization & Compensation Committee

Committee Responsibilities

Pursuant to its charter, the Organization & Compensation Committee:

•

reviews and approves our goals and objectives relevant to the compensation of our Chief Executive Officer, or CEO, evaluates the CEO’s performance in light of those goals and objectives, and, either as a Committee or together with the other independent directors, determines and approves the CEO’s compensation level based on this evaluation;

•

review and approves all elements of compensation paid to our current or prospective executive officers, including without limitation, base compensation, incentive-compensation plans and equity-based plans, employment, change in control or severance programs and agreements, and any special compensation or benefits, including supplemental retirement benefits and any perquisites;

•	approves equity-based grants to our executive officers and other associates;

•

reviews and discusses with management the Company’s compensation plans and policies for all employees (including the Named Executive Officers) with respect to risk management and risk-inducing incentives;

•	ensures preparation of the Compensation Discussion and Analysis and the Compensation Committee Report as required by SEC regulations;

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•	monitors compliance of executive officers and non-employee directors with relevant stock ownership guidelines;

•	reviews with management periodically, as it deems appropriate, management succession and inclusion and diversity practices;

•	administers our Executive Management Incentive Compensation Plan and other substantially similar or successor incentive compensation plans; and

•	annually evaluates its performance.

Scope of Authority, Processes and Procedures

The Organization & Compensation Committee acts on behalf of the Board of Directors to establish the compensation of our executive officers and provides oversight of our compensation philosophy, as described in this proxy statement under the caption “Compensation Discussion and Analysis.” The role of the executive officers and the outside compensation consultant in establishing executive compensation is discussed in this proxy statement under the caption “Compensation Discussion and Analysis.” Other than routine administrative matters and the ability of our CEO to approve grants of equity awards subject to certain individual and annual thresholds, no executive compensation decisions are delegated to management.

Compensation Committee Interlocks and Insider Participation

No member of the Organization & Compensation Committee: (i) is or has ever been an officer or employee of the Company; or (ii) is or was, during the last fiscal year, a participant in a “related person” transaction requiring disclosure under Item 404 of the SEC’s regulations (see discussion in this proxy statement under the caption “Certain Transactions with Management and Others”); or (iii) is an executive officer of another entity at which one of our executive officers serves either as a director or on its compensation committee.

Corporate Governance Determinations

Considering (i) the source of each director’s compensation, including any consulting, advisory or other compensatory fees paid by the Company; and (ii) whether each director has an affiliate relationship with the Company, a subsidiary of the Company or an affiliate of a subsidiary of the Company, the Board has determined that each member of the Organization & Compensation Committee at February 21, 2019, is independent, as defined by the SEC and the NYSE, and is considered to be an “outside director” under Section 162(m) of the Internal Revenue Code.

Compensation Risk Determination

In 2018, the Organization & Compensation Committee reviewed management’s assessment of the risks associated with the Company’s compensation practices and policies for employees, including a consideration of the counterbalance of risk-taking incentives and risk-mitigating factors in Company practices and policies. Following a review of this assessment, the Organization & Compensation Committee determined that the risks arising from the Company’s compensation practices and policies are not reasonably likely to have a material adverse effect on the Company.

Nominating & Corporate Governance Committee

Committee Responsibilities

Pursuant to its charter, the Nominating & Corporate Governance Committee:

•	recommends to the full Board criteria for the selection and qualification of the members of the Board;

•	evaluates and recommends for nomination by the Board candidates to be proposed for election by the stockholders at each annual meeting;

•	seeks out and assists in the recruitment of highly qualified candidates to serve on the Board;

•	recommends for Board approval candidates to fill vacancies on the Board which occur between annual meetings;

•	develops, periodically reviews and recommends to the Board revisions to the Guidelines;

•	studies and reviews with management the overall effectiveness of the organization of the Board and the conduct of its business, and makes appropriate recommendations to the Board;

•	reviews the overall relationship of the Board and management;

•	reviews issues and developments pertaining to corporate governance;

•

reviews our public policy and political spending practices through regular reviews of our policy on political expenditures, expenditures and payments made with corporate funds, and overall political activity, including review of our Political Contributions and Related Activity Report; and

•	annually evaluates its performance.

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Executive Committee

Pursuant to its charter, the Executive Committee possesses the authority to exercise all the powers of the Board of Directors except as otherwise provided by Delaware law and our Bylaws during intervals between meetings of the Board. The Executive Committee does not have the power, to, among other things, declare a dividend, issue stock, adopt a certificate of merger or sell substantially all of the Company’s business.

Investment Committee

Pursuant to its charter, the Investment Committee establishes investment objectives and policies for our various investment portfolios and investment options available under various employee benefit plans, reviews investment results, and annually evaluates its performance.

Technology Committee

Pursuant to its charter, the Technology Committee represents and assists the Board of Directors with the oversight of:

•	Our process, awareness, evaluation and perspective on potentially disruptive technologies and convergences that may represent threats or opportunities for our business operations;

•	Our process and perspective on strategic technology capabilities that enable transformational business capabilities;

•	Our process, execution roadmaps, requisite capital, progress in delivering technology-enabled transformational capabilities and their related outcomes; and

•	Management’s focus on organizational, talent and cultural enablers required to ensure achievement of those outcomes.

The Technology Committee may also assist the Audit Committee in its oversight of our information technology internal controls, cyber security, business continuity and disaster recovery programs.

Corporate Governance Policies

Majority Vote Policy

Under our Bylaws, a director nominee will be elected if the number of votes cast for the nominee exceeds the number of votes cast against the nominee. In contested elections, those in which a stockholder has nominated a person for election to the Board, the voting standard is a plurality of votes cast. The Board has also adopted a policy to require the Board to nominate for election only nominees who agree that, if they are elected to the Board, they will tender an irrevocable resignation conditioned on, first, the failure to achieve the required vote for re-election at any future meeting at which they face re-election, and second, the Board’s acceptance of their resignation following that election. In addition, the Board may fill director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of resignation tendered by other directors, as described above. The Nominating & Corporate Governance Committee will submit a recommendation for prompt consideration by the Board whether to accept the resignation. Any director whose resignation is under consideration will abstain from participating in any decision regarding that resignation. The Bylaws also require stockholder nominees for director election to notify the Company whether or not such nominees intend to tender the same type of resignation required of the Board’s director nominees.

Change in Director’s Primary Position

The Board has adopted a policy requiring that a director whose primary position or affiliation changes must promptly notify the Board and the Nominating & Corporate Governance Committee of the change so that a determination may be made as to the value of his or her continued service on the Board.

Director Stock Ownership Policy

Our Board believes that directors should be stockholders and have a significant personal financial stake in the company. Consequently, the Board has adopted the following stock ownership guidelines:

•	Each non-employee director must maintain a minimum equity ownership level of five times the annual cash retainer.

•	Shares deferred at the election of the director are considered owned for purposes of the calculation of the ownership requirement.

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•

Any shares owned by a non-employee director (or shares received upon the exercise of options or vesting of restricted stock or restricted stock units, less an amount to cover the exercise price and/or current tax liabilities) must be held by the director until the minimum equity ownership level is reached and thereafter maintained.

•

Once the minimum equity ownership level has been achieved, any shares received upon the vesting of restricted stock or restricted stock units, less an amount to cover current tax liabilities, must be held by the director until one year following the vesting date.

Compliance with these guidelines is monitored by the Organization & Compensation Committee.

Director Attendance

The Board has developed a number of specific expectations of directors to define their responsibilities and to promote the efficient conduct of the Board’s business. With respect to the level of commitment expected of directors and related attendance protocols, as part of the Guidelines, the Board formally adopted a policy that all directors should make every effort to attend all meetings of the Board and the Committees of which they are members, and the Company’s Annual Meeting of Stockholders. Attendance by telephone or video conference may be used to facilitate a Director’s attendance.

During 2018, the Board of Directors met 17 times. All directors attended at least 75% of the scheduled Board of Directors’ meetings and meetings held by Committees of which they were members. All director nominees serving as directors at that time attended the Annual Meeting of Stockholders held on April 19, 2018, with the exception of Mr. Mitchell and Dr. DeSalvo who were each absent due to prior commitments.

Executive Sessions of Non-Management Directors

In 2018, our non-management directors held regularly scheduled, formal executive meetings, separate from management and led by our Chairman. Additional executive sessions of the Board are held as necessary or appropriate or upon the request of the Chairman, the Nominating & Corporate Governance Committee or any two other non-management directors. In addition, our non-management directors who qualify as independent within the meaning of our director independence guidelines meet in executive session at least once annually, and, in fact, met in 2018 in connection with each regularly scheduled Board of Directors meeting.

Code of Ethics and Code of Business Conduct

The Company has adopted the “Code of Conduct for the Chief Executive Officer and Senior Financial Officers,” which we refer to as the Executive Code of Ethics, violations of which are reported to the Audit Committee. In addition, we operate under the omnibus Humana Inc. Ethics Every Day, which we refer to as the Code of Ethics, which applies to all associates (including executive officers) and directors. The Humana Ethics Office is responsible for the design and enforcement of our ethics policies, the goal of which is to create a workplace climate in which ethics is so integral to day-to-day operations that ethical behavior is self-enforcing. All employees are required annually to review and affirm in writing their acceptance of the Code of Ethics. The Code of Ethics and the Executive Code of Ethics may be viewed on our website at www.humana.com. Any waiver for directors or executive officers from the provisions of the Code of Ethics or the Executive Code of Ethics must be made by the Board of Directors, and will be disclosed within four days of the waiver on our website at www.humana.com. To see either the Code of Ethics or the Executive Code of Ethics or any waivers to either policy, go to www.humana.com, then click on “Investor Relations,” then click on “Corporate Governance,” and then click on the relevant link.

Policy Regarding Transactions in Company Securities

The Company has a policy prohibiting all associates (including executive officers) from hedging or pledging transactions using Company stock, including: (1) engaging in short sales of Company securities; (2) engaging in transactions in puts, calls or other derivative securities designed to hedge or offset any decrease in the market value of the Company’s equity securities, on an exchange or in any other organized market; or (3) engaging in certain monetization transactions, including holding Company securities in margin accounts or pledging Company securities as collateral. This policy also applies to all directors.

Communication with Directors

Stockholders and other interested parties may communicate directly with our Chairman, non-management directors as a group, or any other individual director by writing to the special e-mail address published on our website at www.humana.com. Specifically, interested parties may visit our website at http://apps.humana.com/bod/contact.asp, where instructions for contacting these persons are available. All directors have access to this e-mail address. We use the staff of our Corporate Secretary to review correspondence received in this manner, and to filter advertisements, solicitations, spam, and other such items. Concerns related to accounting, internal controls or auditing matters are required to be brought immediately to the attention of our Chief Legal Officer and the Board and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Corporate Governance • 2019 Proxy Statement | Humana	17

Proposal One

Election of Directors

The Board of Directors of the Company, in accordance with the provisions of the Company’s Articles of Incorporation and Bylaws, has determined that the number of directors to be elected at the Annual Meeting of the Company shall be ten. The directors are elected to hold office until the Annual Meeting of Stockholders in 2020 and until a successor is elected and qualified.

Each of the nominees has consented to be named as a nominee and agreed to serve if elected. If any nominee becomes unable to serve for any reason (which is not anticipated), the Shares represented by the proxy granted to Messrs. Hilzinger and Broussard may be voted for the substituted nominee as may be designated by the Board of Directors. The Board has established a policy that non-employee directors must retire at the first annual meeting following his or her seventy-third birthday.

The following table shows certain information concerning the nominees at March 1, 2019.

Name	Age	Position	First Elected Director
Kurt J. Hilzinger	58	Chairman of the Board, Independent Director	07/2003
Bruce D. Broussard	56	Director, President and Chief Executive Officer	01/2013
Frank J. Bisignano	59	Independent Director	08/2017
Frank A. D’Amelio	61	Independent Director	09/2003
Karen B. DeSalvo, M.D.	53	Independent Director	11/2017
W. Roy Dunbar	57	Independent Director	04/2005
David A. Jones, Jr.	61	Independent Director	05/1993
William J. McDonald	62	Independent Director	10/2007
James J. O’Brien	64	Independent Director	04/2006
Marissa T. Peterson	57	Independent Director	08/2008

Director Skills & Qualifications

In evaluating a director candidate, the Committee considers factors that are in the best interests of the Company and its stockholders, including the knowledge, experience, integrity and judgment of each candidate, the potential contribution of each candidate to the diversity of backgrounds, experience and competencies which the Board desires to have represented, each candidate’s ability to devote sufficient time and effort to his or her duties as a director, independence and willingness to consider all strategic proposals, and any core competencies or technical expertise necessary to staff Board committees. In addition, the Committee assesses whether a candidate possesses: the integrity; independence; business judgment; health care industry, clinical practice and technical knowledge; government relations and/or public policy experience; and other skills and expertise that are likely to enhance the Board’s ability to manage and direct the affairs and business of the Company. We believe that the current Board members not only have and demonstrate these attributes, but also have a deep commitment to the Company’s success, as evidenced by the key qualifications, skills and experiences of each director described below. For additional information, please refer to the section entitled, “Qualifications and Process for Nominating Directors” in this proxy statement. The information given in this proxy statement concerning the nominees is based upon statements made or confirmed to the Company by or on behalf of the nominees.

18	Humana | 2019 Proxy Statement • Proposal One

Director Nominees’ Biographies

Kurt J. Hilzinger	Age 58 Director since 2003

Chairman of the Board Committees: • Executive

Kurt J. Hilzinger was initially elected to the Board in July 2003, and was elected Chairman of the Board effective January 1, 2014. Mr. Hilzinger served as Lead Director from August 2010 until his appointment as Chairman. Mr. Hilzinger is a Partner at Court Square Capital Partners, an independent private equity firm, having held this position since November 2007. Prior to that, he was a Director of AmerisourceBergen Corporation from March 2004 to November 2007; having previously served as President and Chief Operating Officer of AmerisourceBergen Corporation from October 2002 to November 2007, and as Executive Vice President and Chief Operating Officer from August 2001 to October 2002. Mr. Hilzinger also serves on the following public or privately held boards: Integrated Prescription Management, Inc., National Seating and Mobility, Inc., NDC, Inc. and Celerion, Inc.

Skills and Qualifications

The Board believes that Mr. Hilzinger is a strong operating executive with a finance and strategic background, whose operational experience and financial expertise in the health care sector contributes valuable insight to the Board.

Bruce D. Broussard	Age 56 Director since 2013

Director, President and Chief Executive Officer Committees: • Executive (Chair)

Bruce D. Broussard, President and CEO, joined Humana in 2011. Under his leadership, Humana has created an integrated care delivery model centered on improving health outcomes, driving lower costs, enhancing quality, and providing a simple and personalized member experience. With its holistic approach, Humana is dedicated to improving the health of the communities it serves by making it easy for people to achieve their best health.

Bruce brings to Humana a wide range of executive leadership experience in publicly traded and private organizations within a variety of healthcare sectors, including oncology, pharmaceuticals, assisted living/senior housing, home care, physician practice management, surgical centers and dental networks. Prior to joining Humana, Bruce was Chief Executive Officer of McKesson Specialty/US Oncology, Inc. US Oncology was purchased by McKesson in December 2010. At US Oncology, Bruce served in a number of senior executive roles, including Chief Financial Officer, President, Chief Executive Officer and Chairman of the Board.

Bruce plays a leadership role in key business advocacy organizations such as The Business Council and the American Heart Association CEO Roundtable. He is also a member of the Board of Directors of KeyCorp and the World Economic Forum Health Governors Board.

Skills and Qualifications

The Board believes that Mr. Broussard’s wide range of executive leadership experience in publicly traded and private organizations within a variety of healthcare sectors, including oncology, pharmaceuticals, assisted living/senior housing, home care, physician practice management, surgical centers, and dental networks, as well as his in-depth knowledge of the Company’s operations, finances and strategy, brings valuable insight to the Board.

Proposal One • 2019 Proxy Statement | Humana	19

Frank J. Bisignano	Age 59 Director since 2017

Independent Director Committees: • Technology

Frank J. Bisignano was initially elected to the Board in August 2017. He is Chairman of the Board and Chief Executive Officer of First Data Corporation, Inc., having held this position since 2013 (adding the title of Chairman of the Board in 2014). Prior to joining First Data, Mr. Bisignano was the co-chief operating officer for J.P. Morgan Chase and the chief executive officer of its Mortgage Banking unit. Born and raised in Brooklyn, Mr. Bisignano serves on the boards of the Partnership for New York City, the National September 11 Memorial and Museum, Mount Sinai Health System, the advisory board for the Syracuse University Institute for Veterans and Military Families (IVMF), and is a trustee of The Battery Conservancy and St. Patrick’s Cathedral. Mr. Bisignano was previously vice chairman of the Options Clearing Corporation and a board member for the Depository Trust and Clearing Corporation, the Alliance for Downtown New York, the Lower Manhattan Cultural Council, and PENCIL. He also is a member of the Board of Directors for the Metro Atlanta Chamber, The Commerce Club of Atlanta and Perelman Center for Performing Arts. Mr. Bisignano is a member of the Partnership for New York City and a Centennial Society member of The Economic Club of New York.

Skills and Qualifications

The Board believes that Mr. Bisignano is a proven business leader who understands the importance of technology as a solution to complex problems, which is a key part of the Company’s strategy to integrate a fragmented health care system through leveraging technology. This integration sits at the heart of a health care system that considers and cares for the ‘whole person’ while delivering true value, and the Board believes that the depth and breadth of Mr. Bisignano’s experiences and insights are valuable to the Board’s function.

Frank A. D’Amelio	Age 61 Director since 2003

Independent Director Committees: • Audit (Chair) • Nominating/Corporate Governance

Frank A. D’Amelio was initially elected to the Board in September 2003. He is Executive Vice President, Business Operations and Chief Financial Officer of Pfizer Inc., having held this position since December 2010, and having served as Chief Financial Officer since September 2007. Prior to that, Mr. D’Amelio was Senior Executive Vice President of Integration and Chief Administrative Officer at Alcatel-Lucent from December 2006 to August 2007, and Chief Operating Officer of Lucent Technologies Inc. from February 2006 to November 2006. From May 2001 until January 2006, he was Executive Vice President, Administration and Chief Financial Officer of Lucent. Mr. D’Amelio also serves on the Board of Directors of Zoetis, Inc. and on the board of the Independent College Fund of New Jersey.

Skills and Qualifications

The Board believes that Mr. D’Amelio’s skills, global experience and proven leadership in both financial and operational roles contribute greatly to the Board’s composition. As a senior executive at various global companies undergoing the kind of rapid and complex changes that the Company has undertaken in response to the rapidly changing markets and regulatory environment, Mr. D’Amelio has extensive knowledge of the capital markets as well as broad experience working with the investment community, regulatory bodies and rating agencies.

20	Humana | 2019 Proxy Statement • Proposal One

Karen B. DeSalvo	Age 53 Director since 2017

Independent Director Committees: • Technology

Karen DeSalvo, M.D., MPH, MSc was initially elected to the Board in November 2017. Dr. DeSalvo is a physician whose career has been dedicated to improving the health of all people, with a particular focus on vulnerable populations, through patient care, education, policy and administrative roles, research, and public service. Her commitment to improving the public’s health includes ensuring access to quality, affordable health care, strengthening the public health infrastructure, and creating public-private partnerships to address the social determinants of health. Dr. DeSalvo most recently served as Acting Assistant Secretary for Health at the U.S. Department of Health and Human Services (HHS), a position President Barack Obama nominated her for in May of 2015. In that role, she oversaw 12 core public health offices and 10 regional health offices across the nation, and the development of public health policy recommendations, most notably Public Health 3.0 — a blue print for the future of public health. Under Dr. DeSalvo’s leadership as Delivery System Reform strategy co-lead, HHS set and met historic goals in payment reform, supported transformed models of care delivery including in primary care, and changed the approach to information distribution in the health system. Most recently, Dr. DeSalvo is employed as a part-time faculty member at The University of Texas at Austin Dell Medical School. Dr. DeSalvo also serves on the Board of Welltower, Inc., as a commissioner for the Medicare Payment Advisory Commission (MedPAC), as an advisor to Verily Life Sciences, LLC and LVR Health, and is President of the Society of General Internal Medicine.

Skills and Qualifications

The Board believes that Dr. DeSalvo’s extraordinarily varied and successful career in medical practice and health administration are a tremendous addition to Humana’s Board, as the Company continues to evolve from a traditional health insurer to a consumer-focused enterprise dedicated to measurably improving the health of our members. An important part of health improvement is deploying technology to simplify the experience of our members, and Dr. DeSalvo’s experience as our nation’s Health Information Technology coordinator and as a national leader in delivery system transformation will prove invaluable to our company’s relationships with our members and our physician partners, as Humana continues to innovate in the area of health data analytics.

W. Roy Dunbar	Age 57 Director since 2005

Independent Director Committees: • Organization/ Compensation (Chair) • Nominating/Corporate Governance

W. Roy Dunbar was initially elected to the Board in April 2005. Mr. Dunbar was the Chairman of the Board of NetworkSolutions, and was the Chief Executive Officer from January 2008 to November 2009. Mr. Dunbar also served as the President of Global Technology and Operations for MasterCard Incorporated from September 2004 until January 2008. Mr. Dunbar worked at Eli Lilly and Company for 14 years, latterly as President of Intercontinental Operations from 2003 until he joined MasterCard, and Chief Information Officer from 1999 to 2003. Mr. Dunbar also serves on the Board of Directors of Johnson Controls International plc and SiteOne Landscape Supply, Inc.

Skills and Qualifications

The Board believes that Mr. Dunbar’s innovative, consumer-focused approach to information technology at a variety of global companies brings a valuable advantage to the Board. The Board benefits from Mr. Dunbar’s expertise in leading companies focused on the development of information systems that are easy for consumers to understand and use effectively, which is critical to the Company’s extension of its position as a leader in health care information technology. Mr. Dunbar’s extensive experience in health care over three decades further contributes to the strategic composition of the Board.

Proposal One • 2019 Proxy Statement | Humana	21

David A. Jones, Jr.	Age 61 Director since 1993

Independent Director Committees: • Nominating/Corporate Governance (Chair) • Organization/ Compensation • Executive

David A. Jones, Jr. was initially elected to the Board in May 1993 and served as Chairman of the Board of the Company from April 2005 through August 2010, and Vice Chairman of the Board from September 1996 through April 2005. He is Chairman of Chrysalis Ventures, LLC, headquartered in Louisville, Kentucky, and also serves on the board of directors of several private companies.

Skills and Qualifications

As a successful venture capitalist, the Board believes that Mr. Jones brings strategic insight and leadership and a wealth of experience in health care to the Board, both in the Company’s core businesses as well as in emerging technologies and business models.

William J. McDonald	Age 62 Director since 2007

Independent Director Committees: • Audit • Investment

William J. McDonald was initially elected to the Board in October 2007. Mr. McDonald is the managing partner of Wild Irishman Advisory, LLC, a marketing consulting firm. Prior to that, he was Executive Vice President, Brand Management of Capital One Financial Corporation, having held that position from 1998 until his retirement in 2013. Mr. McDonald also serves on the advisory board of The University of Texas at Austin Longhorn Family Leadership Council.

Skills and Qualifications
The Board believes that Mr. McDonald’s service in various senior executive marketing positions contributes significant experience and expertise in brand development, marketing and related disciplines.

22	Humana | 2019 Proxy Statement • Proposal One

James J. O’Brien	Age 64 Director since 2006

Independent Director Committees: • Investment (Chair) • Audit

James J. O’Brien was initially elected to the Board in April 2006. Until his retirement on December 31, 2014, Mr. O’Brien was the Chairman of the Board and Chief Executive Officer of Ashland Inc. Prior to being named to this position, Mr. O’Brien was President and Chief Operating Officer of Ashland Inc., and before that, Senior Vice President and Group Operating Officer. He also serves on the board of directors of Albemarle Corporation and Eastman Chemical Company.

Skills and Qualifications

As a highly respected leader in the global business community with an extraordinary track record of success, the Board believes that Mr. O’Brien’s breadth of management experience adds valuable expertise and insight to the Board.

Marissa T. Peterson	Age 57 Director since 2008

Independent Director Committees: • Technology (Chair)

Marissa T. Peterson was initially elected to the Board in August 2008. Ms. Peterson is President and Chief Executive Officer of Mission Peak Executive Consulting, which provides client-focused executive coaching and management consulting services. Ms. Peterson was formerly Executive Vice President, Worldwide Operations, Services & Customer Advocacy for Sun Microsystems Inc. in Santa Clara, California, until her retirement in 2005 after 17 years with the company. Ms. Peterson currently serves on the Board of Directors of Ansell Limited and previously served on the board of directors of Oclaro, Inc., SUPERVALU INC., and Lucile Packard Children’s Hospital at Stanford, and the board of trustees of Kettering University. Ms. Peterson holds an honorary doctorate in management and a bachelor’s degree in engineering from Kettering University where she graduated magna cum laude. She received her MBA from Harvard Business School with the distinction of being a GM Fellow.

Skills and Qualifications

The Board believes that Ms. Peterson’s operating and consumer-focused leadership, and experience developing and managing programs designed to help companies reduce the time, cost and risk of transforming their businesses by leveraging technology to architect, implement and maintain customers’ network computing infrastructures, bring valuable insights to the Board. Her commitment to a “customer first” ethic at Sun Microsystems Inc. established an industry leadership position for high quality and cost-effective product execution to a global customer base, a commitment that aligns with the Company’s focus on consumerism.

Vote Required and Recommendation of the Board of Directors

A director nominee will be elected if the number of votes cast for the nominee exceeds the number of votes cast against the nominee. Shares not present at the Annual Meeting and shares voting “abstain” or broker “non-votes” have no effect on the election of directors. Under the Company’s Majority Vote Policy, following election to our Board of Directors, a director is required to submit his or her irrevocable resignation to our Board of Directors, conditioned upon (i) the director not achieving the requisite stockholder vote at any future meeting at which they face re-election, and (ii) acceptance of the resignation by the Board of Directors following that election. The Board of Directors has 90 days to determine whether or not to accept the director’s resignation and to report this information to our stockholders.

FOR THE REASONS STATED ABOVE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR ALL NOMINEES.

Proposal One • 2019 Proxy Statement | Humana	23

Director Compensation

2018 Director Compensation Program

During 2018, our directors were compensated pursuant to the following schedule:

Annual Retainer (1)	$115,000

Non-Employee Chairman of the Board Additional Annual Retainer	$210,000

Committee Chairman fee per year: 1. Audit Committee Chair 2. Organization & Compensation Committee Chair 3. All other Committee Chairs	$25,000 $20,000 $15,000

Executive Committee Member fee per year	$12,000

Common Stock per year (1st Business Day of January)(1)(2)	$165,000 in common stock (variable # of shares)

Charitable Contributions Annual Match	up to $40,000

Group Life and Accidental Death Insurance — (except Chairman)(3)	$150,000 of coverage

Group Life and Accidental Death Insurance — Chairman	$400,000 of coverage

Business Travel Accident Insurance	$250,000 of coverage

Restricted Stock Units Granted Initial Date of Election(4)	Restricted Stock Unit grant equal to the dollar value of the then current annual stock grant for directors
(1)

As an employee director elected to our Board, Mr. Broussard will not receive the annual retainer or annual stock grant for service as a director. For all other directors, the annual common stock retainer is paid in the form of restricted stock units, vests at the end of the year of service related to the retainer, and will be pro-rated for any service of less than the full year in respect of which the award is granted, as is the cash-based annual retainer.

(2)

Pursuant to our revised Directors Stock Retention Policy, each non-employee director must maintain a minimum equity ownership level of five times the annual cash retainer. As of March 1, 2019, all of our non-employee directors satisfy this requirement. For additional information, please refer to “Corporate Governance — Corporate Governance Policies — Director Stock Ownership Policy” in this proxy statement.

(3)	Coverage amount decreases 50% at age 70.
(4)	This initial award of restricted stock units is forfeited if the director serves less than one year on our Board of Directors.

24	Humana | 2019 Proxy Statement • Director Compensation

2018 Compensation of Our Directors

The following table shows the compensation earned by our non-employee directors in 2018 in connection with their service on our Board of Directors:

Name(1) (a)	Fees Earned or Paid in Cash ($)(2) (b)		Stock Awards ($)(2)(3)(4) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)(5) (f)	All Other Compensation ($)(7) (g)	Total ($) (h)
Frank J. Bisignano	115,000		164,786	—	—	—	43,233	323,019
Frank A. D’Amelio	140,000		164,786	—	—	—	1,876	306,662
Karen B. DeSalvo, M.D.	115,000		164,786	—	—	—	17,156	296,942
W. Roy Dunbar	139,000	(6)	164,786	—	—	—	27,451	331,237
Kurt J. Hilzinger	337,000		164,786	—	—	—	42,074	543,860
David A. Jones, Jr.	142,000		164,786	—	—	(25,922)	42,579	323,443
William J. McDonald	115,000		164,786	—	—	—	43,240	323,026
William E. Mitchell	115,000		164,786	—	—	—	33,486	313,272
David B. Nash, M.D.	115,000		164,786	—	—	—	26,194	305,980
James J. O’Brien	140,500	(6)	164,786	—	—	—	41,879	347,165
Marissa T. Peterson	130,000		164,786	—	—	—	1,788	296,574
(1)

During 2018, Mr. Broussard served as President and Chief Executive Officer of the Company, and therefore, as an employee director, did not earn compensation in connection with his service on our Board. Mr. Broussard’s compensation as our Chief Executive Officer is discussed under “Executive Compensation” in this proxy statement.

(2)

Under the Humana Inc. Deferred Compensation Plan for Non-Employee Directors, which we refer to as the Deferred Compensation Plan, non-employee directors may make an irrevocable election each year to defer compensation paid to them by the Company in the form of cash or stock for services rendered as Board members. For 2018, Messrs. D’Amelio, Hilzinger, McDonald, Mitchell and O’Brien and Drs. Nash and DeSalvo each deferred their stock compensation. Refer to footnote 1(d) to the section entitled “Stock Ownership Information — Security Ownership of Directors and Executive Officers” for a disclosure of the number of shares of our common stock that have been deferred by each director. A director electing to defer cash can choose any of the investment options offered in the Deferred Compensation Plan using Charles Schwab’s Retirement Plan Services (other than the Humana Common Stock Fund) or can invest in stock units that have a value relative to that of our common stock. For 2018, Messrs. Hilzinger, Jones, McDonald and Dr. Nash and Ms. Peterson each elected to defer a portion or all of their cash compensation under the Schwab program.

(3)

On January 2, 2018, when the fair market value of our common stock was $250.435, each director in office at that time, other than Mr. Broussard, was granted a stock award of 658 shares, representing the annual grant of approximately $165,000 in common stock. The amount shown in column (c) (“Stock Awards”) above is the grant-date fair market value times the number of shares awarded calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification (FASB ASC) Topic 718.

(4)

Vested restricted stock units with a payout deferral election made by the director accrue quarterly dividends equivalent rights that are reinvested into the director’s account as additional restricted stock units and will be included in the final restricted stock unit payment when the shares are issued in accordance with the director’s payout election. This column does not include dividend equivalent units that have accrued through December 31, 2018 nor includes dividend equivalent rights paid on any such deferred shares.

(5)

Non-employee directors elected subsequent to 1997 do not receive any retirement benefits. As he was first elected to the board in 1993, David A. Jones, Jr. is the only director that will have retirement benefits under this former retirement policy, including: (A) at the director’s election, either: (x) an annual retirement benefit for the life of the director in the amount of $38,000, the annual retainer fee in effect for 1997; or (y) in lieu thereof, an actuarially equivalent joint and survivor annuity payment; and (B) an annual matching charitable contribution benefit of $19,000 for the life of the director.

(6)	Cash compensation for Messrs. Dunbar and O’Brien includes service during 2017 as Chairman of the Organization & Compensation Committee and Chairman of the Investment Committee, respectively.
(7)

We pay for or reimburse our directors’ travel, lodging and other reasonable out-of-pocket expenses in connection with attendance at board, committee and stockholder meetings. From time to time, we may transport one or more directors and members of their immediate family to and from such meetings or other Company business on Company aircraft. Directors may elect to participate in the medical and dental benefit programs offered to all our employees at a rate comparable to the rate paid by employees. In 2018,

Director Compensation • 2019 Proxy Statement | Humana	25

Messrs. Dunbar, McDonald and Mitchell, and Dr. DeSalvo and Ms. Peterson, elected to participate. Under the terms of our director compensation policy, each non-employee director who participates in medical and dental plans provided by Humana will, for two years following the date of completion of a change in control, be eligible to participate in medical and dental plans on substantially the same terms as immediately prior to the change in control, including the requirement to pay premiums at the same rates as our associates. We also reimburse the director for other reasonable expenses related to board service, such as director education, which amounts are not included in the table above. In addition, we paid certain local occupational taxes and life and accidental death insurance premiums per outside director, in each case as disclosed below, and provided a matching charitable gift program. The “All Other Compensation” amount above includes the following amounts earned in connection with service on our Board of Directors:

Director	Matching Charitable Gift ($)	Occupational Tax ($)	Life Insurance ($)	Other ($)		Total – All Other Compensation ($)
Frank J. Bisignano	40,000	2,459	774	0		43,233
Frank A. D’Amelio	0	688	1,188	0		1,876
Karen B. DeSalvo, M.D.	0	1,742	414	15,000	(1)	17,156
W. Roy Dunbar	25,000	1,677	774	0		27,451
Kurt J. Hilzinger	40,000	10	2,064	0		42,074
David A. Jones, Jr.	40,000	1,391	1,188	0		42,579
William J. McDonald	40,000	114	1,188	1,938		43,240
William E. Mitchell	31,000	632	1,854	0		33,486
David B. Nash, M.D.	25,000	6	1,188	0		26,194
James J. O’Brien	40,000	691	1,188	0		41,879
Marissa T. Peterson	0	1,014	774	0		1,788
(1)	Dr. DeSalvo also serves as an internal advisory board member for one of our product lines, for which she receives an annual retainer.

26	Humana | 2019 Proxy Statement • Director Compensation

Stock Ownership Information

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, or the Exchange Act, requires our directors and executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities, to file with the SEC and the NYSE reports of ownership and reports of changes in ownership of our common stock and our other equity securities. These reports generally are due within two business days of the transaction. Executive officers, directors, and greater than ten percent stockholders are required to furnish us with copies of all the forms they file.

During the year ended December 31, 2018, based solely on a review of the reports furnished to the Company, or written representations by persons subject to Section 16(a), the Company believes that all executive officers, directors, and greater than ten percent beneficial owners of our common stock complied with Section 16(a) filing requirements applicable to us; except for the inadvertent failure to file five reports by Mr. Jones, one of our directors, relating to the disposition of shares in years prior to 2018 from each of two trusts for which Mr. Jones is trustee for the benefit of his children. We have a program to oversee the compliance of our executive officers and directors in their reporting obligations, and following our becoming aware of this omission, we completed a review of our controls and procedures governing transactions in Company securities.

Security Ownership of Certain Beneficial Owners of Company Common Stock

We know of no person or entity that may be deemed to own beneficially more than 5% of our outstanding common stock except for:

	Number of Shares	Percent of Class Outstanding(1)

BlackRock, Inc. 55 East 52nd Street New York, New York 10055	12,003,052 shares	8.9%(2)
Capital International Investors 11100 Santa Monica Boulevard, 16th Floor Los Angeles, California 90025	8,199,249 shares	6.1%(3)
FMR LLC 245 Summer Street Boston, Massachusetts 02210	12,332,738 shares	9.1%(4)
The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania 19355	10,345,164 shares	7.6%(5)
(1)	The percentage of ownership is based on 135,566,672 shares of our common stock outstanding as of December 31, 2018.
(2)

Based upon a Schedule 13G filed with the SEC for the period ended December 31, 2018, BlackRock, Inc. reports that through various subsidiaries, it has sole power to vote 10,475,133 shares and has sole dispositive power over 12,003,052 shares.

(3)

Based upon a Schedule 13G filed with the SEC for the period ended December 31, 2018, Capital International Investors reports that as a result of Capital Research and Management Company acting as investor adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940, Capital International Investors is deemed to be the beneficial owner of 8,199,249 shares over which it has sole power to vote 8,177,719 shares and sole dispositive power over 8,199,249 shares.

(4)

Based upon a Schedule 13G filed with the SEC for the period ended December 31, 2018, FMR LLC reports that through various subsidiaries, it has sole power to vote 1,227,589 shares and sole dispositive power over 12,332,738 shares.

(5)

Based upon a Schedule 13G filed with the SEC for the period ended December 31, 2018, The Vanguard Group reports that through various subsidiaries, it has sole power to vote 168,731 shares, shared power to vote 35,794 shares, sole dispositive power over 10,143,879 shares, and shared dispositive power over 201,285 shares.

Stock Ownership Information • 2019 Proxy Statement | Humana	27

Security Ownership of Directors and Executive Officers

The following table shows stock ownership as of January 15, 2019, by (i) each of our directors, (ii) Bruce D. Broussard, our President and Chief Executive Officer, (iii) Brian A. Kane, our Chief Financial Officer, (iv) each of our three other highest compensated executive officers serving at December 31, 2018, (we collectively refer to these officers in this proxy statement as our Named Executive Officers, or NEOs), and (v) by all our directors and executive officers as a group, including those named above.

	Company Common Stock Beneficially Owned as of January 15, 2019 (1)(2)	Percent of Class as of December 31, 2018(3)

Frank J. Bisignano	1,283
Frank A. D’Amelio	20,634
Karen B. DeSalvo, M.D.	634
W. Roy Dunbar	1,839
Kurt J. Hilzinger	19,448
David A. Jones, Jr.	88,284
William J. McDonald	2,276
William E. Mitchell	100
David B. Nash, M.D.	118
James J. O’Brien	2,646
Marissa T. Peterson	1,434
Bruce D. Broussard	206,337
Brian A. Kane	79,777
Jody L. Bilney	45,826
Timothy S. Huval	23,746
William K. Fleming	22,119
All directors and executive officers as a group (27 in number, including those named above)	736,101	0.54%
(1)

Beneficial ownership of Shares, for purposes of this proxy statement, includes Shares as to which a person has or shares voting and/or investment power. Therefore, any restricted stock for which a person has voting power and all share equivalents in the Humana Retirement Savings Plan are included. These footnotes describe whenever an individual shares voting and/or investment power over the Shares beneficially owned by them.

The number of Shares listed:

(a)

Includes certain Share equivalents held for the benefit of the individuals in the Humana Retirement Savings Plan as of December 31, 2018, over which the employee participant has voting power and investment power. As of December 31, 2018, our Named Executive Officers held 116 such Share equivalents in the Humana Retirement Savings Plan, while all of our executive officers as a group (16 in number, including our NEOs) held 1,900 such Share equivalents.

28	Humana | 2019 Proxy Statement • Stock Ownership Information

(b)

Includes Shares which may be acquired by these individuals through the exercise of options, which are exercisable currently or within 60 days after January 15, 2019. As of January 15, 2019, none of our non-employee directors held exercisable options. Exercisable options held by our NEOs and other executive officers as of January 15, 2019, or exercisable within 60 days thereof, were as follows:

Bruce D. Broussard	124,216
Brian A. Kane	59,162
Jody L. Bilney	33,208
Timothy S. Huval	14,915
William K. Fleming	15,340
All executive officers as a group (numbering 16, including our NEOs)	392,422

(c)

Does not include stock awards to certain of our directors that have been deferred pursuant to our Deferred Compensation Plan for Non-Employee Directors. These deferred stock awards include the initial award of 7,500 restricted stock units to each of Messrs. McDonald, Mitchell and O’Brien, Dr. Nash and Ms. Peterson when first elected as a director, which by its terms must be held until the recipient is no longer serving on our Board of Directors. As of January 15, 2019, the Shares deferred were as follows (includes accrued dividend equivalent units on deferred shares and deferred cash that was invested in the Humana Common Stock Fund):

Frank J. Bisignano	0
Frank A. D’Amelio	25,396
Karen B. DeSalvo, M.D.	662
W. Roy Dunbar	21,300
Kurt J. Hilzinger	29,972
David A. Jones, Jr.	5,987
William J. McDonald	35,330
William E. Mitchell	25,232
David B. Nash, M.D.	21,669
James J. O’Brien	29,074
Marissa T. Peterson	17,856

(d)

Does not include the January 2, 2019, annual stock retainer of 588 restricted stock units granted to each of our directors (other than Mr. Broussard) pursuant to our director compensation program, which restricted stock units are expected to vest on December 31, 2019.

(2)	As of March 1, 2019, no Shares are pledged by any of our executive officers or directors in accordance with our policy prohibiting pledging or hedging transactions.

(3)	Based on 135,566,672 Shares outstanding as of December 31, 2018. Unless indicated, ownership is less than 1% of the class.

Stock Ownership Information • 2019 Proxy Statement | Humana	29

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (CD&A) presents in detail our compensation policies and practices, describing each element of compensation and the decision-making process by our Organizational and Compensation Committee (“Committee”) that supports it. We encourage you to read this CD&A in conjunction with the compensation tables that follow for additional context to the Committee’s decisions with respect to the 2018 compensation of our Named Executive Officers (“NEOs”), as listed below.

2018 Named Executive Officers	Bruce D. Broussard President and Chief Executive Officer
Brian A. Kane Chief Financial Officer
Jody L. Bilney Chief Consumer Officer
Timothy S. Huval Chief Human Resources Officer
William Fleming Segment President, Healthcare Services

CD&A Table of Contents

30	Humana | 2019 Proxy Statement • Compensation Discussion and Analysis

Executive Summary

We continue to strengthen our consumer-centric strategic approach, moving from a health insurance company to a health company with elements of insurance. Our focus of providing a holistic care approach came to life this year through focused efforts in five areas of influence – Primary Care, the Home, Pharmacy, Behavioral Health and Social Determinants. In 2018, we made advancements in each of these five areas.

Key Accomplishments

In addition to our strong financial performance, we are proud of the many strategic accomplishments the Company made in 2018 and have highlighted below just a few of the most outstanding.

•

We have improved the experience for our members, providers and other partners through targeted investments and initiatives, which have helped to advance our Net Promoter Score (NPS). The decrease in call transfers, increase in digital self-service and the consistency and stability of our IT infrastructure give light to our efforts.

•

We deepened our clinical capabilities through completing our minority ownership acquisitions of Kindred at Home and Curo Health. We are now testing and learning new care and payment models in five markets in order to improve health outcomes of members with multiple chronic conditions. Likewise, we also continued to advance our primary care capabilities through our 233 owned, joint venture and alliance clinics. Additionally, we are pleased to report that our two Partners in Primary Care clinics located inside Walgreens stores in Kansas City, Missouri experienced positive results.

•

We surpassed our STAR-rating goal, with 84 percent of our members enrolled in Medicare Advantage (MA) 4 STAR-rated plans or higher (vs. 74% last year). These ratings are important as they help consumers compare and shop for MA plans based on quality and performance. They also represent a victory for our members in that higher ratings enable us to improve their benefits, such as enhancing clinical programs that encourage positive lifestyle changes.

•

We also expanded our internal behavioral health model to our nearly 6 million TRICARE members and are now beginning to insource our Medicare Advantage and Medicaid behavioral health offerings, beginning in Florida. This is an important capability given the role mental health plays in an individual’s overall health.

Compensation Discussion and Analysis • 2019 Proxy Statement | Humana	31

Summary of Performance

FINANCIAL	MEMBER	QUALITY

•  Full year 2018 earnings per diluted common share (EPS of $12.16 on a GAAP basis, $14.55* on an Adjusted basis), a growth of over 24% compared to the prior year’s Adjusted EPS

•  Outperformed 2018 earnings projections by strong Medicare Advantage results

•  Returned over $1.3 billion to stockholders through dividends and share repurchases

•  Awarded statewide Medicaid contract in Florida for 2019 and expect membership to grow between 120,000 and 140,000 members

•  Individual MA membership grew by 203,200 members during 2018

•  Surpassed Commercial membership goals: 1.49M

•  D-SNP growth of 30,000 members

•  Ranked #1 in customer satisfaction for U.S. mail order pharmacies in the J.D. Power 2018 U.S. Pharmacy study

•  Net Promoter Score had a year over year improvement of approximately 9%

•  Received a 5-star rating on two MA contracts in Florida and Tennessee

•  Overall 12 contracts rated 4-star or above, representing 84% of our MA membership

•  Ranked #1 on Temkin’s 2018 annual health insurance survey for best customer experience

•  We made continued progress in our Bold Goal:

–  Seniors in 4 of our 7 phase-one Bold Goal communities improved their Healthy Days.

–  Both of our Louisiana (New Orleans and Baton Rouge) communities saw a 4% or higher improvement and Knoxville experienced a 5.4% improvement in Healthy Days.

–  Associates accumulated 1.8M more Healthy Days over last 5 years, achieving an overall 18% improvement.

–  Expanded clinical and community interventions around food insecurity, loneliness and social isolation

STRATEGIC	LEADERSHIP

•  Completed the acquisition of Kindred at Home and Curo Health to be a leader in managing the continuum of home health, palliative care and hospice in an integrated fashion

•  Kansas City, Missouri partnership with Walgreens that brings together primary care, pharmacy, in-person health plan support and other services for Medicare beneficiaries

•  Acquired Family Physicians Group in central Florida, one of the largest at-risk providers serving Medicare Advantage and Managed Medicaid HMO patients

•  12% growth in home health episodes

•  Exited non-strategic business lines including Long-Term Care and Voluntary insurance

•  Expanded primary care capabilities including relationships with various joint venture partners

•  Recognized by Newsweek in 2019 as “Best in Customer Service” among health insurance companies

•  Highlighted by Forbes in 2019 as one of the “Best Employers for Diversity”

•  Appeared on two separate lists published by DiversityInc, in 2018, ranking #48 on its top 50 companies for diversity and #10 on its top 18 companies for Veterans

•  Ranked #69 on Corporate Responsibility Magazine’s 100 Best Corporate Citizens list in 2018

•  Received the top ranking among health care providers on the JUST 10 list published by JUST Capital with a #11 ranking among companies overall in 2018

•  Achieved world class associate engagement at 92nd percentile

*	Please refer to section entitled “Organization and Compensation Committee Report” in this proxy statement for a reconciliation of non-GAAP to GAAP financial measures.

32	Humana | 2019 Proxy Statement • Compensation Discussion and Analysis

Compensation Program Enhancements

We routinely engage with our stockholders to receive feedback on our compensation programs, among other matters. In 2018, we reached out to our top 20 stockholders, representing approximately 50% of our outstanding shares, seeking a dialogue and feedback on issues raised in our 2018 proxy statement. As a result of this stockholder feedback, the Committee approved several changes to our compensation program in an effort to simplify and enhance the performance-based nature of the program, and increase overall transparency. This follows a number of enhancements made to the program following stockholder feedback in prior years.

WHAT WE HEARD	WHAT WE DID
✓ Strong support for pay programs and stockholder returns	✓ Retained general components of pay programs, while enhancing certain aspects, including change in control and severance policies, and stock ownership guidelines

✓ Concerned by certain incentive compensation exceptions approved by the Committee that increased the overall payouts

✓  While under unique circumstances following the terminated merger agreement with Aetna, the Committee acknowledged feedback from investors regarding exceptions

       No exceptions to incentive compensation payouts were approved for 2018 incentive programs

✓ Concerned by lack of performance-based equity awards for 2017 long-term incentive program	✓ Reaffirmed commitment to performance-based long-term incentive awards with the inclusion of 50% PSUs as part of the 2018 annual equity awards

✓ Clawback provision should include all-incentive-based compensation, including equity awards	✓ Enhanced clawback provision to include provision for equity awards granted on or after March 1, 2019

OTHER PROGRAM ENHANCEMENTS
✓

Incentive Plans. New plan designs provide balance between Short-Term Incentive (“STI”) and Long-Term Incentive (“LTI”) plan measures to balance short-term decisions for long-term stockholder value creation.

✓

Stock Ownership Guidelines. To align interests of our executives with the interests of our stockholders, we increased the CEO stock ownership holdings requirement to 6x base salary (from 5x base salary) and implemented 1x base salary guidelines for our Senior Vice President population.

✓

CIC and Executive Severance Policies. Extended the duration period of restrictive covenants to align with the severance period for any benefits. We also moved the CEO to company-wide Severance Policy and Change in Control Policy benefits to align with other top executives (effective January 1, 2019).

✓

Peer Group. Revised peer group for 2018 compensation decisions to reflect recent consolidation in the managed care industry and alignment of our pay practices with leaders in the health care services industry.

For additional details, see section titled, “2018 Stockholder Engagement and Say-on-Pay.”

Compensation Discussion and Analysis • 2019 Proxy Statement | Humana	33

Compensation Framework

Compensation Program Design Principles

Our executive compensation programs support our philosophy of attracting, retaining and motivating leaders that align with our strategy of creating an integrated care-delivery model that will generate strong operating results and long-term stockholder value. We design our executive compensation programs to challenge participants as well as reward them for superior performance for our Company and our stockholders. We believe that our compensation program must include three design principles:

Key Program Design Components

The Committee believes strong corporate governance is imperative for prudent compensation decision-making. Highlighted below are some of the key elements of our compensation programs. In addition, we also identify certain pay practices that we do not follow because we believe they do not serve the long-term interest of our stockholders.

WHAT WE DO		WHAT WE DON’T DO

✓	Majority of NEO pay is at risk	×	No stock option repricing without stockholder approval

✓	Clawbacks that allow us to recoup cash-based and equity-based compensation	×	No single trigger vesting of equity or cash severance payments upon change in control

✓	Double-trigger for benefits under our Change in Control Policy and equity agreements applicable to our NEOs	×	No hedging or pledging of Humana securities by associates (including executive officers and directors)

✓	Robust stock ownership guidelines	×	No tax gross-ups for our NEOs, and no excessive perquisites, as all have a specific business rationale

✓	Robust commitment to stockholder engagement	×	No positive discretion for incentive-based awards

✓	Dividend equivalent rights on restricted stock units only paid upon final vesting of the award

✓	Conduct annual compensation risk assessment

34	Humana | 2019 Proxy Statement • Compensation Discussion and Analysis

Inputs into Compensation Decisions

For 2018, the Committee received input from a number of sources and reference points to guide in its design of the Company’s executive compensation programs and individual pay decisions. These various perspectives allow the Committee to have visibility into our peer companies’ practices, investor viewpoints, changes in external market practices and each executive’s individual performance, as part of its review of compensation. The Committee regularly reviews input from its independent compensation consultant and our stockholders, external market practices and individual performance to inform compensation decisions for our NEOs. In addition, the Committee reviews tally sheet information that provides a comprehensive look at total compensation for each of our NEO’s as part of its decision-making process. The chart below describes the primary sources contributing to the Committee’s decision-making process.

Committee Inputs Into Compensation Decisions Provides the Committee with We regularly engage withour Reviewed annually, our peer CEO provides input regarding objective information needed st ockholders and believe that group is comprised of the duties and responsibilities to make informed decisions in our outreach process continues companies with whom we may of his direct reports and the the best interests of to st rengthen our compete for talent and whose results of his evaluation of their st ockholders based on compensation understanding of our revenues, market capitalization annual performance trends and practices In public stockholders viewpoints and and business focus are generally CEO provides recommendations companies, including an evaluation of issues on which they are similar to our own. for the compensation of his our executive compensation focused. Provides reference point in direct reports and rational for policies and programs In addition, the Committee making compensation decisions, these decisions. considers the results of the including but not limited to annual advisory vote (say-on- base salaries, short-termand pay) in determining the long-term incentive programs Company's compensation and awards and determining policies and decisions competitivenessofour total compensation packages. For more information, please refer to thesection titled, "2018 stockholder Engagement and Say-on-Pay" in thisCD&A.

Independent Compensation Consultant

For 2018, the independent compensation consultant for the Committee was Willis Towers Watson, and a representative of Willis Towers Watson attended all of the regularly scheduled Committee meetings in 2018, including, when invited, executive sessions. In addition, in 2018 management utilized Aon Hewitt to provide certain advice to management regarding executive compensation, independent of advice provided to the Committee. In accordance with the Committee’s Charter, the Committee has the sole authority to determine the compensation for, and to terminate the services of, the independent compensation consultant.

With regard to Willis Towers Watson and Aon Hewitt, the Committee has considered certain factors to determine whether such firm’s service as a compensation consultant raised a conflict of interest, including, among other things:

•	Whether the firm provided other services to the Company;

•	The amount of fees received by the firm from the Company, as a percentage of such firm’s total revenue;

•	The firm’s policies and procedures that are designed to prevent conflicts of interest;

•	Whether the firm’s representatives providing services to the Committee have any business or personal relationship with a member of the Committee;

•	Whether the firm’s representatives providing services to the Committee own Company stock; and

•	Whether the firm’s representatives providing services to the Committee, or the firm itself, have any business or personal relationship with any of our executive officers.

Compensation Discussion and Analysis • 2019 Proxy Statement | Humana	35

In 2018, we paid Willis Towers Watson approximately $321,000 for executive compensation advisory support services provided to the Committee. In addition, the Committee considered certain advisory services provided by Willis Towers Watson, including corporate risk and broking, and fees for data, surveys and technology, in addition to risk consulting, for which services we paid approximately $1,400,000. After considering the above factors, the Committee determined that the service as an independent compensation consultant of each of Willis Towers Watson and Aon Hewitt did not raise any conflict of interest.

2018 Stockholder Engagement and Say-on-Pay

Our Board and Committee routinely review our compensation and governance practices and policies, including our stockholder engagement practices, with a focus on continual improvement and enhancements. We share our stockholder input regularly with our Board, its committees, and our management team, creating a feedback loop that provides stockholders with transparency into those practices and considerations. In addition to stockholder feedback, our Board considers trends in compensation and governance practices and regularly reviews the voting results of our meetings of stockholders, the governance practices of our peers and other large companies, and current trends in governance. Our regular stockholder outreach follows a cyclical process:

During the 2018 proxy season, following disparate voting recommendations issued by proxy advisory firms with respect to our say-on-pay advisory vote, we reached out to our top 30 stockholders (representing approximately 67% of our outstanding shares), seeking a dialogue and feedback on issues raised in our 2018 proxy statement. During these discussions, we heard from our stockholders that our supplemental proxy materials provided additional context into the rationale and considerations that the Committee evaluated when making 2017 compensation decisions, that our stockholders understood the challenges to our operating environment due to our failed merger, and an appreciation for our pay for performance culture and strong total stockholder return.

36	Humana | 2019 Proxy Statement • Compensation Discussion and Analysis

Despite these productive conversations, during our 2018 Annual Meeting, our say-on-pay proposal received approval of 66% of our stockholders who voted, as compared to previous years’ support of 95% in 2017 and 97% in 2016. We were disappointed with this lower level of support, and therefore engaged with our stockholders again in the Fall of 2018, seeking additional dialogue regarding our executive compensation program and practices, Board refreshment process, and environmental, social and governance (ESG) practices. The Chairman of our Board and the Chair of the Committee participated, when requested, in certain of these conversations with our stockholders.

What We Heard During Our 2018 Stockholder Outreach

•  Stockholders were supportive of our approach to Board composition and refreshment and our deliberate process for director succession planning;

•  Stockholders understood the Committee’s rationale for 2017 compensation decisions, appreciated the Committee’s return to granting performance-based long-term incentive awards in 2018, and were generally supportive of our compensation programs and overall design;

•  Stockholders appreciated meeting with the Chairman of our Board and the Chair of the Committee, and hearing directly from them regarding our Board’s oversight of the Company’s strategy, compensation practices, and corporate governance matters; and

•  Stockholders were interested in the culture of our Board and how directors influence management’s execution of our Company’s values and risk management practices.

What We Did In Response to What We Heard

As part of our Board’s commitment to engagement with our stockholders, we evaluate and respond to the views voiced by our stockholders on a regular basis. This dialogue with our stockholders has led to the reaffirmation of, or enhancements to, certain of our corporate governance, ESG, and executive compensation practices, which our Board believes are in the best interest of our Company and our stockholders, including:

•  Reaffirming our commitment to pay-for-performance by granting performance-based long-term incentive awards and avoiding exceptions to performance-based compensation elements in 2018;

•  Continuing to refine our stockholder engagement process to connect with our stockholders;

•  Adopting the so-called “Rooney Rule,” by amending the charter of our Nominating & Corporate Governance Committee to provide that the Nominating & Corporate Governance Committee will include, and require any third-party search firm that it engages to include, candidates with diversity of race, ethnicity and gender in the pool considered by the Nominating and Corporate Governance Committee and/or the Board for nomination to the Board;

•  Providing additional disclosure in our proxy statement regarding our human capital management practices; and

•  Adding to our corporate governance disclosures regarding our Board’s aggregate composition, diversity, skills, background and experience, and self-evaluation process in 2018.

2018 Peer Group

Our Peer group is used as a reference point in making compensation decisions, such as developing base salary ranges, developing short-term and long-term incentive award ranges, determining competitiveness of the total compensation package for our NEO’s and comparing our performance in order to validate if our compensation programs are informed by market practices.

We believe that our peer group is comprised of companies with whom we may compete for talent and whose revenues, market capitalization, and business focus are similar to our own. Using different screening criteria (e.g., line of business, industry, market cap, etc.) yields multiple perspectives that enrich our understanding of competitive executive pay practices. The Committee reviews the inclusion of each company every year to ensure continued appropriateness of our overall peer group.

Compensation Discussion and Analysis • 2019 Proxy Statement | Humana	37

For 2018 compensation decisions, with advice from the Committee’s independent compensation consultant, the Committee approved the following peer group:

Managed Care Peers	Healthcare Services & Facilities	Financial & Insurance

☐ Aetna	☐ AmerisourceBergen Corporation	☐ Aflac, Inc.

☐ Anthem	☐ CVS Health Corporation	☐ The Allstate Corporation

☐ Centene Corporation	☐ Cardinal Health, Inc.	☐ MetLife, Inc.

☐ Cigna Corporation	☐ DaVita Healthcare Partners	☐ The Progressive Corporation

☐ UnitedHealth Group Inc.	☐ Express Scripts Holding	☐ Prudential Financial, Inc.

	☐ HCA Healthcare, Inc.	☐ The Travelers Companies, Inc.

☐ Laboratory Corporation of America Holdings, Inc.

New for 2018: Centene, CVS Health, HCA Healthcare, Laboratory Corp. and MetLife Inc. Removed for 2018: Eli Lilly and Company, McKesson Corp, Hartford Financial Services Group, Inc. and Unum Group

Humana’s 2018 Peer Group Financial Comparison

The above illustration represents Humana’s position relative to the Revenue, Market Cap and Net Income position of our peer group.

38	Humana | 2019 Proxy Statement • Compensation Discussion and Analysis

2018 Compensation Decisions

Overview of Compensation Elements

We believe that having a combination of pay elements motivates and challenges our executives to achieve positive returns for our stockholders, by placing a substantial portion of pay at-risk. The material components of our executive compensation programs are summarized as follows:

Fixed Compensation	Base Salary	Cash	Market competitive fixed compensation, reflecting executive’s scope of responsibility Reviewed annually for market alignment, with adjustments as appropriate

At Risk Compensation	Short-Term Incentives	Cash

Cash-based incentive to reward performance for achievement of short-term business objectives

Measures align to interest of stockholders of optimizing profitability while balancing the short-term and long-term success of the organization

	Long-Term Incentives	Humana Equity

Promote retention of our executives

Significant portion of executive pay, promoting alignment with stockholders interests of long-term success of the organization

Long-term incentive awards, combined with stock ownership guidelines, mitigate excessive risk taking

Elements of Compensation — 2018

Compensation Discussion and Analysis • 2019 Proxy Statement | Humana	39

Base Salary

On an annual basis the Committee, in consultation with their independent compensation consultant, reviews the market data and current base salaries for our executive’s, considering adjustments as deemed appropriate. For 2018, there were no base salary increases for our NEOs. The table below represents base salaries for our CEO and other NEOs for 2018.

Named Executive Officer	2018 Base Salary
Bruce D. Broussard	$1,273,080
Brian A. Kane	$ 700,000
Jody L. Bilney	$ 590,921
Timothy S. Huval	$ 590,921
William K. Fleming	$ 475,000

Short-Term and Long-Term Incentive Plan Design

For 2018 compensation decisions, the Committee evaluated our Short-Term Incentive (STI) and Long-Term Incentive (LTI) plan design to ensure alignment with our strategy, sustainability, external market practices and an appropriate balance of risk and reward to retain, motivate and engage our executives.

In consultation with the Committee’s independent compensation consultant, we conducted a thorough review of our Short-Term and Long-Term incentive plans considering:

•	Alignment to our long-term strategic plan and correlation to shareholder value creation;

•	Measures to include the holistic performance of the organization;

•	Measures in our STI and LTI plans should provide a balance between short-term results and long-term shareholder value creation;

•	Established market research of measures and mix used by top performing companies in our peer group;

•	Feedback from our stockholders; and

•	A goal of setting targets that demonstrate year-over-year improvement, with over performance resulting in additional payout opportunity.

Associate Incentive Plan

The Associate Incentive Plan (AIP) is a discretionary, annual cash-based incentive plan that recognizes and rewards all of our full-time and part-time associates, including our executives, who contribute to our Company’s overall performance. On an annual basis the Committee, in consultation with its independent compensation consultant, reviews and approves the AIP as outlined below:

Approve performance Measure Approve individual Target Approve performance Result Approve performance measures and goals, aligned to our business strategy and objectives for the performance year in Q1 2018. Goals are set by the Committee in Q1 of the performance year and align to the Company's overall strategy and our annual financial and operating plans. Review and approve individual, compared to market, based on the executive's scope and responsibilities. Committee certifies the Company performance results against the measures and goals approved in Q1 2018.

40	Humana | 2019 Proxy Statement • Compensation Discussion and Analysis

The Committee selected the performance measures for the 2018 AIP, aligning our executives to the key financial and operational objectives of our overall strategy:

2018 AlP Organizational Performance Measures

STRATEGIC MEASURES Strategic initiatives that will improve relationships with our providers, improve member health and position the organization for long-term sustainable growthPROFITABILITY Bottom-line measure of our organizations profitability (adjusted Earnings Per Share)MEMBER EXPERIENCE Aligned to our strategy to be a consumer-centric organization and continuous improvement on the member experience (Net Promoter Score)

The Committee also established a funding gate for our executive officers, whereby no AIP would be paid unless the Company achieves threshold Adjusted EPS performance. In addition, the Committee retains the ability to exercise negative discretion (but not positive discretion) with respect to the payout results. For 2018, based on our performance, the Committee approved a funding rate of 145.1% of target for the CEO and other NEOs as follows:

Measure	Weighting	Minimum (50%)	Target (100%)	Maximum (200%)	Results	Funding Rate	Total Payout
Adjusted EPS	60%	$12.58	$13.75	$14.93	$14.55	167.8%	100.7%

Net Promoter Score	20%	50%	100%	200%	97.1%	97.1%	19.4%

Strategic Measures	20%	50%	100%	200%	125%	125%	25.0%

						Total Payout	145.1%

Named Executive Officer	2018 Earnings	2018 Target Opportunity	Payout Rate	Actual Payout
Bruce D. Broussard	$1,273,080	$2,227,890		3,232,669
Brian A. Kane	$ 700,000	$ 700,000		1,015,700
Jody L. Bilney	$ 590,921	$ 590,921	145.1%	857,427
Timothy S. Huval	$ 590,921	$ 590,921		857,427
William K. Fleming	$ 475,000	$ 356,250		516,919

Compensation Discussion and Analysis • 2019 Proxy Statement | Humana	41

Long-Term Incentives

Long-Term Incentives provide a vital link between the long-term results achieved for our stockholders and the financial rewards provided to our NEOs. In February 2018, our Committee reaffirmed its commitment to performance-based compensation by approving the following mix of long-term incentive awards for our NEOs:

STOCK OPTIONS Aligns the interest of executive officers with stockholders by emphasis on long-term stockholder creation by promoting growth in our stock pricePERFORMANCE-BASEDSTOCK UNITS Three-year cumulative goals for adjusted return on invested capital (ROIC)Represents managements ability to build long-term value of the organization and returns generated by investments in the CompanyHighly correlated with value creation for our stockholdersTSR modifier to adjust final award payouts up or down based on how the Company performs relative to our 2018 peer groupRESTICTED STOCK UNITS Aligns the interest of executive officers with stockholders by emphasis on long-term stockholder creation and assists in retaining talent

The Committee believed that the combination of award ratio, performance measures and the inclusion of the TSR modifier:

•	Aligns executives with the interests of our stockholders;

•	Allows executives to focus on measures they have the ability to influence while also satisfying stockholder expectations of using a relative measure;

•	Ensures that our long-term incentive compensation program is not overly dependent upon rTSR as an independent measure; and

•	Adjusts to general economic conditions that would impact all companies in our peer group.

The Committee, in consultation with its independent compensation consultant, determined the 2018 aggregate amounts and terms of equity compensation awards for each NEO. The Committee performed a review of stock programs and competitive practices of peer companies, as well as the outstanding equity information for each executive officer using tally sheets to examine the value of prior compensation decisions. The 2018 approved equity awards for the CEO and other NEOs are as follows:

Named Executive Officer	PSUs 50%	RSUs 25%	Options 25%	Total 2018 LTI Award
Bruce D. Broussard	$5,500,000	$2,750,000	$2,750,000	$11,000,000
Brian A. Kane	$1,500,000	$750,000	$750,000	$3,000,000
Jody L. Bilney	$775,000	$387,500	$387,500	$1,550,000
Timothy S. Huval	$825,000	$412,500	$412,500	$1,650,000
William K. Fleming	$1,000,000	$500,000	$500,000	$2,000,000

42	Humana | 2019 Proxy Statement • Compensation Discussion and Analysis

Other Benefits and Perquisites

We operate in a highly competitive, complex and consolidating industry and offer certain benefits that we believe are critical to attract and retain talent. In general, our NEO’s are eligible for the same benefits as our associate population. In addition, we offer a limited number of perquisites to attract and retain our executives but we do not provide any tax reimbursements or “gross-ups” for these benefits.

Health and Retirement Benefits

• Our NEO’s participate in the broad-based employee health and retirement programs under the same terms and conditions as other associates.

•  Such benefits include: medical, dental, vision, disability, wellness, life and AD&D insurance, as well as 401(k) retirement plan, supplemental 401(k) plan and the option to participate in our Nonqualified Deferred Compensation Plan.

Perquisites

• We provide limited perquisites to our NEOs, which are aligned with market practices and are reviewed on a regular basis.

•  Perquisites may include limited personal use of the Company aircraft, an annual physical, a matching charitable gift program, a supplemental life insurance benefit, financial planning assistance and, if applicable, relocation assistance.

Executive Severance and Change in Control

•  The Severance Policy, effective as of January 1, 2019, provides for benefits in the event employment is terminated without cause, for a defined severance period during which certain restrictive covenants would apply (e.g., non-compete, non-solicit and non-disparagement covenants).

-  CEO: 24 months base salary and target bonus, with two year restrictive covenants;

-  Other NEOs: 18 months base salary only, with 18 month restrictive covenants.

•  The Change in Control Policy (CIC Policy), effective as of January 1, 2019, provides for benefits in the event that employment is terminated under certain circumstances in connection with a Change in Control transaction, with restrictive covenants binding the executive during the applicable severance period.

-  CEO: lump sum payment of 30 months base salary and target bonus, with 30 month restrictive covenants;

-  Other NEOs: lump sum payment of 24 months base salary and target bonus, with 24 month restrictive covenants.

Compensation Discussion and Analysis • 2019 Proxy Statement | Humana	43

Compensation Risk Management, Policies and Practices

We review our compensation programs to ensure appropriate governance and risk management practices. We believe that our policies and practices align with evolving best practices, while ensuring appropriate balance of risk and reward. Certain key risk management policies that pertain to executive compensation are as follows:

Clawback Policy

•  Effective as of February 21, 2019, our Committee adopted a revised Humana Inc. Compensation Recoupment Policy that covers each of our Executive Officers (including our Named Executive Officers) and applies to incentive compensation, including any cash incentive or equity award paid or awarded during the period in which he or she is designated as an Executive Officer. For all Executive Officers, the Company may recoup such incentive compensation in the event of: (a) a material restatement of the Company’s financial statements; or (b) certain specified conduct that in the discretion of the Committee, is likely to cause or has caused material financial, operational or reputational harm to the Company.

Hedging and Pledging Policy

•  Our Board has adopted a policy prohibiting all employees, including NEOs and Directors, from engaging in short-term, speculative transactions in Company securities and therefore prohibits any hedging or pledging of Company securities, including puts, calls or other derivative securities.

Stock Ownership Guidelines

• Our stock ownership guidelines link a significant amount of our executives’ current and potential net worth to the Company’s success in alignment with the interests of our stockholders.

•  Ownership guidelines are expressed as a multiple of base salary and must be held until the relevant multiple is reached and maintained thereafter, as follows:

-  Chief Executive Officer: 6x base salary (increased from 5x base salary effective April 2018)

-  CEO Direct Reports (including all NEOs): 3x base salary

-  Senior Vice Presidents: 1x base salary (new executive tier effective April 2018)

44	Humana | 2019 Proxy Statement • Compensation Discussion and Analysis

Organization & Compensation Committee Report

The Organization & Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis for the year ended December 31, 2018 with management. In reliance on these reviews and discussions, the Organization & Compensation Committee recommended to the Company’s Board of Directors, and the Board of Directors has approved, the inclusion of this Compensation Discussion and Analysis in this proxy statement.

All members of the Organization & Compensation Committee of the Company whose names follow submit the foregoing report:

ORGANIZATION & COMPENSATION COMMITTEE

W. Roy Dunbar, Chairman

David A. Jones, Jr.

William E. Mitchell

David B. Nash, M.D.

*

We have included an Adjusted EPS financial measure (not in accordance with Generally Accepted Accounting Principles (GAAP)) in our proxy statement as we believe that this measure, when presented in conjunction with the comparable GAAP measure, is useful to both management and our investors in analyzing our ongoing business and operating performance. The following excluded items are not recurring parts of our operating plan: (i) loss of approximately $786 million pretax, associated with the Company’s sale of its wholly-owned subsidiary, KMG America Corporation (KMG) with GAAP measures affected including consolidated pretax and EPS; (ii) put/call valuation adjustments of approximately $33 million associated with the Company’s 40% minority interest in Kindred at Home (Kindred), with GAAP measures affected including consolidated pretax and EPS; (iii) amortization expense for identifiable intangibles of approximately $90 million pretax, with GAAP measures affected including consolidated pretax income, EPS, and segment earnings (for respective amortization expense for the Retail and Group and Specialty segments); (iv) segment earnings of approximately $74 million for the Company’s Individual Commercial segment given the Company’s exit on January 1, 2018, with GAAP measures affected including consolidated pretax income, EPS, consolidated revenues, consolidated benefit ratio and consolidated operating cost ratio; and (v) adjustment related to provisional estimates for the income tax effects related to the tax reform law enacted on December 22, 2017 (Tax Reform Law), with EPS being the only GAAP measure affected. Consequently, we use this non-GAAP financial measure as an indicator of business performance, as well as for operational planning and decision making purposes. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP. To reconcile the non-GAAP to the GAAP amount each of the following should each be considered, to arrive at GAAP EPS of $12.16:(i) a favorable adjustment on the Company’s sale of KMG in the amount of $2.41; (ii) put/call valuation adjustments associated with the 40% minority interest in Kindred of $0.18; (iii) amortization associated with identifiable intangibles of $0.49; (iv) segment losses (earnings) associated with the Individual Commercial segment of ($0.41); (v) and adjustments to provisional estimates for the income tax effects related to Tax Reform Law ($0.28).

Organization & Compensation Committee Report • 2019 Proxy Statement | Humana	45

Executive Compensation

Summary Compensation Table

The following Summary Compensation Table shows the compensation earned for the time period served as an executive officer during the last three fiscal years by (i) Bruce D. Broussard, our President and Chief Executive Officer, (ii) Brian A. Kane, our Chief Financial Officer, and (iii) each of our three other highest compensated executive officers serving at December 31, 2018 (we collectively refer to these officers in this proxy statement as our “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(3)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Bruce D. Broussard, President and Chief Executive Officer	2018	1,273,080	—	8,610,778	2,740,664	3,232,669	—	455,326	16,312,517
	2017	1,272,367	—	10,196,821	5,279,241	2,671,970	—	348,124	19,768,525
	2016	1,235,446	—	11,888,551	4,370,743	1,973,624	—	254,036	19,722,400
Brian A. Kane, Chief Financial Officer	2018	700,000	—	2,348,490	747,426	1,015,700	—	193,409	5,005,025
	2017	698,779	—	2,367,097	1,494,046	978,291	—	120,261	5,658,476
	2016	636,254	—	2,588,908	774,252	677,610	—	106,617	4,783,641
Jody L. Bilney, Chief Consumer Officer	2018	590,921	—	1,213,344	386,158	857,427	—	157,096	3,204,946
	2017	590,590	—	2,029,669	1,157,928	826,826	—	138,740	4,743,755
	2016	573,452	—	2,277,660	774,252	610,726	—	101,215	4,337,305
Timothy S. Huval, Chief Human Resources Officer	2018	590,921	—	1,291,525	411,112	857,427	—	162,451	3,313,436
	2017	590,590	—	2,029,669	1,157,928	826,826	—	134,783	4,739,797
	2016	573,453	—	2,277,660	774,252	610,727	—	87,704	4,323,796
William K. Fleming, Segment President, Healthcare Services	2018	475,000	—	1,548,730	495,114	516,919	—	120,915	3,156,678
(1)

The amounts listed under the column “Stock Awards” in the Summary Compensation Table above disclose the aggregate grant date fair value of equity awards granted in fiscal years 2016, 2017 and 2018, calculated in accordance with FASB ASC Topic 718, “Compensation — Stock Compensation.” Note 13 to the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2018, describes the assumptions used to determine the grant date fair value for overall Company equity awards. Performance-based units are disclosed at target value — for a presentation of the ranges of potential values of these performance-based awards at vesting dependent upon the achievement of performance measures, please refer to the table entitled, “Grants of Plan-Based Awards” in this proxy statement.

(2)

The amounts listed under the “Option Awards” column in the Summary Compensation Table above disclose the aggregate grant date fair value of stock option awards granted in fiscal years 2016, 2017 and 2018, calculated in accordance with FASB ASC Topic 718, “Compensation — Stock Compensation.” Note 13 to the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2018, describes the assumptions used to determine the grant date fair value for overall Company stock options.

The assumptions used for valuing the Named Executive Officers’ stock options as a group, applying the Black-Scholes methodology, were as follows:

	2018	2017	2016

Weighted Average Fair Value at Grant Date	$63.67	$49.85	$37.22

Expected Option Life (Years)	4.1	4.1	4.2

Expected Volatility	26.1%	27.1%	27.5%

Risk Free Interest Rate	2.5%	2.0%	1.1%

Dividend Yield	0.7%	0.7%	0.7%

(3)

For a discussion of the potential ranges that could have been earned in 2018 under our short-term incentive compensation plan, see the Grants of Plan-Based Awards table, and for a discussion of the actual amounts awarded to our Named Executive Officers in light of the Company’s performance, see the section entitled, “2018 Compensation Decisions — 2018 AIP Organizational Performance Measures” in this proxy statement.

(4)

The amounts listed under the column entitled “All Other Compensation” in the Summary Compensation Table above include: Company contributions to the Humana Retirement Equalization Plan and the Humana Retirement Savings Plan; personal use of Company aircraft; a matching charitable gift program; financial planning assistance; basic life insurance benefits; wellness incentives; and physicals, as further described in the table below.

46	Humana | 2019 Proxy Statement • Executive Compensation

	Company Contributions to Humana Retirement Equalization Plan ($)(a)	Company Contributions to Humana Retirement Savings Plan ($)	Personal Use of Company Aircraft ($)(b)	Matching Charitable Contributions ($)	Financial Planning ($)	Other ($)(c)
Bruce D. Broussard	281,711	20,625	72,910	40,000	20,280	19,800
Brian A. Kane	107,701	20,625	11,937	30,000	19,404	3,742
Jody L. Bilney	87,704	20,625	0	20,000	19,619	9,148
Timothy S. Huval	87,704	20,625	0	29,681	19,548	4,893
William K. Fleming	46,615	20,625	0	30,000	19,742	3,933
(a)	This amount is also listed in the Nonqualified Deferred Compensation table.
(b)	The costs of personal use of Company aircraft was based on the aggregate incremental costs to the Company, including the lost tax deduction to the Company and personal deadhead hours.
(c)	Includes basic life insurance premiums, wellness incentives and physicals.

CEO Pay Ratio

In 2018, we made a number of investments in our Associate population which included the following:

•	We raised the minimum pay for continental U.S. based full-time and part-time associates to $15 per hour;

•	Introduced the all Associate Incentive Plan (AIP), which now includes an additional 26,000 associates in an incentive plan, that aligns to our overall strategy;

•	Expanded our focus on recognition to positively support our culture and guiding behaviors; and

•	Increased matching for charitable contributions.

In addition, we were recognized during 2018 for our strides in diversity, inclusion and corporate responsibility including the following recognitions:

•

Our CEO was one of the first to sign the CEO Action For Diversity and Inclusion pledge, to cultivate a trusting environment where all ideas are welcomed and employees feel comfortable and empowered to discuss Diversity and Inclusion

•	Named by the Human Rights Campaign Foundation on its Best Places to Work for LGBTQ Equality

•	Forbes Best Employers for Women

•	DiversityInc, Top 18 Companies for Veterans

•	#7 of Healthiest 100

2018 CEO Pay Ratio: ~231:1

Calculation Approach

•	Our CEO Pay Ratio was calculated in compliance with the requirements set forth in Item 402(u) of Regulation S-K;

•	We identified our median employee using our associate population as of December 31, 2018, which included 41,600 global full-time, part-time, temporary and seasonal associates employed on that date;

•	We consistently applied 2018 W-2 earnings as compensation measure for the median employee;

•

For 2018, our median employee participated in the AIP, as discussed further in this proxy statement under the section titled “Compensation Discussion & Analysis - 2018 Compensation Decisions - Associate Incentive Plan.” The 2018 AIP compensation was not included within the 2018 W-2 earnings, as this cash compensation, although earned for 2018, is payable during 2019. Therefore, to determine the median employee compensation, we applied the final AIP payout of 145.1% of the target opportunity (based on overall Company performance, as discussed in the above referenced section) to the median employee’s total W-2 compensation. This payout as a percentage of target was consistent across our population of eligible employees, before any adjustments for individual contributions, including the final payout for our CEO and other NEOs;

•	We then calculated the median employee’s compensation in the same manner as the NEOs in the Summary Compensation Table;

•	Applying this methodology, our median employee total compensation was $70,498, which includes a base salary of $60,373 and 2018 AIP achievement of $10,125; and

•	Our Chief Executive Officer total compensation was $16,312,517.

Executive Compensation • 2019 Proxy Statement | Humana	47

Grants of Plan-Based Awards

The following table provides information about equity awards granted in 2018 under our 2011 Stock Incentive Plan, which we refer to as the 2011 Stock Plan, and the range of potential payments earned in 2018 under our short-term incentive compensation plan. A discussion of the features of each type of award is included in the footnotes that follow the table.

Name (a)	Grant Date (b)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number Of Shares Of Stock or Units (#)(3) (i)	All Other Option Awards: Number of Securities Underlying Options (#)(4) (j)	Exercise or Base Price of Option Awards ($/Sh)(5) (k-1)	Closing Market Price on Grant Date ($/Sh)(6) (k-2)	Grant Date Fair Value of Stock and Option Awards ($)(7) (l)
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Bruce D. Broussard	02/19/2018	1,113,945	2,227,890	4,455,780
	02/19/2018				8,194	20,486	40,972				269.00	5,860,840
	02/19/2018							10,243			269.00	2,749,938
	02/19/2018								372	268.47	269.00	23,091
	02/19/2018								43,780	268.47	269.00	2,717,573
Brian A. Kane	02/19/2018	350,000	700,000	1,400,000
	02/19/2018				2,235	5,587	11,174				269.00	1,598,385
	02/19/2018							2,794			269.00	750,105
	02/19/2018								372	268.47	269.00	23,091
	02/19/2018								11,669	268.47	269.00	724,335
Jody L. Bilney	02/19/2018	295,461	590,921	1,181,842
	02/19/2018				1,155	2,887	5,774				269.00	825,942
	02/19/2018							1,443			269.00	387,402
	02/19/2018								372	268.47	269.00	23,091
	02/19/2018								5,849	268.47	269.00	363,067
Timothy S. Huval	02/19/2018	295,461	590,921	1,181,842
	02/19/2018				1,229	3,073	6,146				269.00	879,155
	02/19/2018							1,536			269.00	412,370
	02/19/2018								372	268.47	269.00	23,091
	02/19/2018								6,251	268.47	269.00	388,021
William K. Fleming	02/19/2018	180,500	356,250	712,500
	02/19/2018				1,229	3,073	6,146				269.00	879,155
	02/19/2018							1,536			269.00	412,370
	02/19/2018								372	268.47	269.00	22,948
	02/19/2018								6,251	268.47	269.00	385,605
	03/01/2018				258	645	1,290				269.72	187,069
	03/01/2018							323			269.72	70,136
	03/01/2018								1,391	271.14	269.72	86,561
(1)

Amounts calculated based upon annualized base salary, rather than actual amounts paid, for 2018. The actual payment of incentive compensation is shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table under “Executive Compensation” in this proxy statement. In 2018, for our CEO, the threshold, target and maximum opportunity, as a percentage of base salary, were 88%, 175% and 350%, respectively, and for our other Named Executive Officers, were 50%, 100% and 200%, respectively, except for Mr. Fleming whose opportunities were 38%, 75% and 150%, respectively.

(2)

In 2018, our Named Executive Officers were awarded 50% of their equity awards in the form of performance-based restricted stock units, with performance criteria for these latter awards based upon three-year cumulative goals for (a) relative total shareholder return (rTSR) and (b) adjusted return on invested capital (ROIC). The performance-based units generally vest three years from the date of grant to the extent that the underlying performance targets have been met and the Named Executive Officer continues to be employed through the applicable vesting date.

(3)

In 2018, our Named Executive Officers were awarded 25% of their equity grants in the form of time-based restricted stock units. The restricted stock units generally vest in equal annual one-third installments from the date of grant to the extent the Named Executive Officer continues to be employed through the applicable vesting date.

(4)

In 2018, our Named Executive Officers were awarded 25% of their equity grants in the form of stock options. Stock options awarded to our Named Executive Officers are incentive stock options to the extent allowed by regulation and the balance are treated as nonqualified stock options. Stock options granted to our Named Executive Officers vest and become exercisable in equal annual one-third installments from the date of grant, other than options granted in connection with a special retention grant, which vest fully three years from the date of grant. The above options expire seven years from the date of grant. The exercise price may be paid in cash or, at the discretion of the Committee, in shares of our common stock valued at the fair market value on the date of exercise or any combination thereof. Under our stock plan, the Board may not reduce the exercise price for options or stock appreciation rights by re-pricing or replacing any option award.

(5)

Options under our stock plan cannot be granted at less than the Fair Market Value, defined in our stock plan as the average of the highest and lowest reported sales prices of our common stock in transactions reported on the composite tape by the NYSE on the grant date. Our stock plan was approved by our Board of Directors and by our stockholders.

(6)	The February 19, 2018 grant date was a NYSE observed holiday, therefore the closing price on the prior open market day (February 16, 2018) is used.
(7)

Discloses the aggregate grant date fair value of restricted stock unit awards and stock option awards granted in the fiscal year, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation — Stock Compensation.” Performance-based restricted stock unit awards are disclosed at target value, based upon the probable outcome of the performance conditions.

48	Humana | 2019 Proxy Statement • Executive Compensation

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on the stock option, restricted stock units and performance-based restricted stock unit holdings of our Named Executive Officers as of December 31, 2018.

		Option Awards					Stock Awards

Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($/Sh) (e)	Option Expiration Date (f)		Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)(13)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) N/A (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) N/A (j)

Bruce D. Broussard	0	39,147		167.8050	02/18/2023	(1)

	35,176	70,812		217.4150	03/08/2024	(2)

	0	44,152		268.4700	02/19/2025	(4)

							8,126	(6)	2,327,936

							6,829	(8)	1,956,372

										8,194	(9)	2,347,418

Brian A. Kane	13,869	6,935		167.8050	02/18/2023	(1)

	6,665	13,332		217.4150	03/08/2024	(2)

	0	9,998		217.4150	03/08/2024	(3)

	0	12,041		268.4700	02/19/2025	(4)

	21,014	0		164.6450	02/24/2022	(5)

							1,534	(6)	439,460

							2,299	(7)	658,618

							1,863	(8)	533,712

										2,235	(9)	640,283

Jody L. Bilney	13,869	6,935		167.8050	02/18/2023	(1)

	5,165	10.333		217.4150	03/08/2024	(2)

	0	7,749		217.4150	03/08/2024	(3)

	0	6,221		268.4700	02/19/2025	(4)

							1,189	(6)	340,625

							1,782	(7)	510,507

							963	(8)	275,880

										1,155	(9)	330,885

Timothy S. Huval	0	6,935		167.8050	02/18/2023	(1)

	0	10,333		217.4150	03/08/2024	(2)

	0	7,749		217.4150	03/08/2024	(3)

	0	6,623		268.4700	02/19/2025	(4)

	607	0		164.6450	02/24/2022	(5)

							1,189	(6)	340,625

							1,782	(7)	510,507

							1,025	(8)	293,642

										1,229	(9)	352,084

Executive Compensation • 2019 Proxy Statement | Humana	49

		Option Awards					Stock Awards

Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($/Sh) (e)	Option Expiration Date (f)		Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)(13)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) N/A (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) N/A (j)

William K. Fleming	0	4,005		167.8050	02/18/2023	(1)

	4,332	8,666		217.4150	03/08/2024	(2)

	0	7,499		217.4150	03/08/2024	(3)

	0	6,623		268.4700	02/19/2025	(4)

	0	1,391		271.1400	03/01/2025	(12)

							997	(6)	285,621

							1,724	(7)	493,892

							1,025	(8)	293,642

										1,229	(9)	352,084

							216	(10)	61,880

										258	(11)	73,912
(1)	Options granted on February 18, 2016, vesting ratably over three years with full vesting on February 18, 2019.
(2)	Options granted on March 8, 2017, vesting ratably over three years with full vesting on March 8, 2020.
(3)	Options granted on March 8, 2017, vesting fully three years from the date of grant.
(4)	Options granted on February 19, 2018, vesting ratably over three years with full vesting on February 19, 2021.
(5)	Options granted on February 24, 2015, that fully vested on February 24, 2018.
(6)	Restricted stock units awarded on March 8, 2017, vesting ratably over three years with an initial tranche vested on December 15, 2017, and full vesting on December 15, 2019.
(7)	Restricted stock units awarded on March 8, 2017, vesting fully three years from the date of grant.
(8)	Restricted stock units awarded on February 19, 2018, vesting ratably over three years with an initial tranche vested on December 15, 2018, and full vesting on December 15, 2020.
(9)

Performance-based restricted stock units awarded on February 19, 2018, vesting fully three years from the date of grant. The number of shares reported is based upon achievement of threshold performance goals.

(10)	Restricted stock units awarded on March 1, 2018, vesting ratably over three years with an initial tranche vested on December 15, 2018, and full vesting on December 15, 2020.
(11)

Performance-based restricted stock units awarded on March 1, 2018, vesting fully three years from the date of grant. The number of shares reported is based upon achievement of threshold performance goals.

(12)	Options granted on March 1, 2018, vesting ratably over three years with full vesting on March 1, 2021.
(13)	Based on the closing stock price on December 31, 2018 of $286.48.

Option Exercises and Stock Vested

The following table provides information on the stock options exercised by, and shares acquired upon the vesting of restricted stock units held by, our Named Executive Officers in 2018. Options exercised or vested restricted stock units may or may not have been sold by a particular Named Executive Officer, and the inclusion in this table of such information should not be understood to imply the actual receipt of monies.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($)(1) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(2) (e)
Bruce D. Broussard	78,689	9,329,205	45,477	12,950,204
Brian A. Kane	—	—	8,476	2,421,751
Jody L. Bilney	28,068	4,376,771	7,680	2,179,731
Timothy S. Huval	18,498	2,071,586	7,711	2,189,156
William K. Fleming	15,637	1,969,188	4,071	1,182,643

50	Humana | 2019 Proxy Statement • Executive Compensation

(1)

The Value Realized on Exercise is based on the difference between the Fair Market Value of our common stock as reported by the NYSE composite tape and the exercise price of the options on the date of exercise.

(2)	The Value Realized on Vesting is based on the Fair Market Value of our common stock as reported on the composite tape by the NYSE on the date of vesting.

Nonqualified Deferred Compensation

The following table and narrative that follows provides information on the Humana Retirement Equalization Plan contributions and earnings for the Named Executive Officers in 2018.

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)(1)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Bruce D. Broussard	—	281,711	(64,408)	—	1,351,627
Brian A. Kane	—	107,701	(15,317)	—	290,602
Jody L. Bilney	—	87,704	(15,759)	—	336,335
Timothy S. Huval	—	87,704	6,487	—	421,491
William K. Fleming	—	46,615	(43,416)	—	629,045
(1)

The amounts listed above under Registrant Contributions in Last Fiscal Year (column c) are also included under the All Other Compensation column of the Summary Compensation Table in this proxy statement.

We have a 401(k) plan, the Humana Retirement Savings Plan, and a nonqualified, unfunded, defined contribution plan, the Humana Retirement Equalization Plan. The Internal Revenue Code imposes limitations on the contributions that may be made to a qualified plan, like our Humana Retirement Savings Plan. In 2018, once an individual is paid $275,000 in compensation, both individual and Company contributions to the Pretax Savings Account of the Humana Retirement Savings Plan must cease. Any Company matching contributions that would have been made to the Pretax Savings Account of the Humana Retirement Savings Plan are credited to the Pretax Savings Account of the Humana Retirement Equalization Plan.

The benefits accrued under the Humana Retirement Equalization Plan are those Company contributions that cannot be made to the qualified Humana Retirement Savings Plan because of the IRS limitations. The maximum percentage of compensation (base salary and incentive compensation) that can be contributed by a highly compensated employee to the Humana Retirement Savings Plan is 35% for 2018. The Company matches 125% of the first 6% of employee salary deferrals. Accruals under the Humana Retirement Equalization Plan, which is unfunded, are deemed to be invested in the accounts selected by the participants. The Humana Retirement Equalization Plan allows daily rebalancing of funds and allows direction of investment elections. Benefits in the Humana Retirement Equalization Plan, as directed by the participants, are distributable upon termination of employment, death, total disability, retirement or a change in control of the Company. Distribution of benefits may take the form of a lump sum payment, periodic installments not to exceed twenty (20) years, or an annuity — if the Humana Retirement Equalization Plan balance exceeds $100,000. All of the Named Executive Officers, except Mr. Broussard (who elected installments for 10 years following termination), eligible for a contribution under the Humana Retirement Equalization Plan in 2018 will receive a lump sum payment upon termination.

Executive Compensation • 2019 Proxy Statement | Humana	51

Potential Payments Upon Termination or Change in Control of the Company

In accordance with our past disclosure practice, the table below discloses amounts payable to our Named Executive Officers under various scenarios had such occurred as of December 31, 2018. The Named Executive Officers would each receive certain payments upon termination from the Company which vary in amount depending on the reason for termination. Each Named Executive Officer would also receive a specified payment in connection with a change in control of the Company. The table below provides dollar amounts for all potential payments that would be paid by us to each Named Executive Officer under various scenarios involving either a termination or a change in control. The payments to our Named Executive Officers are governed by the various agreements or arrangements described in the footnotes to the table. The timing of the payments described below to the Named Executive Officers may also be subject to the provisions of Section 409A which may delay payment.

Name and Form of Payment	Voluntary Termination $ (a)	Involuntary Termination without Cause $ (b)	Involuntary Termination for Cause $ (c)	Retirement(6) $ (d)	Death or Disability(3) $ (e)	Change in Control(4) $ (f)

Bruce D. Broussard(1)

• Severance	0	7,001,940	0	0	0	7,001,940

• Life, Health & Other Benefits(7)	0	0	0	0	0	50,648

• Stock Options (accelerated)(1)	0	0	0	0	10,036,456	10,036,456

• Restricted Stock Units (accelerated)(1)	0	4,255,670	0	0	10,085,268	4,255,670

• Subtotal: Termination Related Payments	0	11,257,610	0	0	20,121,724	21,344,714

• Stock Options (vested)(1)(3)	2,362,068	2,362,068	0	2,362,068	2,362,068	2,362,068

• Supplemental Retirement Plan(5)	1,351,627	1,351,627	1,351,627	1,351,627	1,351,627	1,351,627

Subtotal: Currently Vested Amounts	3,713,695	3,713,695	1,351,627	3,713,695	3,713,695	3,713,695

• Mr. Broussard’s Totals	3,713,695	14,971,305	1,351,627	3,713,695	23,835,419	25,058,409

Brian A. Kane

• Severance(2)	0	1,050,000	0	0	0	2,800,000

• Life, Health & Other Benefits(7)	0	0	0	0	0	21,202

• Stock Options (accelerated)(3)	0	0	0	0	2,570,140	2,570,140

• Restricted Stock Units (accelerated)(3)	0	0	0	0	3,210,747	3,210,747

• Subtotal: Termination Related Payments	0	1,050,000	0	0	5,780,887	8,602,089

• Stock Options (vested)(3)	4,586,898	4,586,898	0	4,586,898	4,586,898	4,586,898

• Supplemental Retirement Plan(5)	290,602	290,602	290,602	290,602	290,602	290,602

Subtotal: Currently Vested Amounts	4,877,500	4,877,500	290,602	4,877,500	4,877,500	4,877,500

• Mr. Kane’s Totals	4,877,500	5,927,500	290,602	4,877,500	10,658,387	13,479,589

Jody L. Bilney

• Severance(2)	0	886,382	0	0	0	2,363,684

• Life, Health & Other Benefits(7)	0	0	0	0	0	32,736

• Stock Options (accelerated)(3)	0	0	0	0	2,124,064	2,124,064

• Restricted Stock Units (accelerated)(3)	0	0	0	0	1,941,018	1,941,018

• Subtotal: Termination Related Payments	0	886,382	0	0	4,065,082	6,461,502

• Stock Options (vested)(3)	1,966,174	1,966,174	0	1,966,174	1,966,174	1,966,174

• Supplemental Retirement Plan(5)	336,335	336,335	336,335	336,335	336,335	336,335

Subtotal: Currently Vested Amounts	2,302,509	2,302,509	336,335	2,302,509	2,302,509	2,302,509

• Ms. Bilney’s Totals	2,302,509	3,188,891	336,335	2,302,509	6,367,591	8,764,011

52	Humana | 2019 Proxy Statement • Executive Compensation

Name and Form of Payment	Voluntary Termination $ (a)	Involuntary Termination without Cause $ (b)	Involuntary Termination for Cause $ (c)	Retirement(6) $ (d)	Death or Disability(3) $ (e)	Change in Control(4) $ (f)

Timothy S. Huval

• Severance(2)	0	886,382	0	0	0	2,363,684

• Life, Health & Other Benefits(7)	0	0	0	0	0	45,902

• Stock Options (accelerated)(3)	0	0	0	0	2,130,534	2,130,534

• Restricted Stock Units (accelerated)(3)	0	0	0	0	2,011,590	2,011,590

• Subtotal: Termination Related Payments	0	886,382	0	0	4,142,124	6,551,710

• Stock Options (vested)(3)	72,791	72,791	0	72,791	72,791	72,791

• Supplemental Retirement Plan(5)	421,491	421,491	421,491	421,491	421,491	421,491

Subtotal: Currently Vested Amounts	494,282	494,282	421,491	494,282	494,282	494,282

• Mr. Huval’s Totals	494,282	1,380,664	421,491	494,282	4,636,406	7,045,992

William K. Fleming

• Severance(2)	0	712,500	0	0	0	1,662,500

• Life, Health & Other Benefits(7)	0	0	0	0	0	44,345

• Stock Options (accelerated)(3)	0	0	0	0	1,678,375	1,678,375

• Restricted Stock Units (accelerated)(3)	0	0	0	0	2,185,459	2,185,459

• Subtotal: Termination Related Payments	0	712,500	0	0	3,863,834	5,570,679

• Stock Options (vested)(3)	290,894	290,894	0	290,894	290,894	290,894

• Supplemental Retirement Plan(5)	853,534	853,534	853,534	853,534	853,534	853,534

Subtotal: Currently Vested Amounts	1,144,428	1,144,428	853,534	1,144,428	1,144,428	1,144,428

• Mr. Fleming’s Totals	1,144,428	1,856,928	853,534	1,144,428	5,008,262	6,715,107

(1) Broussard Employment Agreement

The Company and Mr. Broussard have in force an Amended and Restated Employment Agreement, dated as of February 27, 2014, later amended on July 2, 2015 and August 16, 2018, which we refer to herein as the Broussard Agreement. The table above discloses potential payments upon termination or a Change in Control that would be owed to Mr. Broussard under the Broussard Agreement as of December 31, 2018. Effective January 1, 2019, Mr. Broussard and the Company agreed that, with respect to severance and Change in Control benefits, including with respect to the treatment of equity granted on or after January 1, 2019, Mr. Broussard would be governed by the Severance Policy and Change in Control Policy generally applicable to the Company as described below in Note 2 and Note 4.

Pursuant to the Broussard Agreement, if Mr. Broussard’s employment is terminated (a) by the Company other than for Cause or Disability or (b) by Mr. Broussard for Good Reason, in addition to accrued compensation, we will pay or provide to Mr. Broussard, (i) a pro-rated portion of the annual incentive he would have earned for the entire year based on the Company’s actual performance or, in the case of a calendar year that ends after a Change in Control, based on the Target Annual Incentive (a “Pro-Rated Incentive Payment”), (ii) an amount equal to the sum of (x) two times Mr. Broussard’s then-current base salary plus (y) two times the Target Annual Incentive for the fiscal year in which the Termination Date occurs (or one times the Target Annual Incentive if the Termination Date occurs after December 31, 2018), and (iii) continuation of coverage for Mr. Broussard and his dependents under the Company’s medical and dental benefit plans at the same cost to Mr. Broussard as if his employment had continued, until the earliest of 24 months following termination or the effective date of Mr. Broussard’s coverage under equivalent benefits from a new employer. Mr. Broussard would have Good Reason to resign and trigger severance benefits upon the occurrence of one of the following: (i) a material and adverse change in Mr. Broussard’s duties, authorities and responsibilities, (ii) a reduction in Mr. Broussard’s base salary or target incentive opportunity, other than in connection with an across-the-board reduction applicable to all senior executives of the Company, (iii) the relocation of Mr. Broussard’s principal place of business resulting in an increase in Mr. Broussard’s one-way commute of more than 30 miles, or (iv) the failure of the Company to continue in effect a material incentive or other compensation plan unless the Company substitutes a plan providing substantially equivalent compensation opportunities.

Executive Compensation • 2019 Proxy Statement | Humana	53

In addition to the above, the following will apply to Mr. Broussard’s equity-based compensation awards, granted on or prior to December 31, 2018, that are outstanding on the Termination Date upon a termination of Mr. Broussard’s employment by us without Cause or by Mr. Broussard for Good Reason in circumstances not related to a Change in Control, notwithstanding any contract provision in the applicable award agreement or plan under which the award is granted:

(i)	a pro-rated portion of all time-based equity awards other than stock options will become vested and all restrictions on that portion will lapse as of the termination date;

(ii)	all unvested stock options will be forfeited;

(iii)	all vested stock options will remain outstanding and exercisable until the earlier of the second anniversary of the termination date and the term of the stock option; and

(iv)

a pro-rated portion of all performance-based equity awards other than stock options will remain outstanding until the end of the applicable performance period (or, if earlier, upon a Change in Control) and the vesting will be determined based on (a) actual level of performance attained, or (b) in the case of any performance period that ends after a Change in Control, the target level of performance.

In the table above, time-based equity awards other than stock options are shown assuming pro rata vesting as of December 31, 2018, and performance-based equity awards that are subject to continued vesting requirements are not included.

In the event that Mr. Broussard’s employment is terminated by us other than for Cause or by Mr. Broussard for Good Reason within 24 months following a Change in Control (as defined in the Broussard Agreement), or by us without Cause under certain circumstances prior to a Change in Control, in addition to accrued compensation, we will pay or provide to Mr. Broussard: (i) a Pro-Rated Incentive Payment, (ii) an amount equal to two times the sum of (x) Mr. Broussard’s then-current base salary plus (y) the Target Annual Incentive for the fiscal year in which the Termination Date occurs, and (iii) continuation, at the Company’s expense, of all life, medical, dental, accidental death and dismemberment and disability insurance for Mr. Broussard and his dependents until the earliest of 24 months following termination or the effective date of Mr. Broussard’s coverage under equivalent benefits from a new employer.

In addition to the above, the following will apply to Mr. Broussard’s equity-based compensation awards, granted on or prior to December 31, 2018, that are outstanding on the Termination Date upon a Change in Control Termination, notwithstanding any contract provision in the applicable award agreement or plan under which the award is granted:

(i)	all time-based equity awards other than stock options will become vested and all restrictions thereon will lapse as of the date of termination;

(ii)	all time-based stock options will become vested and exercisable as of the date of termination;

(iii)	all performance-based stock options will become vested and exercisable as of the date of termination as if the target performance level had been attained;

(iv)

all vested stock options (including those that vest pursuant to clause (ii) above) will remain outstanding and exercisable until the earlier of the second anniversary of the date of termination and the term of the stock option; and

(v)

all of the shares subject to outstanding performance-based equity awards other than stock options will remain outstanding and the vesting (which will not be prorated) will be determined based on (a) actual level of performance attained for any performance period that ends prior to the Change in Control, or (b) in the case of any performance period that ends after a Change in Control, the target level of performance. Performance-based equity awards other than stock options that are subject to continued vesting requirements are not included in the table above.

In the event that Mr. Broussard’s employment is terminated due to his death or Disability, we would pay or provide (i) a Pro-Rated Incentive Payment and (ii) (A) continuation of coverage for Mr. Broussard and his dependents under our medical and dental benefit plans at the same cost to Mr. Broussard or his dependents as if his employment had continued, for up to 18 months, if such termination is before a Change in Control, or (B) continuation, at our expense, of all life, medical, dental, accidental death and dismemberment and disability insurance for Mr. Broussard and his dependents for 24 months, if such termination is on or after a Change in Control. In addition, any outstanding equity awards granted on or prior to December 31, 2018 held by Mr. Broussard upon the termination of his employment due to death or Disability will be treated as follows: (i) all time-based equity awards other than stock options will become vested and all restrictions thereon will lapse as of the termination date, (ii) all time-based stock options will become vested and exercisable as of the termination date, (iii) all performance-based stock options will become vested and exercisable as of the termination date as if the target performance level had been attained, (iv) all vested stock options (including those that vest pursuant to clauses (ii) and (iii)) will remain outstanding and exercisable until the earlier of the second anniversary of the termination date and the term of the stock option, and (v) a pro-rated portion of all performance-based equity awards other than stock options that would have vested at the end of the applicable performance period had the target performance level been attained will vest as of the termination date. In the table above, performance-based equity awards are shown at the target level of performance.

54	Humana | 2019 Proxy Statement • Executive Compensation

Pursuant to our long-standing Company policy, the Broussard Agreement does not contain an excise tax gross-up provision with respect to payments contingent upon a change in control. The Broussard Agreement does provide that, if (i) Mr. Broussard had become entitled to payments that would have been “parachute payments” in connection with a change in control of the Company that would have subjected him to the excise tax under Section 4999 of the Internal Revenue Code and (ii) the aggregate amount of such payments that he would have received, after all taxes, had been less than he would have received if such payments were reduced below the threshold above which the excise tax would have applied, then (iii) such payments would have been reduced to $1.00 below such threshold so that Mr. Broussard would not have become subject to the excise tax.

The Broussard Agreement also contains certain restrictive covenants related to competition and solicitation. During the Restricted Period, Mr. Broussard may not (i) participate in any business which competes with our Company Business in any Geographic Area in which the Company and/or any of its Affiliates is then conducting business; nor (ii) solicit, recruit or otherwise induce or influence any employee of the Company to accept employment in any business which competes with the Company Business, in any Geographic Area in which the Company and/or any of its Affiliates is then doing business; nor (iii) interfere with the relationship of the Company and any of its employees, agents, representatives, consultants or advisors; nor (iv) divert, or attempt to cause the diversion from the Company, any Company Business; nor (v) interfere with relationships of the Company with its policyholders, agents, brokers, dealers, distributors, marketers, sources of supply or customers. After January 1, 2019, Mr. Broussard continues to be bound by these restrictions through the Severance Policy and Change in Control Policy, each described further below in Note 2 and Note 4, respectively.

(2) Severance Policy

We have a Severance Policy that covers all of our Named Executive Officers. Under the Severance Policy our Named Executive Officers, if involuntarily terminated for reasons not meeting the definition of Cause in the Severance Policy would receive salary continuation for eighteen (18) months following the termination date at an annual rate equal to their then current Annual Base Salary. In addition, terminated executives would remain eligible to receive prorated incentive compensation to be paid at the normal time after year end, provided plan targets and other plan provisions were met. The calculations in the table assume a December 31, 2018 termination and incentive compensation for the full year at the target threshold.

Under the terms of the Severance Policy, the Named Executive Officer is also required to enter into a written agreement that forbids him or her from competing and includes specific provisions relating to non-disparagement and cooperation.

Since December 31, 2018, the Company has adopted an amended Severance Policy which is discussed under the section entitled “2018 Compensation Decisions — Other Benefits and Perquisites” in this proxy statement.

(3) Stock Option and Restricted Stock Unit Agreements

At December 31, 2018, the Named Executive Officers have stock options and restricted stock units (with both time-based and performance-based vesting) outstanding under our 2011 Stock Incentive Plan, which we refer to as the Stock Plan. The treatment of these equity awards will vary depending upon the nature of the termination. As described above, as of December 31, 2018, the treatment of Mr. Broussard’s outstanding equity awards is governed by the Broussard Agreement. The amounts disclosed in the table assume treatment of stock options and restricted stock units based on the December 31, 2018 fair market value of $284.565.

Voluntary Termination. Under the Stock Plan, upon a voluntary termination for reasons not having to do with Cause or Retirement, in each case as defined below, each Named Executive Officer would have 90 days to exercise any vested options, but in no event beyond the expiration date. Any unvested stock options held by our Named Executive Officers would be forfeited. Any unvested restricted stock units held by our Named Executive Officers would also be forfeited. Any unvested stock options held by our Named Executive Officers would be forfeited. Any unvested restricted stock units held by our Named Executive Officers would also be forfeited. upon a voluntary termination for reasons not having to do with Cause or Retirement, in each case as defined below; provided, however, that the Committee may determine, in its sole discretion, that the restrictions on some or all of such unvested restricted stock units shall immediately lapse upon such termination.

Involuntary Termination without Cause. Under the Stock Plan, upon an involuntary termination by the Company for reasons other than Cause, each Named Executive Officer would have 90 days to exercise any vested options, but in no event beyond the expiration date. Any unvested stock options held by our Named Executive Officers would be forfeited. Any unvested restricted stock units held by our Named Executive Officers would also be forfeited. In addition, our equity grant agreements contain non-compete and non-solicit provisions that only remain in full force and effect following an involuntary termination by the Company for reasons other than Cause if we pay an amount at least equal to the Named Executive Officer’s then current annual base salary. Any such amounts that could be paid post-termination to enforce non-compete and non-solicit provisions are not included in the table above.

Involuntary Termination for Cause. Under the Stock Plan, in the event of termination for Cause, all options and unvested restricted stock units are forfeited for all Named Executive Officers, regardless of whether the options are vested. Under the Stock Plan, Cause is defined as “a felony conviction of a Participant or the failure of a Participant to contest prosecution for a felony, or a Participant’s willful misconduct or dishonesty, any of which is determined by the Committee to be directly and materially harmful to the business or reputation of the Company or its Subsidiaries.”

Executive Compensation • 2019 Proxy Statement | Humana	55

Retirement. Under the Stock Plan, an eligible Retirement means a combination of age and years of service with the Company totaling 65 or greater, with a minimum required age of 55 and a minimum requirement of five years of service. With respect to grants of options prior to July 2, 2015, in the event of an eligible Retirement by a Named Executive Officer, any outstanding options (x) that have vested as of the retirement date of that Named Executive Officer will be exercisable within two years of such retirement date, and (y) that have not vested as of the retirement date of that Named Executive Officer will continue to vest according to their original vesting schedule and will be exercisable within two years of the vesting date of such options. In the event of an eligible Retirement by a Named Executive Officer, any unvested restricted stock units will continue to vest according to their original vesting schedule. For awards granted after July 2, 2015, in the event of an eligible Retirement by a Named Executive Officer, any outstanding options and restricted stock units will vest pro rata.

Death or Disability. Under the Stock Plan, in the event of death or Disability of a Named Executive Officer, all outstanding options shall become immediately exercisable in full and the Named Executive Officer, or his estate or representative shall have two years to exercise the options regardless of the expiration date. Under the Stock Plan, in the event of death or Disability of a Named Executive Officer, any unvested restricted stock units shall immediately vest, and any unvested shares of performance-based restricted stock units will vest at the maximum level.

Change in Control. Under the Stock Plan, in the event of a termination for Cause or resignation for Good Reason within two years following a Change in Control, (x) all outstanding options shall become immediately exercisable in full and the Named Executive Officer shall have two years to exercise the options, but in no event beyond the expiration date, and (y) any unvested restricted stock units shall immediately vest, and any unvested shares of performance-based restricted stock units will vest at the target level.

(4) Change in Control Policy and Benefits

We have a Change in Control Policy (CIC Policy), as adopted by the Organization & Compensation Committee, which replaced our former practice of entering into individual CIC Agreements. For the period ended December 31, 2018, eligibility under the CIC Policy is limited to CEO Direct Reports and certain senior level management. The CIC Policy provides certain benefits in the event an eligible employee’s employment is terminated by the Company without Cause or by the employee with Good Reason within twenty-four months following a Change in Control, or by the Company without Cause under certain circumstances prior to a Change in Control (each capitalized term is defined in the CIC Policy). The table assumes treatment of each Named Executive Officer (other than Mr. Broussard) under the CIC Policy.

Under the CIC Policy for the period ended December 31, 2018, Named Executive Officers would be entitled to receive a Cash Severance which generally is determined as twice the sum of each individual’s annual base salary and the target incentive compensation payable to him or her. Assuming a Change in Control and subsequent termination event had occurred at December 31, 2018, the payments set forth in the table above would have been made within ten days of the termination event (or such later date as may be required by Section 409A) by the surviving company in the Change in Control. See the discussion herein under Note 3.

Further, under the CIC Policy, each Named Executive Officer is entitled to receive all life insurance, health insurance, dental insurance, accidental death and dismemberment insurance and disability insurance under plans and programs in which the Named Executive Officer and/or the Named Executive Officer’s dependents and beneficiaries participated immediately prior to the date of termination. These benefits shall continue for 18 months following termination. These benefits are valued at the amounts listed in the table above for the applicable period.

Pursuant to our long-standing Company policy, the CIC Policy does not include an excise tax gross-up provision with respect to payments contingent upon a change in control.

Since December 31, 2018, the Company has adopted an amended CIC Policy which is discussed under the section entitled “2018 Compensation Decisions — Other Benefits and Perquisites” in this proxy statement.

(5) Pension and Retirement Plans

In the event of termination, each Named Executive Officer would receive their account balance under the Humana Retirement Equalization Plan disclosed in the Nonqualified Deferred Compensation table together with their Humana Retirement Savings Plan benefit. The Humana Retirement Savings Plan is a qualified 401(k) plan generally available to all Humana associates. The amounts below include both the individual’s contribution and the Company’s contributions. At December 31, 2018, the account balances under the Humana Retirement Savings Plan for the Named Executive Officers are as follows (which amounts are not included in the table above):

Bruce D. Broussard	$373,949

Brian A. Kane	$218,595

Jody L. Bilney	$295,517

Timothy S. Huval	$282,013

William K. Fleming	$1,435,630

56	Humana | 2019 Proxy Statement • Executive Compensation

The Humana Retirement Savings Plan amounts are payable under various forms of distribution, the specific form to be elected by the participant. The forms of distribution are a single lump sum in cash or our common stock (if invested in the Humana common stock fund); substantially equal monthly, quarterly, or annual installments for a period of 5, 10, 15 or 20 years not to exceed the life expectancy of the participant, or the joint and last survivor expectancy of the participant and a designated beneficiary.

(6) Retirement

As noted above, under the Stock Plan, the definition of retirement eligibility means a combination of age and years of service with the Company totaling 65 or greater, with a minimum required age of 55 and a minimum requirement of five years of service. For additional information on the stock options, restricted stock and restricted stock units held by each of our Named Executive Officers, please refer to the table entitled, “Outstanding Equity Awards at Fiscal Year End” in this proxy statement. The table above does not include amounts that would be realized from this continued vesting of stock option, restricted stock and restricted stock unit awards.

(7) Life, Health and Other Benefits

Upon termination (other than a termination in connection with a Change in Control as described above), all officers elected by our Board of Directors, including our Named Executive Officers (other than Mr. Broussard, whose benefits are governed by the Broussard Agreement, as described in Note 1 above), are eligible for continuation of health and dental coverage pursuant to COBRA. Such coverage is not included in the table above (except for a Change in Control, where a two year expense for health benefits is included, assuming a 10% increase in premiums year over year).

In the event of death, the estate of each Named Executive Officer is entitled to receive a life insurance benefit in the amount of three times the current base salary of the officer (up to a maximum of $3 million), reduced by 50% when the age of 70 has been attained. As of December 31, 2018, the amount payable under such death benefit, which is not included in the table above, is as follows for our Named Executive Officers:

Bruce D. Broussard	$3,000,000

Brian A. Kane	$2,100,000

Jody L. Bilney	$1,773,000

Timothy S. Huval	$1,773,000

William K. Fleming	$1,425,000

Executive Compensation • 2019 Proxy Statement | Humana	57

Certain Transactions with Management and Others

The Board of Directors has determined that there are no material transactions involving a director of the Company. For a discussion of the transactions reviewed, please see the discussion under “Independent Directors” herein.

The Board of Directors has determined that there are no material transactions involving an executive officer or greater than 5% stockholder, other than the following:

•

During 2018, the Company had an agreement with BlackRock, Inc., or BlackRock, which holds greater than five percent of the Company’s outstanding stock as of December 31, 2018. Under this agreement, BlackRock provided fixed income investment management services to the Company, for which the Company paid approximately $4.09 million in fees for the year ended December 31, 2018. The fees were determined solely on the amount of assets under management, and, to our knowledge, were comparable to those of non-affiliated customers.

The Board of Directors has adopted a policy for review, approval and monitoring of transactions involving the Company and directors and executive officers or their immediate family members, or stockholders owning five percent or greater of the Company’s outstanding stock. The policy covers any related person transaction that meets the minimum threshold for disclosure under the SEC’s regulations. The Related Party Transaction Approval Policy may be viewed on our website. From the www.humana.com website, click on “Investor Relations,” then click on “Corporate Governance,” and then click on the link entitled “Policy Regarding Related Person Transaction.” Pursuant to that policy, our Board of Directors has approved the continuation for 2019 of the above described relationship.

58	Humana | 2019 Proxy Statement • Certain Transactions with Management and Others

Audit Committee Report

Our Audit Committee currently is comprised of three directors. All members are independent and are financially literate as defined in the NYSE listing standards. The Board of Directors has determined that Messrs. D’Amelio and O’Brien each meet the definition of “audit committee financial expert.” The Board of Directors has adopted a written charter for the Committee.

As set forth in its Charter, our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged to prepare the audit report or perform other audit, review or attestation services. The Audit Committee has retained PricewaterhouseCoopers LLP, or PwC, as the Company’s independent registered public accounting firm for fiscal 2019. PwC has been retained as the Company’s independent registered public accounting firm continuously since 1968.

The Audit Committee reviews Humana’s financial reporting processes on behalf of the Board of Directors. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2018, with Humana’s management and its independent registered public accounting firm, PwC. Management is responsible for the financial statements and the reporting process, including its assessment of our internal control over financial reporting. PwC is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America. Management has represented to PwC and the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee discussed with PwC the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees. In addition, the Audit Committee has discussed with PwC its independence from Humana and its management including the matters in the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence.

During 2018, the Audit Committee met independently with our Chief Audit Officer, our Chief Risk Officer, our Chief Compliance Officer, key members of management, and PwC regarding our business, current and planned audit activities, and risks that could impact the Company and management actions to mitigate those risks. The Audit Committee, in consultation with management, Internal Audit, and PwC, reviewed our quarterly financial statements and earnings releases. The Audit Committee reviewed our annual financial statements. Audit Committee members individually reviewed our monthly operating and financial information as well as internal audits of controls over operations, financial processes, and compliance with laws and regulations.

The Audit Committee reviewed and evaluated the relevant requirements of the Sarbanes-Oxley Act of 2002, the rules of the SEC and the listing standards of the NYSE regarding audit committee procedures and responsibilities, including a review of our internal controls and procedures.

The Audit Committee reviewed and approved the services provided by PwC to us consisting of the following:

	For The Years Ended December 31
	2018	2017

Audit Fees	$5,736,000	$6,100,000

Audit Related Fees	$1,272,000	$2,800,000

Tax Fees	$238,000	$200,000

All Other Fees	$746,000	$1,400,000

TOTAL	$7,992,000	$10,500,000

•

Audit Fees include activities relating to the audit of our consolidated financial statements, the audit of internal control over financial reporting, statutory and other separate Company audits, and consultations related to miscellaneous SEC and financial reporting matters.

•

Audit Related Fees include other assurance and related services including the audits of our employee benefit plans, reports issued pursuant to Statement on Standards for Attestation Engagements No. 18, Attestation Standards: Clarification and Recodification, assurance services in connection with a divestiture, and other mandated regulatory and compliance attestation services. No amounts were paid for financial systems design and implementation.

•	Tax Fees include activities relating to tax compliance, consultation and support services.

•	All Other Fees include activities related to advisory services and the annual renewal of software licenses for accounting research.

Audit Committee Report • 2019 Proxy Statement | Humana	59

The Audit Committee discussed with our internal auditors and with PwC the overall scope and plans for their respective audits. At each meeting, the Audit Committee is provided the opportunity to meet with the internal auditors and with PwC with and without management present, and, in fact, met with the internal auditors and with PwC with and without management present in connection with each regularly scheduled Board of Directors meeting in 2018.

The Audit Committee has established policies and procedures for pre-approving all audit, review and attest services that are required under the securities laws and all other permissible tax and non-audit services necessary to assure PwC’s continued independence. The Audit Committee annually pre-approves the following permissible non-audit services:

•	related assurance and attestation services;

•	risk and control services;

•	transaction services; and

•	tax services.

The fees shown in the table above were all pre-approved in accordance with these policies and procedures. The Audit Committee separately will consider any proposed retention of the independent registered public accounting firm for permissible non-audit services other than those listed above. The Audit Committee is responsible for the audit fee negotiations associated with the Company’s retention of PwC.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Humana Annual Report on Form 10-K for the year ended December 31, 2018.

All members of the Audit Committee of the Company whose names follow submit the foregoing report:

AUDIT COMMITTEE

Frank A. D’Amelio, Chairman

William J. McDonald

James J. O’Brien

60	Humana | 2019 Proxy Statement • Audit Committee Report

Proposal Two

Ratification of Appointment of Independent Registered Public Accounting Firm

Background

The Board of Directors, in accordance with the recommendation of its Audit Committee, believes that the continued retention of PwC as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders, and therefore has appointed PwC to audit the consolidated financial statements of the Company for the year ending December 31, 2019. In making this appointment, the Board considered the performance and independence of PwC, including whether any non-audit services performed by PwC are compatible with maintaining independence. The Audit Committee and Board of Directors believe that PwC has invaluable long-term knowledge of Humana. While preserving that knowledge, partners and employees of PwC engaged in audits of Humana are periodically changed, giving Humana access to new expertise, experience and perspectives.

We are asking our stockholders to ratify the appointment of PwC as our independent registered public accounting firm. Although ratification is not required by our Charter, Bylaws, Delaware law or otherwise, the Board is submitting the appointment of PwC to our stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm. If our stockholders fail to ratify the appointment, it will be considered as a non-binding recommendation to the Board and the Audit Committee to consider the appointment of a different firm for fiscal year 2020. Even if the appointment is ratified, the Board and the Audit Committee may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders. We expect that representatives of PwC will be present at the Annual Meeting and will be afforded the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of a majority of the votes present and entitled to vote with respect to the proposal is required for the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Shares not present at the meeting have no effect on the ratification of the appointment of PricewaterhouseCoopers LLP, while shares voting “abstain” will be counted as “against” votes. Pursuant to NYSE regulations, brokers and other NYSE member organizations have discretionary voting power over the ratification of the appointment of the Company’s independent registered public accounting firm.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

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Proposal Three

Non-Binding Advisory Vote with Respect to the Compensation of the Company’s Named Executive Officers

Background

The Dodd-Frank Act requires that we include in our proxy statement a non-binding advisory stockholder vote with respect to the frequency of future advisory votes regarding the compensation of our Named Executive Officers as described in the Compensation Discussion and Analysis section, the compensation tables and the accompanying narrative disclosure, set forth in this proxy statement (commonly referred to as “Say-on-Pay”).

At our 2017 Annual Meeting, held on April 20, 2017, our stockholders recommended an annual Say-on-Pay vote, and our Board of Directors subsequently adopted that recommendation. In 2019, we are therefore asking our stockholders to vote on the following resolution:

RESOLVED, that the stockholders of Humana Inc. approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as described in the Compensation Discussion and Analysis section, the compensation tables, and the accompanying narrative disclosure, set forth in the Company’s proxy statement.

The compensation of our Named Executive Officers is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosures contained in this proxy statement. As discussed in those disclosures, our philosophy is that compensation should be market-based, competency-paced and contribution-driven. Our compensation programs are designed to challenge participants as well as reward them for superior performance for our Company and our stockholders, with an emphasis on pay for performance principles to align the interests of our Named Executive Officers with those of our stockholders. Our compensation practices and policies enable us to attract and retain talented and experienced executives to lead the Company successfully in a competitive environment.

Your vote on this Proposal Three is an advisory one, and therefore is not binding on the Company, the Organization & Compensation Committee, or the Board. The vote will not be construed to create or imply any change to the fiduciary duties of the Company or the Board, or to create or imply any additional fiduciary duties for the Board. Nevertheless, our Board and our Organization & Compensation Committee value the opinions of our stockholders, and intend to consider any stockholder concerns evidenced by this vote. We will continue to evaluate and disclose whether any actions are necessary to address those concerns.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of a majority of the votes present and entitled to vote with respect to the proposal is required for the approval of the non-binding advisory vote with respect to the compensation of the Company’s Named Executive Officers. Shares not present at the meeting and broker non-votes have no effect on the approval of this non-binding advisory vote, while abstentions will count as votes “against.” Pursuant to NYSE regulations, brokers do not have discretionary voting power over this proposal, and therefore, if you hold Shares through a broker or other NYSE member organization and do not provide voting instructions to your broker or other NYSE member organization, your Shares will not be voted with respect to this proposal. If you timely submit a signed proxy but fail to specify instructions to vote with respect to this proposal, the accompanying proxy will be voted FOR this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS, THE COMPENSATION TABLES, AND THE RELATED DISCLOSURES CONTAINED IN THIS PROXY STATEMENT.

62	Humana | 2019 Proxy Statement • Proposal Three

Proposal Four

APPROVAL OF THE

HUMANA INC. STOCK

INCENTIVE PLAN

Upon the recommendation of the Organization & Compensation Committee, or the Committee, the Board of Directors has adopted the Amended and Restated Humana Inc. Stock Incentive Plan, which we refer to as the Stock Plan, subject to stockholder approval at the April 18, 2019 Annual Meeting. The Stock Plan will amend and restate the current Humana Inc. 2011 Stock Incentive Plan (the “2011 Plan”). If approved, the Stock Plan will replace the 2011 Plan, empower the Company through the Committee to grant stock options, stock appreciation rights, restricted stock, performance awards, and other stock-based and cash-based grants and awards to directors, executive officers, and other employees of the Company and its subsidiaries.

We are asking our shareholders to approve the Stock Plan at the 2019 Annual Meeting. The Board of Directors believes that in order to attract, retain and reward valuable personnel, it is important for the Company to maintain a flexible, long-term, stock-based incentive plan, which is both competitive with and responsive to rapidly changing industry standards. The Stock Plan provides the Company with the ability to devise incentive programs that are responsive to the demands of the marketplace and are aligned with stockholder interests.

Below is an executive summary of this proposal and the Stock Plan, as well as a brief description of the Stock Plan. The description of the Stock Plan in this Proxy Statement is qualified in its entirety by reference to the Stock Plan, which is attached to this Proxy Statement as Appendix A. You may also obtain a copy of the Stock Plan by accessing this Proxy Statement as filed with the SEC on the Internet at www.sec.gov, by accessing the Investor Relations section of our website, www.humana.com, or by contacting our Corporate Secretary.

EXECUTIVE SUMMARY OF PROPOSAL AND SELECTED PLAN INFORMATION

Introduction

On February 21, 2019, the Board approved and adopted, subject to shareholder approval, the Stock Plan to amend and restate the 2011 Plan, which would otherwise expire under its terms in 2021. If approved by our shareholders, going forward all grants of equity based awards to our employees and directors will be made under the Stock Plan and shares currently available under the 2011 Plan will no longer be available for issuance. If the shareholders do not approve the Stock Plan, we will continue to grant awards under the unamended 2011 Plan until the expiration of the 2011 Plan or the date that shares authorized for issuance under the 2011 Plan are completely depleted, whichever occurs first. As of January 31, 2019, 4.67 million shares remain available for grant under the 2011 Plan.

Material Changes to the Stock Plan

In addition to the request for more shares described below, we are seeking shareholder approval of the following material amendments to the Stock Plan:

•

An amendment to limit grants to directors providing that the maximum number of shares subject to awards made to a non-employee director under the Stock Plan in a single fiscal year, taken together with any cash fees paid to such non-employee director in respect of such fiscal year, will not exceed $1,500,000 for the non-employee Chairman of the Board and $1,000,000 for all other non-employee directors in total value;

•	Amendments to specify the treatment of outstanding awards upon specific termination events;

•

An amendment clarifying that shares tendered to pay taxes or to satisfy the exercise price for options, as well as shares that we repurchase using proceeds from the exercise of options will not be available for future awards under the Stock Plan;

•

An amendment providing for the automatic adjustment to certain performance objectives to reflect prescribed events that result in a change to the applicable performance objectives in excess of pre-established threshold amounts;

•	An amendment providing that an acquiring corporation may assume or cancel outstanding awards and not provide for automatic vesting upon a change in control;

Proposal Four • 2019 Proxy Statement | Humana	63

•	An amendment providing that awards granted under the Stock Plan are subject to a recoupment (clawback) policy; and

•

Amendments clarifying that there are no dividends or dividend equivalents on options or stock appreciation rights and that dividends and dividend equivalent rights, if any, on all other awards will be subject to the same vesting requirements as the underlying award and will only be paid at the time those vesting requirements are satisfied.

Proposed Share Reserve

If approved, a total of 16,000,000 shares of common stock will be available for issuance pursuant to future awards granted under the Stock Plan, resulting in a total of 16,000,000 being available for future issuance. The purpose of the Stock Plan is to allow the Company to design and grant equity-based awards that will provide long-term incentives to our directors, executive officers, and other employees, while aligning their interests with those of our shareholders. The Board believes that the increased number of shares available for issuance under the Stock Plan are necessary to permit us to continue to provide the type of long-term, performance-based compensation necessary to allow us to attract, retain and motivate our directors, executive officers, and other employees.

Impact on Dilution and Fully-Diluted Overhang

Our Board recognizes the impact of dilution on our shareholders and has evaluated this share request carefully in the context of the need to motivate, retain and ensure that our leadership team is focused on our strategic and long-term growth priorities. The total fully-diluted overhang as of December 31, 2018, assuming that the entire share reserve is granted in stock options, would be 11.0% and the total fully-diluted overhang, assuming the share reserve is granted in full-value awards only, would be 4.1%. The Company’s historical practice, which is not currently expected to change, has been to grant a combination of stock options and full-value awards, resulting in overhang between these two levels. In this context, fully diluted overhang is calculated as the sum of grants outstanding and shares available for future awards (numerator) divided by the sum of the numerator and basic common shares outstanding, with all data effective as of December 31, 2018. Our Board believes that the number of shares of common stock that would be available for issuance under the Stock Plan represents a reasonable amount of potential equity dilution given our strategic and long-term growth priorities.

Expected Duration of the Share Reserve

We expect that the share reserve under the Stock Plan, if this proposal is approved by our shareholders, will be sufficient for awards for at least five to six years. Expectations regarding future share usage could be impacted by a number of factors, such as award type mix; hiring and promotion activity at the executive level; the rate at which shares are returned to the Stock Plan’s reserve upon the awards’ expiration, forfeiture or cash settlement; the future performance of our stock price; the consequences of acquiring other companies; and other factors. While we believe that the assumptions we used are reasonable, future share usage may differ from current expectations.

Governance Highlights

The Stock Plan incorporates certain governance best practices, including:

✓	No annual “evergreen” provisions.

✓	No “liberal share recycling” of options or stock appreciation rights.

✓	No dividends or dividend equivalents on options or stock appreciation rights.

✓

Dividends and dividend equivalent rights, if any, on all other awards will be subject to the same vesting requirements as the underlying award and will only be paid at the time those vesting requirements are satisfied.

✓

Minimum 100% fair market value exercise price as of the date of grant for options and stock appreciation rights, except for substitute awards granted through the assumption or substitution of awards from an acquired or merged company.

✓	No excise tax gross-ups.

✓

No automatic vesting upon a change in control: The Stock Plan allows for an acquiring corporation to assume or cancel outstanding awards and does not provide for automatic vesting upon a change in control.

✓	Awards granted under the Stock Plan are subject to our recoupment (clawback) policy.

✓

Limiting the value of the number of shares subject to awards made to a non-employee director under the Stock Plan in a single fiscal year, taken together with any other compensation paid to such non-employee director in respect of such fiscal year, to no more than $1,500,000 for the non-employee Chairman of the Board and $1,000,000 for all other non-employee directors in total value.

✓

Prohibits reducing the exercise price in effect for outstanding options or stock appreciation rights, cancelling and replacing stock options or stock appreciation rights with a grant with a lower exercise price, or a cash buyout of an underwater option or stock appreciation right, except for adjustments with respect to a change of control or an equitable adjustment in connection with certain corporate transactions.

64	Humana | 2019 Proxy Statement • Proposal Four

Burn Rate

The following table sets forth information regarding our equity awards granted and performance-based equity awards earned over each of the last three fiscal years:

Year	Options Granted	Full- Value Shares Granted	Total Granted	Weighted Avg. # of Common Shares Outstanding	Burn Rate
2018	143,326	575,801	1,870,729	137,486,000	1.36%
2017	358,352	877,845	2,991,887	144,640,177	2.07%
2016	361,613	909,429	3,089,900	149,627,882	2.07%

The table below represents the outstanding shares, as well as the number of shares available for grant under the 2011 Plan, in each case as of December 31, 2018. If the Stock Plan is approved by our stockholders, going forward all grants of equity-based awards to our employees and directors will be made under the Stock Plan and shares currently available under the 2011 Plan will no longer be available for issuance.

Number of RSUs and PSUs outstanding (1)	Options			Adjusted Shares Remaining (2)(3)	Common Shares Outstanding
	Awards Outstanding	Weighted Average Exercise Price	Weighted Average remaining life
964,311	677,648	$213.17	4.99	4,673,360	135,566,672
(1)	Includes 163,322 Board of Director deferred shares under the Humana Inc. 2003 Stock Incentive Plan
(2)	Adjusted shares remaining based on fungible ratio
(3)	13.1 million shares reserved on an Unadjusted basis

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SUMMARY OF THE STOCK PLAN

A summary of certain key provisions of the Stock Plan is provided below. This summary, however, does not purport to be complete and is qualified in its entirety by reference to the provisions of the Stock Plan, a copy of which is attached to this proxy statement as Appendix A.

Key Provision	Description
Effective Date of the Stock Plan	• April 18, 2019, provided the Stock Plan is approved by our stockholders
Term of the Stock Plan

•  The earliest of: (i) the date that no additional Shares are available for issuance under the Stock Plan; (ii) the date that the Stock Plan is terminated by the Board of Directors in accordance with its terms; or (iii) the day immediately preceding the ten year anniversary of its effective date April 17, 2029.

Eligible Participants	• Our employees or employees of any of our subsidiaries, joint ventures and affiliated entities • Non-employee members of the Board • Key consultants
Total Shares Authorized and Share Counting

•  16,000,000 Shares for all types of stock incentive awards

•  Shares available under the Stock Plan are reduced by one Share for each Share underlying a stock option or stock appreciation right granted under the Stock Plan

•  Shares available under the Stock Plan are reduced by 3.35 Shares for awards other than stock options or stock appreciation rights granted under the Stock Plan

•  Shares that are (A) withheld to cover tax withholding obligations of the participant (B) tendered as payment to satisfy the exercise price of an option for an option exercise and (C) added back that have been repurchased by the Company using option exercise proceeds

•  The following do not count against the aggregate number of Shares available under the Stock Plan:

(i)  The payment in cash of dividends or dividend equivalents under any outstanding award;

(ii)   Any award that is settled in cash rather than by issuance of Shares; or

(iii)  Awards granted through the assumption or conversion of, or in substitution for, outstanding awards previously granted to individuals who become employees of the Company as a result of a merger, consolidation, acquisition or other corporate transaction.

Award Limits

•  The amount of awards payable in Shares that may be issued to any individual participant under the Stock Plan is limited to 20% of the Shares authorized under the Stock Plan.

•  The amount payable in any calendar year in respect of Performance Unit awards denominated in dollars to any individual participant under the Stock Plan is limited to $3,000,000 for the Chief Executive Officer and $1,500,000 for any other participant.

•  No more than 50% of the Shares authorized under the Stock Plan may be issued upon the exercise of incentive stock options granted under the Stock Plan.

•  In no event will any non-employee director of the Company be granted awards that would result in total compensation in excess of $1,000,000 with respect to non-employee directors and $1,500,000 with respect to the non-employee Chairman of the Board, in any calendar year.

Type of Stock Incentive Awards

•  Incentive stock options and non-qualified stock options with an exercise period no longer than ten years

•  Stock appreciation rights

•  Restricted Stock and restricted stock units

•  Performance awards

•  Other awards in stock

Vesting and Exercise	• As determined by the Committee based on time vesting, upon achievement of performance targets, or both
Restrictive Features

•  No Stock Option Repricings. The Stock Plan prohibits the repricing of stock options without the approval of stockholders. This provision applies to both direct repricings lowering the exercise price of a stock option and indirect repricings cancelling an outstanding stock option and granting a replacement stock option with a lower exercise price.

•  No annual “Evergreen” Provision. The Stock Plan provides for a fixed number of Shares, and requires stockholder approval of any additional allocation of Shares

•  No Discount Stock Options. The Stock Plan prohibits the grant of a stock option with an exercise price of less than the fair market value of the Company’s common stock on the date the stock option is granted.

•  No Dividend Equivalents on Stock Options or Stock Appreciation Rights. No dividends or dividend equivalents on options or stock appreciation rights.

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Administration

The Stock Plan will be administered by the Committee, with each member qualifying as (i) a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and (ii) an “independent” director under the current New York Stock Exchange standards for director independence.

In administering the Stock Plan, the Committee will determine, among other things: (i) the individuals to whom grants or awards will be made; (ii) the type and size of awards; and (iii) the terms of each award including, but not limited to, vesting schedule, grant price, restriction or performance criteria, and length of relevant performance, restriction or option periods.

The Committee may delegate to one or more directors, or one or more executive officers, the power to grant and administer awards under the Stock Plan to participants who are not executive officers. The Committee may also construe, interpret and correct defects, omissions and inconsistencies in the Stock Plan.

Participation

The Committee may grant Awards under the Stock Plan to any director, officer, employee or consultant of the Company or any of its subsidiaries, joint ventures and affiliated entities. The Company’s non-employee directors currently receive annual awards as described in this proxy statement under “Director Compensation, and the Company’s Named Executive Officers received annual awards as described in this proxy statement under “Compensation Discussion and Analysis” and “Grants of Plan-Based Awards.”

Shares of Company Stock Available for Issuance

The Stock Plan authorizes the issuance of up to sixteen million (16,000,000 Shares). No individual may be granted more than twenty percent (20%) of the total Shares authorized for the Stock Plan over the term of the Stock Plan. In addition, the maximum value of cash or property other than Shares that may be paid or distributed in a calendar year to any participant pursuant to a grant of performance units is limited to $3,000,000 for the Chief Executive Officer and $1,500,000 for any other participant. The stock subject to the provisions of the Stock Plan will be authorized but unissued Shares or treasury Shares.

If any Shares subject to any award under the Stock Plan are forfeited or the award otherwise terminates without the issuance of such shares, those Shares will again be available for grant under the Stock Plan, and will be added back as (a) one (1) Share for each one (1) Share subject to an Option or Stock Appreciation Right or (b) three and thirty-five hundredths (3.35) Shares for every one (1) Share subject to an Award other than an Option or Stock Appreciation Right. Shares that are (A) withheld to cover tax withholding obligations of the participant (B) tendered as payment to satisfy the exercise price of an option for an option exercise and (C) added back that have been repurchased by the Company using option exercise proceeds will, in each, case count against the number of Shares that may be issued under the Stock Plan.

Pursuant to the Stock Plan, the number and kind of Shares to which awards are subject may be appropriately adjusted in the event of certain changes in capitalization of the Company, including stock dividends and splits, reclassification, recapitalization, reorganizations, mergers, consolidations, spin-offs, split-ups, combinations or exchanges of Shares.

Types of Stock Incentive Awards to be Granted

Subject to the limits under the Stock Plan, the Committee has the discretionary authority to determine the size of the award, the type of award, and whether it will be tied to meeting performance-based requirements or will vest solely over time.

The types of awards that may be made under the Stock Plan are as follows:

•

Incentive stock options and non-qualified stock options are the right to purchase Shares where the value is based on the appreciation in the underlying Shares in excess of an exercise price, which right may be exercised by the holder during the term of the option, which is not to exceed ten years, unless earlier terminated upon certain events, such as for cause. The exercise price of stock options granted under the Stock Plan is determined by the Committee, but may not be less than the fair market value of a Share on the date the option is granted, defined as the average of the highest and lowest sale price of Humana Inc. common stock reported on the composite New York Stock Exchange tape on that date. The amount of incentive stock options vesting in a particular year cannot exceed the maximum amount permitted under Section 422 of the Code, determined using the aggregate fair market value of the Shares on the date of grant. In its sole discretion, the Committee may provide, at the time of grant, that the Shares to be issued upon an option’s exercise will be in the form of restricted stock or other similar securities.

•

Stock appreciation rights entitle a participant to receive upon exercise an amount equal to the number of Shares subject to the award multiplied by the excess of the fair market value of a Share at the time of exercise over the exercise price (which may not be less than the fair market value on the grant date). Stock appreciation rights may be paid in cash, Shares, other property or any combination thereof, Any stock appreciation rights related to an option other than an incentive stock option may be granted at the same time the option is granted or at any time thereafter before exercise or expiration of the option. Any stock appreciation rights related to an

Proposal Four • 2019 Proxy Statement | Humana	67

incentive stock option must be granted at the same time the option is granted. A stock appreciation right related to an option, or the applicable portion thereof, will terminate and no longer be exercisable upon the termination or exercise of the related option. Any option related to a stock appreciation right that is exercised will cease to be exercisable to the extent the related stock appreciation right has been exercised.

•

Restricted stock and restricted stock units are stock-based awards that do not require purchase, but which are not immediately available to the recipient until certain restrictions lapse, either based solely on continued employment or service with the Company for specified periods or based on the attainment of specified performance criteria. Restricted stock units represent Shares which, upon vesting, may be settled in Shares or in cash equal to the fair market value of the number of Shares represented by the restricted stock unit. Restricted stock units are not outstanding until paid in stock and therefore do not have voting or dividend rights.

•

Performance Awards are awards of restricted stock or units in which the recipient vests only upon satisfaction of certain performance criteria during a performance period as may be determined by the Committee. With certain exceptions, payment with respect to performance units and vesting of performance shares will occur only after the end of the relevant performance period. Performance units may be paid in cash, Shares (including restricted shares), other property or any combination thereof, in the sole discretion of the Committee at the time of payment.

•

Other Stock Awards may be issued to participants that are valued in whole or in part by reference to, or are otherwise based on, Shares. Such awards may be paid in Shares, cash or any combination or other property as the Committee may determine.

Performance Objectives

The performance criteria established by the Committee with respect to any performance awards will be based on the following objectives: (i) earnings per share; (ii) share price; (iii) consolidated net income (iv) pre-tax profits; (v) earnings or net earnings; (vi) return on equity or assets; (vii) sales; (viii) cash flows from operating activities; (ix) return on invested capital; (x) membership; (xi) other performance objectives as determined by the Committee, or (xii) any combination of the foregoing. These performance objectives may be established in respect to the performance of the Company, any of its subsidiaries, any of its divisions or any combinations thereof.

To preserve the intended incentives and benefits of an award based on performance objectives, performance objectives will be adjusted to reflect any of the following events, subject to such event resulting in a change to the applicable performance objective in excess of an aggregate threshold amount established by the Committee at the time of the granting of the applicable performance award; (A) the acquisition or disposition of a business, a merger, or a similar transaction, and the related integration costs including external costs such as legal, accounting and consulting fees and internal costs such as severance and benefits, contract cancellation costs, lease abandonment costs, overhead costs of integration including allocated wages and benefits and administrative costs in connection therewith; (B) impact of securities issuances or repurchases in connection with an acquisition or disposition of a business, a merger, or a similar transaction, and related expenses including both direct and incremental costs incurred in connection therewith; (C) changes in accounting principles, tax laws, or other laws, provisions or regulations; (D) any litigation or regulatory investigations not in the ordinary course of business; (E) restructuring activity, including, but not limited to, reductions in force not in the ordinary course of business; (F) impact of exit or disposal activities, such as the close of blocks of business, market or product exits, asset sales or abandonments, contracts placed in run-off, related premium deficiency reserves or capital charges; and (G) any extraordinary, natural disaster, unusual and/or infrequent event, including, but not limited to those defined by SEC Regulation S-K Item 10(e), as appropriate for reporting as non-GAAP financial measures. The Committee still in all events retains the discretion to reduce (but not increase) any award, regardless of the result of any adjustments described above.

In addition, the Committee may determine at the time performance objectives are established that certain adjustments may apply to the objective formula or standard with respect to the applicable performance objective to take into account, in whole or in part, in any manner specified by the Committee, any one or more of the following: (i) the gain, loss, income or expense resulting from changes in accounting principles that become effective during the performance period; (ii) the gain, loss, income or expense reported publicly by the Company with respect to the performance period that are extraordinary or unusual in nature or infrequent in occurrence; (iii) the gains or losses resulting from, and the direct expenses incurred in connection with the disposition of a business, or the sale of investments or non-core assets; (iv) the gain or loss from all or certain claims and/or litigation and all or certain insurance recoveries relating to claims or litigation; (v) the impact of impairment of tangible or intangible assets including goodwill; (vi) the impact of restructuring or business recharacterization activities, including but not limited to reductions in force, that are reported publicly by the Company; or (vii) the impact of investments or acquisitions made during the year, or to the extent provided by the Committee, any prior year. Each of the adjustments described in this section may relate to the Company as a whole or any part of the Company’s business operations. The adjustments are to be determined in accordance with generally accepted accounting principles and standards, unless the Committee designates another objective method of measurement.

Termination, Death or Disability

Termination for Cause

Except as otherwise determined by the Committee, if a participant is terminated for cause, all rights of such participant under any outstanding award will terminate.

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Retirement

Except as otherwise determined by the Committee, upon a participant’s Retirement (as defined below), any option or stock appreciation right that was exercisable at the date of such Retirement will be exercisable for the two year period after the date of such Retirement (but not beyond the expiration date of the option or stock appreciation right). Except as otherwise determined by the Committee, to the extent any option or stock appreciation right granted under the Stock Plan was not exercisable at the date of such Retirement, or to the extent the restrictions on any Shares of restricted stock, performance awards or restricted stock units have not lapsed at the date of such retirement, a prorated portion of the award that would have vested on the next scheduled vesting date (as set forth in the applicable award agreement) will vest (and any restrictions will lapse) and become exercisable (as applicable) upon the next scheduled vesting date, with the proration to be determined by calculating the product of (A) the quotient of (x) the number of completed months the participant has been employed since the date of grant of the award or the most recent vesting date, as applicable, divided by (y) the number of months in the current vesting period, multiplied by (B) the total number of options or stock appreciation rights, or Shares of restricted stock, performance awards or restricted stock units (taking into account achievement of the applicable performance goals) that were scheduled to vest and become exercisable on the next scheduled vesting date, provided, that, the Committee may determine, in its sole discretion, that the restrictions on some or all of the options, stock appreciation rights, Shares of restricted stock, performance awards or restricted stock units held by the participant as of the date of Retirement will immediately lapse. Any option or stock appreciation right that vests and becomes exercisable pursuant to the foregoing will be exercisable for the two year period following the vesting date of such option or stock appreciation right (but not beyond the expiration date of the option or stock appreciation right).

The foregoing calculation of additional vesting is generally referred to herein as the “Pro-Rated Vesting Calculation.” For purposes of the Pro-Rated Vesting Calculation, a month is complete on the day in the following month that corresponds to the date of grant.

For purposes of the Stock Plan, “Retirement” means a participant’s retirement from the Company or a subsidiary, as applicable on or after the first day of the month coincident with or following the date on which all of the following will have occurred:

(a)	the participant has completed five years of retirement service;

(b)	the participant has reached at least age 55; and

(c)	the participant’s age plus years of retirement service equals or exceeds 65.

A participant’s “years of retirement service” will be determined as provided for in the Humana Retirement Savings Plan, as may be amended from time to time.

Death or Disability

Except as otherwise determined by the Committee, upon death or disability, all outstanding options and stock appreciation rights of that participant then outstanding will become immediately exercisable in full and will remain exercisable for two years after the date of death regardless of the expiration of the option or stock appreciation right, or two years after the date of determination of disability, regardless of the expiration of the option or stock appreciation right, except in each case for incentive stock options which may not be exercised later than the expiration date of the options. Except as otherwise determined by the Committee, upon death or disability, all restrictions or performance criteria applicable to any Shares of restricted stock, restricted stock units or performance awards will immediately lapse (with performance awards being deemed vested at target levels), and such Shares or other property will thereafter be immediately transferable and nonforfeitable.

Divestiture of the Business to which the Participant Provides Services

Except as otherwise determined by the Committee, upon a termination due to a “divestiture” (as defined below) of the business to which the participant provides services, to the extent any option or stock appreciation right (or a portion thereof) granted under the Stock Plan was not exercisable at the date of such divestiture (1) if the Company maintains a strategic interest in the divested business, as determined by the Committee in its sole discretion, the unvested portion of the option or stock appreciation right will continue to vest, in accordance with the original vesting schedule, as if the participant were continuing to provide services to the Company and (2) if the Company does not maintain a strategic interest in the divested business, as determined by the Committee in its sole discretion, the unvested portion of the option or stock appreciation right will continue to vest, in accordance with the original vesting schedule, upon the regular vesting dates that would occur during the twelve month period following the termination as if the participant were continuing to provide services to the Company during such twelve month period, and any portion of the option or stock appreciation right that vests pursuant to the foregoing will be exercisable for the ninety day period following the last date on which any portion of the option or stock appreciation right vests (but not beyond the expiration date of the option or stock appreciation right). To the extent any option or stock appreciation right granted under the Stock Plan was exercisable at the date of a divestiture of the business to which the participant provides services, the option or stock appreciation right will be exercisable for the ninety day period following the last date on which any portion of the option or stock appreciation is scheduled to vest (but not beyond the expiration date of the option or stock appreciation right) and only to the extent it was exercisable on the date of such termination.

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Except as otherwise determined by the Committee, upon a termination due to a divestiture of the business to which the participant provides services, (1) if the Company maintains a strategic interest in the divested business, as determined by the Committee in its sole discretion, any Shares of restricted stock, restricted stock units or performance awards will continue to vest, in accordance with the original schedule, as if the participant were continuing to provide services to the Company and (2) if the Company does not maintain a strategic interest in the divested business, as determined by the Committee in its sole discretion, (A) the unvested portion of any Shares of restricted stock or unvested restricted stock units will continue to vest, in accordance with the original schedule, upon the regular vesting dates that would occur during the twelve month period following the termination as if the participant were continuing to provide services to the Company during such twelve month period, provided, that, the Committee may determine, in its sole discretion, that the restrictions on some or all of the Shares of restricted stock or restricted stock units held by the participant as of the date of termination of employment will immediately lapse and (B) any unvested performance awards will vest based on the Pro-Rated Vesting Calculation.

For purposes of the Stock Plan, a “divestiture ” means the sale or other transfer of equity securities of a subsidiary to a person or entity other than the Company or an affiliate of the Company, or if a subsidiary leases, exchanges or transfers all or any portion of its assets to such a person or entity, then the Committee may specify that such transaction or event constitutes a “divestiture.”

Transfer to a Strategic Joint Venture

Except as otherwise determined by the Committee, upon a termination due to a transfer to a “strategic joint venture” (as defined below), to the extent any option or stock appreciation right (or a portion thereof) granted under the Stock Plan was not exercisable at the date of such termination, the unvested portion of the option or stock appreciation right will continue to vest, in accordance with the original schedule, as if the participant were continuing to provide services to the Company, and such vested option or stock appreciation right will be exercisable for the ninety day period following the last date on which any portion of the option or stock appreciation vests (but not beyond the expiration date of the option or stock appreciation right). Except as otherwise determined by the Committee, to the extent any option or stock appreciation right granted under the Stock Plan was exercisable at the date of such termination, the option or stock appreciation right will be exercisable for the ninety day period following the last date on which any portion of the option or stock appreciation is scheduled to vest (but not beyond the expiration date of the option or stock appreciation right), and only to the extent it was exercisable on the date of such termination.

Except as otherwise determined by the Committee, upon a termination due to a transfer to a “strategic joint venture” the unvested portion of any Shares of restricted stock, restricted stock units or performance awards will continue to vest, in accordance with the original schedule, as if the participant were continuing to provide services to the Company (taking into account achievement of applicable performance goals with respect to performance awards), provided, that, the Committee may determine, in its sole discretion, that the restrictions on some or all of the Shares of restricted stock, restricted stock units or performance awards held by the participant as of the date of termination of employment will immediately lapse.

For purposes of the Stock Plan, a “strategic joint venture ” means a business arrangement entered into by the Company with one or more other parties to own and operate an entity in which the Company continues to have a strategic interest.

Workforce Reduction or a Position Elimination

Except as otherwise determined by the Committee, upon a termination due to a transfer to a “workforce reduction” or “position elimination” (each as defined below), to the extent any option or stock appreciation right (or a portion thereof) granted under the Stock Plan was not exercisable at the date of such termination, the unvested portion of the option or stock appreciation right will continue to vest, in accordance with the original vesting schedule, upon the regular vesting dates that would occur during the twelve month period following the termination as if the participant were continuing to provide services to the Company during such twelve month period, and any portion of the option or stock appreciation right that vests pursuant to the foregoing will be exercisable for the ninety day period following the last date on which any portion of the option or stock appreciation right vests (but not beyond the expiration date of the option or stock appreciation right). To the extent any option or stock appreciation right granted under the Stock Plan was exercisable at the date of such termination, the option or stock appreciation right will be exercisable for the ninety day period following the last date on which any portion of the option or stock appreciation is scheduled to vest (but not beyond the expiration date of the option or stock appreciation right) and only to the extent it was exercisable on the date of such termination.

Except as otherwise determined by the Committee, upon a termination due to a transfer to a “workforce reduction” or “position elimination”, (A) the unvested portion of any Shares of restricted stock or unvested restricted stock units will continue to vest, in accordance with the original vesting schedule, upon the regular vesting dates that would occur during the twelve month period following the termination as if the participant were continuing to provide services to the Company during such twelve month period and (B) any unvested performance awards will vest based on the Pro-Rated Vesting Calculation, provided, that, the Committee may determine, in its sole discretion, that the restrictions on some or all of the Shares of restricted stock, restricted stock units or performance awards held by the Participant as of the date of termination of employment will immediately lapse.

For purposes of the Stock Plan, a “Workforce Reduction” means a reduction in force, as determined by the Company in accordance with its standard coding procedures, and a “Position Elimination” means the elimination of the participant’s position in accordance with standard coding practices.

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Change in Control Termination

If an award is assumed, converted, continued or substituted in connection with a “Change in Control” (as defined in the Stock Plan), the award will continue to vest in accordance with its existing terms (with any award that vests based on the achievement of performance goals to have such performance goals deemed to have been achieved at target level but continue to be subject to any time-based vesting requirements); provided, however, that if the participant’s employment is terminated within two years immediately following the Change in Control (i) by the acquirer or successor for any reason other than Cause or (ii) by the participant for Good Reason (as such terms are defined in the Stock Plan) (each a “Qualifying Termination”):

1.

any options and stock appreciation rights that are assumed, converted, continued or substituted in connection with a Change in Control and that are outstanding as of the date of the participant’s Qualifying Termination will become fully vested and immediately exercisable in its entirety and the options or stock appreciation rights will remain excisable until the second anniversary of the date of termination of the participant’s employment, but in no event beyond the applicable expiration date of the award; and

2.

the restrictions, limitations and other conditions applicable to any restricted stock award, restricted stock unit, performance share, performance unit, or share award that are assumed, converted, continued or substituted in connection with a Change in Control and that are outstanding as of the date of the participant’s Qualifying Termination will lapse and the restricted stock award, restricted stock unit, performance share, performance unit, or share award will become free of all restrictions, limitations and conditions and become fully vested and, to the extent applicable, will settle in accordance with the terms of the applicable award agreement.

Other Terminations

Except as otherwise determined by the Committee, if the employment, directorship or consultancy of the participant is terminated for any reason other than for cause, Retirement, death, disability, a divestiture of the business, workforce reduction, position elimination or the participant’s transfer to a strategic joint venture, any outstanding option or stock appreciation right will be exercisable by such participant at any time prior to the expiration date of the option or stock appreciation right or within ninety days after the date of such termination, whichever is the shorter period, but only to the extent the option or stock appreciation right was exercisable at the time of termination.

Except as otherwise determined by the Committee, any outstanding awards that are not exercisable or that do not vest, as applicable, in accordance with the above provisions will be forfeited upon the participant’s termination,

Effect of Certain Transactions

Generally, in the event of a liquidation or dissolution of the Company, or a merger, consolidation or reorganization of the Company, unless otherwise provided in the applicable award agreement, outstanding awards will either:

1.    Unless otherwise provided in connection with the transaction, continue and be adjusted if and as provided in connection with the transaction, which may include in the discretion of the Committee, the assumption, conversion or continuation of the award by, or the substitution for such awards of new awards of, the successor (or a parent or subsidiary thereof), with such adjustments as to the number and kind of shares or other securities or property subject to such new awards, exercise prices and other terms as the Committee or the parties to the transaction agree; or

2.    Terminate upon the transaction. In the event the awards are terminated, the holders of awards are entitled to receive in respect of each Share subject to any award the same payment (whether in cash or other consideration, which value will be determined by the Committee in its discretion) that each holder of a Share was entitled to receive in the transaction in respect of a Share. The treatment of outstanding options and stock appreciation rights may include the cancellation of such options and stock appreciation rights in connection with the transaction if the holders of such affected options and stock appreciation rights are given a period of at least fifteen days prior to the date of the consummation of the transaction to exercise their options or stock appreciation rights (to the extent they were otherwise exercisable) or paid an amount equal to the excess of the consideration received by shareholders in the transaction over the exercise price of the option or stock appreciation right.

In the event of a Change in Control, to the extent the award is not assumed, converted, continued or substituted (i) any outstanding options and stock appreciation rights will become fully vested and immediately exercisable immediately prior to the Change in Control, (ii) the restrictions, limitations and other conditions applicable to any other awards will lapse and the award will become fully vested. Any award that vests based on achievement of performance goals will vest with such performance goals deemed to have been achieved at the target levels.

Effective Date, Term, Amendment and Termination

If approved by stockholders, the Stock Plan will become effective as of the date of such approval April 18, 2019) and will remain in effect until the earlier of (a) the date that no additional shares are available for issuance, (b) the date the Stock Plan is terminated by the Board of Directors in accordance with its terms, or (c) the day preceding the ten year anniversary of its effective date April 17, 2029. Termination will not affect grants and awards then outstanding under the Stock Plan.

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The Board of Directors may terminate or amend the Stock Plan at any time without stockholder approval, except for any amendment that would (i) increase the maximum number of shares issuable under the Stock Plan, (ii) reprice or replace options by reducing the exercise price, or (iii) change the individuals or class of individuals eligible to participate in the Stock Plan. No amendment may impair the rights of a participant with respect to outstanding awards without the participant’s consent.

Registration with the SEC

If the Stock Plan is approved by our stockholders, the Company intends to file a registration statement with the SEC to register the Shares that could be awarded under the Stock Plan as soon as practicable after such approval.

Federal Income Tax Consequences

The Company believes that under present law, the following are the U.S. federal income tax consequences generally arising with respect to grants of stock under the Stock Plan:

•

Options. The grant of an option will create no tax consequences for a participant or the Company. A participant will have no taxable income upon exercising an incentive stock option after the applicable incentive stock option holding periods have been satisfied (except that the alternative minimum tax may apply), and the Company will receive no deduction when an incentive stock option is exercised. Upon exercising an option other than an incentive stock option, a participant must recognize ordinary income equal to the difference between the fair market value of the Shares on the date of exercise and the exercise price. The Company will be entitled to a deduction for the same amount. The treatment to a participant of a disposition of Shares acquired through the exercise of an option depends on how long the Shares were held and on whether the Shares were acquired by exercising an incentive stock option or by exercising an option other than an incentive stock option. Generally, there will be no tax consequence to the Company in connection with a disposition of Shares acquired under an option, except that the Company may be entitled to a deduction in the case of a disposition of Shares acquired under an incentive stock option before the applicable incentive stock option holding periods have been satisfied.

•

Stock Appreciation Rights. The amount of any cash (or the fair market value of any Shares) received upon the exercise of a stock appreciation right under the Stock Plan will be includable in a participant’s ordinary income. Subject to any deduction limitation under Section 162(m) or 280G of the Internal Revenue Code, the Company will be entitled to a deduction equal to the amount of such ordinary income recognized by the participant (subject to the limitations discussed below).

•

Restricted Stock. A participant generally will not recognize taxable income upon the grant of restricted stock, and the recognition of any income will be postponed until such shares are no longer subject to the restrictions or the risk of forfeiture. When either the restrictions or the risk of forfeiture lapses, the participant will recognize ordinary income equal to the fair market value of the restricted stock at the time that such restrictions lapse less any amount paid by the participant for the restricted stock. A participant who is eligible for Retirement at the time of a restricted stock grant, or who becomes eligible for Retirement during the vesting period of a restricted stock award, may be subject to income and employment taxes at the time of the restricted stock grant, or upon becoming eligible for Retirement, respectively. Subject to any deduction limitation under Section 162(m) or 280G of the Internal Revenue Code, the Company will be entitled to a deduction equal to the amount included in the participant’s gross income (subject to the limitations discussed below). A participant may elect to be taxed at the time of the grant of restricted stock (rather than being taxed at the time that the respective restrictions lapse) and, if this election is made no later than 30 days after the date of grant, the participant will recognize ordinary income equal to the excess of the fair market value of the restricted stock at the time of grant determined without regard to any of the restrictions thereon over the amount paid, if any, by the participant for such shares. The Company would be entitled to a correlative deduction.

•

Restricted Stock Units. A participant generally will not recognize taxable income upon the grant of restricted stock units, and the recognition of any income will be postponed until such units are settled in cash or shares. A participant who is eligible for Retirement at the time of a grant of restricted stock units, or who becomes eligible for Retirement during the vesting period of an award of restricted stock units, may be subject to income and employment taxes at the time of the grant of restricted stock units, or upon becoming eligible for Retirement, respectively. Subject to any deduction limitation under Section 162(m) or 280G of the Internal Revenue Code, the Company will be entitled to a deduction equal to the amount included in the participant’s gross income (subject to the limitations discussed below).

•

Performance Shares. Generally, a participant will not recognize any taxable income upon the award of performance shares. Upon vesting of the common stock at the end of the applicable performance period free of all restrictions, the participant will recognize ordinary income equal to the fair market value of the Shares on the date of vesting, and, subject to the deduction limitation under Section 162(m) or 280G of the Internal Revenue Code, the Company will be entitled to a deduction at such time equal to the amount recognized by the participant (subject to the limitations discussed below). Alternatively, the participant may elect to be taxed at the time of the grant of the performance shares or restricted stock, as described above. The Company will be entitled to a deduction equal to the amount recognized by the participant (subject to the limitations discussed below) at the time such amount is recognized by the participant, subject to the deduction limitation under Section 162 (m) or 280G of the Internal Revenue Code.

72	Humana | 2019 Proxy Statement • Proposal Four

•

Performance Units. Generally, a participant will not recognize any taxable income upon the award of performance units. At the end of the applicable performance period, an amount equal to the amount of cash or fair market value of common stock received will be recognized as ordinary income by the participant and, subject to the deduction limitation under Section 162(m) or 280G of the Internal Revenue Code, the Company will be entitled to a deduction at such time equal to the amount recognized by the participant (subject to the limitations discussed below).

Section 162(m) Limit. Section 162(m) of the Internal Revenue Code provides that, subject to certain exceptions, Humana may not deduct compensation paid to any one of certain executive officers in excess of $1 million for any one fiscal year. In addition, the Patient Protection and Affordable Care Act amended Section 162(m) to provide that, in general, for compensation which is paid or would otherwise become deductible after 2012, no deduction will be allowed to the extent total compensation for an individual exceeds $500,000 for the year. This limitation applies to most individuals compensated by a health insurance provider such as Humana. Under the recently enacted Tax Cuts and Jobs Act, there is no longer an exclusion for performance-based compensation, whether pursuant to a plan such as the Stock Plan or otherwise.

New Plan Benefits

Because benefits under the Stock Plan will depend on the Committee’s actions and the fair market value of our Shares at various future dates, it is not possible to determine the benefits that will be received by directors, executive officers and other employees if the Stock Plan is approved by our stockholders. Information concerning awards under the Humana Inc. 2011 Stock Incentive Plan is available in this proxy statement in the following tables and the narrative accompanying them: Summary Compensation Table, Grants of Plan Based Awards, Outstanding Equity Awards at Fiscal Year End, Option Exercises and Stock Vested, Director Compensation and Equity Compensation Plan Information. On February 8, 2019, the fair market value of our Shares was $298.89.

Vote Required and Recommendation of Board of Directors.    The affirmative vote of a majority of the votes cast on the proposal is required for the approval of the Amended and Restated Humana Inc. Stock Incentive Plan. Shares not present at the meeting and Shares voting “abstain” or broker non-votes have no effect on the approval of the Amended and Restated Humana Inc. Stock Incentive Plan. Pursuant to NYSE regulations, brokers do not have discretionary voting power over the approval of the incentive compensation plan. Therefore, if you hold Shares through a bank, broker or other nominee and do not provide voting instructions to your bank, broker or other nominee, your Shares may not be voted with respect to this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE TO APPROVE THE AMENDED AND RESTATED HUMANA INC. STOCK INCENTIVE PLAN.

[FULL PLAN IN APPENDIX A OF THIS PROXY]

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Incorporation by Reference

The Organization & Compensation Committee Report and the Audit Committee Report (including the reference to the independence and financial expertise of the Audit Committee members), each contained in this proxy statement, are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by Humana under the Securities Act of 1933, except to the extent that we specifically incorporate such information by reference into any of these future filings.

Additional Information

Our Annual Report on Form 10-K for the year ended December 31, 2018, excluding certain of its exhibits, is included with the transmittal of this proxy statement. We will provide a copy without charge to anyone who makes a written request to Humana Inc., Investor Relations Department, 500 West Main Street, Louisville, KY 40202.

Our Annual Report on Form 10-K and all other filings with the SEC may also be accessed via the Investor Relations page on our website at www.humana.com. From the www.humana.com website, click on “Investor Relations,” and then click on the report you wish to review under the “SEC Filings & Financial Reports” subcategory.

By Order of the Board of Directors,

Joseph C. Ventura

Chief Legal Officer and Corporate Secretary

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APPENDIX A

AMENDED AND RESTATED

HUMANA INC.

STOCK INCENTIVE PLAN

SECTION 1. PURPOSE AND ESTABLISHMENT

1.1.

Purpose. The purpose of the Amended and Restated Humana Inc. Stock Incentive Plan (the “Plan”) is to strengthen Humana Inc., a Delaware corporation (the “Company”), by providing an incentive to its and its Subsidiaries’ employees, officers, consultants and directors and thereby encouraging them to devote their abilities to the success of the Company and its Subsidiaries, thus enhancing the value of the Company for the benefit of its stockholders. It is also intended to enhance the ability of the Company and its Subsidiaries to attract and retain individuals of exceptional talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.

1.2.

Amendment and Restatement and Term of the Plan. The Company adopts the amended and restated Plan effective as of April 18, 2019, the Plan having been approved by the Company’s stockholders on that date. The Plan shall remain in effect until the earliest of: (i) the date that no additional Shares are available for issuance under the Plan, (ii) the date that the Plan has been terminated in accordance with Section 14 or (iii) the day preceding the tenth anniversary of the date of the effective date of the adoption of the amendment and restatement of the Plan. Upon the termination or expiration of the Plan as provided in this Section 1.2, no Award shall be granted pursuant to the Plan, but any Award granted prior thereto may extend beyond such termination or expiration.

SECTION 2. DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

2.1.	“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, Performance Share, Performance Unit, or Share Award.

2.2.

“Award Agreement” or “Agreement” shall mean any written or electronic agreement, contract, or other instrument or document evidencing any Award granted by the Committee hereunder and signed or otherwise authenticated by both the Company and the Participant.

2.3.	“Board” shall mean the Board of Directors of the Company.

2.4.

“Cause” shall mean, unless otherwise defined in the Award Agreement or a written employment agreement in effect between the Company or any of its Subsidiaries and an individual Participant, a felony conviction of a Participant or the failure of a Participant to contest prosecution for a felony, or a Participant’s willful misconduct or dishonesty, any of which is determined by the Committee to be directly and materially harmful to the business or reputation of the Company or its Subsidiaries.

2.5.	“Change in Control” shall mean the occurrence of:

(a)

An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a “Subsidiary”) (ii) the Company or its Subsidiaries, or (iii) any Person in connection with a “Non-Control Transaction” (as hereinafter defined);

(b)

The individuals who, as of the effective date of this Plan are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by the Company’s common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Proxy Contest; or

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(c)	The consummation of:

(i)

A merger, consolidation or reorganization involving the Company, unless such merger, consolidation or reorganization is a “Non-Control Transaction.” A “Non-Control Transaction” shall mean a merger, consolidation or reorganization of the Company where:

(A)

the stockholders of the Company, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy-five percent (75%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

(B)

the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving Corporation, and no agreement, plan or arrangement is in place to change the composition of the board of directors following the merger, consolidation or reorganization; and

(C)

no Person other than (i) the Company, (ii) any Subsidiary, (iii) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation, or any Subsidiary, or (iv) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Voting Securities, has Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities.

(ii)	A complete liquidation or dissolution of the Company; or

(iii)	The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities then outstanding, increases the proportional number of Shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

2.6.	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

2.7.

“Committee” shall mean the Organization & Compensation Committee of the Board (or any successor committee); provided, however, that (i) with respect to Awards to any Eligible Individual subject to Section 16, Committee means all of the members of the Organization & Compensation Committee who are “non-employee directors” within the meaning of Rule 16b-3 adopted under the Exchange Act and (ii) with respect to all Awards, the Committee shall be composed of “independent” directors as required under the New York Stock Exchange listing requirements.

2.8.	“Company” shall mean Humana Inc. and any successor thereto.

2.9.	“Disability” means disability as determined by the Committee in accordance with standards and procedures similar to those under the Company’s long term disability plan.

2.10.

“Divestiture” means the sale or other transfer of equity securities of a Subsidiary to a person or entity other than the Company or an affiliate of the Company, or if a Subsidiary leases, exchanges or transfers all or any portion of its assets to such a person or entity, then the Committee may specify that such transaction or event constitutes a “Divestiture”.

2.11.	“Dividend Equivalent Rights” means a right to receive cash or Shares based on the value of dividends that are paid with respect to Shares.

2.12.	“Eligible Individual” means any Employee or any director or consultant of the Company, any of its Subsidiaries, joint ventures and affiliated entities.

2.13.

“Employee” shall mean any employee of the Company or of any of its Subsidiaries. Unless otherwise determined by the Committee in its sole discretion, for purposes of the Plan, an Employee shall be considered to have terminated employment and to have ceased to be an Employee if his or her employer ceases to be a Subsidiary of the Company, even if he or she continues to be employed by such employer.

2.14.	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

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2.15.

“Fair Market Value” shall mean, (i) with respect to Shares, the average of the highest and lowest reported sales prices, regular way, of Shares in transactions reported on the New York Stock Exchange composite tape on the date of determination of Fair Market Value, or if no sales of Shares are reported on the New York Stock Exchange for that date, the comparable average sales price for the last previous day for which sales were reported on the New York Stock Exchange composite tape or the value of a Share for such date as established by the Committee using any other method of valuation and (ii) with respect to any other property, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

2.16.

“Good Reason” shall mean, unless otherwise defined in the Award Agreement, a written employment agreement in effect between the Company or any of its Subsidiaries and an individual Participant, or a Company policy applicable to an individual Participant, the relocation of the Participant’s office at which Participant is to perform his or her duties to a location more than thirty (30) miles from the location at which the Participant performed his or her duties prior to a Change in Control.

2.17.

“Incentive Stock Option” shall mean an Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto and designated by the Committee as an Incentive Stock Option.

2.18.	“Nonqualified Stock Option” shall mean an Option granted under Section 6 hereof that is not an Incentive Stock Option.

2.19.

“Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.20.	“Parent” shall mean any corporation which is a parent corporation within the meaning of Section 424(e) of the Code with respect to the Company.

2.21.	“Participant” shall mean an Eligible Individual who is selected by the Committee to receive an Award under the Plan.

2.22.	“Performance Award” shall mean any Award of Performance Shares or Performance Units pursuant to Section 9 hereof.

2.23.	“Performance Objectives” shall have the meaning set forth in Section 9.3(a).

2.24.	“Performance Period” shall mean that period, established by the Committee during which any performance goals specified by the Committee with respect to such Award are to be measured.

2.25.	“Performance Share” shall mean any Shares issued or transferred to a Participant under Section 9.2.

2.26.	“Performance Unit” shall mean Performance Units granted to a Participant under Section 9.1.

2.27.	“Plan” shall mean the Amended and Restated Humana Inc. Stock Incentive Plan, as the same may be amended from time to time.

2.28.	“Position Elimination” means the elimination of the Participant’s position in accordance with standard coding practices.

2.29.	“Qualifying Termination” shall have the meaning set forth in Section 12.1.

2.30.

“Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge, or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any forfeiture provisions and any restriction on the right to vote such Share, and the right to receive any cash dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.31.	“Restricted Stock Award” shall mean an award of Restricted Stock under Section 8 hereof.

2.32.	“Restricted Stock Units” means rights granted to an Eligible Individual under Section 8 representing a hypothetical number of Shares.

2.33.

“Retirement” shall mean a Participant’s retirement from the Company or a Subsidiary, as applicable on or after the first day of the month coincident with or following the date on which all of the following shall have occurred:

(a)	the Participant has completed five years of retirement service;

(b)	the Participant has reached at least age 55; and

(c)	the Participant’s age plus years of retirement service equals or exceeds 65.

A Participant’s “years of retirement service” shall be determined as provided for in the Humana Retirement and Savings Plan, as may be amended from time to time.

2.34.	“Section 16” shall mean Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

2.35.	“Share Award” means an Award of Shares granted pursuant to Section 10.

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2.36.	“Shares” shall mean the shares of common stock, $.16 2⁄3 par value, of the Company and such other securities of the Company into which such Shares are changed or for which such shares are exchanged.

2.37.

“Stock Appreciation Right” shall mean any right granted to a Participant pursuant to Section 7 hereof to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the right on the date of grant which shall not be less than the Fair Market Value of one Share on such date of grant of the right.

2.38.

“Strategic Joint Venture” means a business arrangement entered into by the Company with one or more other parties to own and operate an entity in which the Company continues to have a strategic interest.

2.39.

“Subsidiary” shall mean (i) a “subsidiary corporation” of the Company as defined in Section 424(f) of the Code, or (ii) other than for purposes of determining who is an Employee that is eligible for an Award of Incentive Stock Option, any other entity in which the Company directly or indirectly owns 50% or more of the voting interests.

2.40.	“Substitute Award” shall have the meaning set forth in Section 4.3.

2.41.

“Ten-Percent Stockholder” means an Eligible Individual, who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422 or the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or of a Parent or a Subsidiary.

2.42.

“Transaction” means (a) a liquidation or dissolution of the Company or (b) a merger, consolidation or reorganization of the Company. For the avoidance of doubt, a Transaction may be a transaction that is also a Change in Control.

2.43.	“Workforce Reduction” means a reduction in force, as determined by the Company in accordance with its standard coding procedures.

SECTION 3. ADMINISTRATION

3.1.

Authority of Committee. The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to such resolutions not inconsistent with the provisions of the Plan, as may from time to time be adopted by the Board, to: (i) select those Eligible Individuals to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) accelerate the exercisability of, and accelerate or waive any restrictions and conditions applicable to an Award; (vi) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property or canceled or suspended; (vii) determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant; (viii) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (ix) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (x) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan; and (xi) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable. Notwithstanding anything in this Section 3.1 to the contrary, the Committee shall not have the authority to reduce the exercise price for Options and Stock Appreciation Rights other than in connection with adjustments as provided in Section 4.6.

3.2.	Decisions Binding. Decisions of the Committee shall be final, conclusive and binding upon all persons, including the Company and its Subsidiaries, any Participant, and any Eligible Individual.

3.3.

Delegation. Subject to all applicable laws and the terms of the Plan, the Committee may delegate, in whole or in part and as limited by the Committee, its authority as identified herein to any individual or committee of individuals (who need not be a director serving on the Board), including without limitation the authority to make Awards to Eligible Individuals who are not officers or directors of the Company, or any of its Subsidiaries who are not subject to Section 16. To the extent that the Committee delegates its authority to make Awards as provided by this Section 3.3, all references in the Plan to the Committee’s authority to make Awards and determinations with respect thereto shall be deemed to include the Committee’s delegate.

3.4.

The terms and conditions of Awards need not be the same with respect to each recipient. The Committee shall have full and final authority to select those Eligible Individuals who will receive Awards, which shall be evidenced by an Award Agreement between the Company and the Participant.

SECTION 4. SHARES SUBJECT TO THE PLAN

4.1.

Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.6, the aggregate number of Shares that may be granted to Participants pursuant to Awards under the Plan shall not exceed sixteen million (16,000,000). Any Shares granted as Options or Stock Appreciation Rights shall be counted against this number as one (1) Share for every one (1) Share granted. Any

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Shares granted as Awards other than Options or Stock Appreciation Rights shall be counted against this number as three and thirty-five hundredths (3.35) Shares for every one (1) Share granted.

4.2.

Lapsed Awards. If any Award (or portion thereof) is canceled, terminates, expires, or lapses for any reason, any Shares subject to such Award shall not count against the aggregate number of Shares that may be granted under the Plan set forth in Section 4.1 above and may again be the subject of Awards hereunder. Any Shares that again become subject to Awards pursuant to this Section 4.2 shall be added back as (a) one (1) Share for each one (1) Share subject to an Option or Stock Appreciation Right or (b) three and thirty-five hundredths (3.35) Shares for every one (1) Share granted. Shares for every one (1) Share subject to an Award other than an Option or Stock Appreciation Right. If the exercise of a Stock Appreciation Right or Option involves the issuance of fewer Shares than were subject to the Stock Appreciation Right or Option, then Shares not issued may not again become subject to Awards under the Plan.

4.3.

Other Items Not Included. The following items shall not count against the aggregate number of Shares that may be issued under the Plan set forth in Section 4.1 above: (i) the payment in cash of dividends or dividend equivalents under any outstanding Award; (ii) any Award that is settled in cash rather than by issuance of Shares; or (iii) Awards granted through the assumption or conversion of, or in substitution for, outstanding awards previously granted to individuals who become Employees as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company or any Subsidiary (“Substitute Award”). For the avoidance of doubt, Shares that are (A) withheld to cover tax withholding obligations of the Participant (B) tendered as payment to satisfy the exercise price of an Option for an Option exercise and (C) added back that have been repurchased by the Company using Option exercise proceeds, shall in each case count against the number of Shares that may be issued under the Plan.

4.4.	Award Limits. Notwithstanding any provision herein to the contrary, the following provisions shall apply (subject to adjustment as provided in Section 4.6 below):

(i)

in no event shall a Participant receive an Award or Awards (other than Performance Units denominated in dollars) during the term of the Plan in the aggregate in respect of more than twenty percent (20%) of the Shares (whether such Award or Awards may be settled in Shares, cash or any combination of Shares and cash) authorized under the Plan, and the maximum dollar amount of Performance Units denominated in dollars which may be paid in any calendar year shall not exceed $3,000,000 in the case of the chief executive officer of the Company or $1,500,000 in the case of any other Participant.

(ii)	in no event shall more than fifty percent (50%) of the Shares authorized under the Plan be issued upon the exercise of Incentive Stock Options granted under the Plan.

(iii)

in no event shall any non-employee director of the Company be granted Awards that would result in total compensation for such director in connection with their service on the Company’s Board of Directors in excess of (a) with respect to a non-employee director, $1,000,000, and (b) with respect to a non-employee Chairman of the Board, $1,500,000, in each case, in any calendar year.

4.5.

Source of Shares. The Company shall reserve for purposes of the Plan unissued Shares or out of Shares held in the Company’s treasury, or partly out of each, such number of Shares as shall be determined by the Board.

4.6.

Adjustments. In the event of any merger, reorganization, consolidation, reclassification, recapitalization, stock dividend, stock split, reverse stock split, spin-off, split-up, issuance of warrants, rights or debentures, extraordinary dividend, property dividend, combination or exchange of shares, repurchase of shares or similar transaction or other change in corporate structure affecting the Shares, the Committee shall conclusively determine the appropriate adjustments, if any, to (i) the maximum number and classes of Shares or other stock or securities with respect to which Options or other Awards may be granted under the Plan, and (ii) the number and class of Shares or other stock, securities or other property which are subject to outstanding Options or other Awards granted under the Plan and the purchase price therefore, if applicable. Any such adjustment in the Shares subject to outstanding Incentive Stock Options (including any adjustments in the purchase price) shall be made in such a manner as not to constitute a modification as defined by Section 424 of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code. In addition, any such adjustment to outstanding Awards (i) that are subject to Section 409A of the Code shall be made only to the extent permitted by Section 409A of the Code and (ii) that are not subject to Section 409A of the Code shall be made in a manner that will not result in the Award becoming subject to Section 409A of the Code.

SECTION 5. ELIGIBILITY

Any Eligible Individual shall be eligible to be selected as a Participant; provided, however, that only Employees may be granted Awards of Incentive Stock Options.

SECTION 6. STOCK OPTIONS

Options may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan, the terms and conditions of which shall be set forth in an Award Agreement. If a Participant shall fail to execute the Award Agreement evidencing an

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Award of Options, and any other documents that the Committee may require, within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. Any such Option shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable:

6.1.

Option Price. The exercise price per Share under an Option shall be determined by the Committee in its sole discretion; provided that, except in the case of an Option pursuant to a Substitute Award, such purchase price shall not be less than the Fair Market Value of a Share on the date of the grant of the Option (110% of the Fair Market Value in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

6.2.

Option Period. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten (10) years (five (5) years in the case of an Incentive Stock Option issued to a Ten-Percent Stockholder) from the date the Option is granted except as provided under Section 13.

6.3.

Exercisability. Options shall be exercisable at such time or times as determined by the Committee and set forth in the Award Agreement; provided, however, that the Committee may accelerate the time or times at which an Option shall be exercisable in its sole discretion.

6.4.

Method of Exercise. The exercise of an Option shall be made only by a (i) written notice delivered in person or by mail to the Secretary of the Company at the Company’s principal executive offices, specifying the number of Shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Award Agreement pursuant to which the Option was granted, or (ii) such other method as the Committee may permit. The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid, as determined by the Committee in its discretion, in either (or any combination thereof): (i) cash, or (ii) the transfer of Shares previously owned by the Participant, for a time period determined by the Committee, to the Company upon such terms and conditions as determined by the Committee. Any Shares transferred to the Company as payment of the purchase price under an Option shall be valued at their Fair Market Value on the date prior to the date of exercise of such Option. In addition, Options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures (other than Share withholding) which are, from time to time, deemed acceptable by the Committee. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option, and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

6.5.

Incentive Stock Options. In accordance with rules and procedures established by the Committee, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options may be granted to a Participant and the terms of any Incentive Stock Option granted hereunder shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder.

6.6.

Form of Settlement. In its sole discretion, the Committee may provide, at the time of grant, that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities. Similarly, the Committee may require Shares to be held for a specific period of time.

6.7.	Dividend Equivalent Rights. Dividend Equivalent Rights relating to ordinary dividends will not be payable with respect to, nor result in the adjustment of, Options.

6.8.

Non-Transferability. No Option shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution, and an Option shall be exercisable during the lifetime of such Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may set forth in the Award Agreement evidencing an Option (other than an Incentive Stock Option) at the time of grant or thereafter, that the Option may be transferred to members of the Participant’s immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members and/or trusts are the only partners, and for purposes of this Plan, a transferee of an Option shall be deemed to be the Participant. For this purpose, immediate family means the Participant’s spouse, parents, children, stepchildren and grandchildren and the spouses of such parents, children, stepchildren and grandchildren. The terms of an Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Participant.

SECTION 7. STOCK APPRECIATION RIGHTS

The Committee may in its discretion, either alone or in connection with the grant of an Option, grant Stock Appreciation Rights in accordance with the Plan, the terms and conditions of which shall be set forth in an Award Agreement. If a Participant shall fail to execute the Award Agreement evidencing an Award of Stock Appreciation Rights, and any other documents that the Committee may require, within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. If granted in connection with an Option, a Stock Appreciation Right shall cover the same Shares covered by the Option (or such lesser number of Shares as the Committee may determine) and shall, except as provided in this Section 7, be subject to the same terms and conditions as the related Option.

7.1.

Time of Grant. A Stock Appreciation Right may be granted (i) at any time if unrelated to an Option, or (ii) if related to an Option, either at the time of grant or at any time thereafter during the term of the Option.

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7.2.	Stock Appreciation Right Related to an Option.

(a)

Exercise. A Stock Appreciation Right granted in connection with an Option shall be exercisable at such time or times and only to the extent that the related Options are exercisable, and will not be transferable except to the extent the related Option may be transferable.

(b)

Amount Payable. Upon the exercise of a Stock Appreciation Right related to an Option, the Participant shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a Share on the date of exercise of such Stock Appreciation Right over the Fair Market Value of a Share on the date the Stock Appreciation Right was granted, by (ii) the number of Shares as to which such Stock Appreciation Right is being exercised.

Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Award Agreement evidencing the Stock Appreciation Right at the time it is granted.

(c)

Treatment of Related Options and Stock Appreciation Rights Upon Exercise. Upon the exercise of a Stock Appreciation Right granted in connection with an Option, the Option shall be canceled to the extent of the number of Shares as to which the Stock Appreciation Right is exercised, and upon the exercise of an Option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be canceled to the extent of the number of Shares as to which the Option is exercised or surrendered.

7.3.

Stock Appreciation Right Unrelated to an Option. The Committee may grant to Eligible Individuals Stock Appreciation Rights unrelated to Options. Stock Appreciation Rights unrelated to Options shall contain such terms and conditions as to exercisability, vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than ten (10) years other than in the event of the death or Disability of the Participant as set forth in Section 13. Upon exercise of a Stock Appreciation Right unrelated to an Option, the Participant shall be entitled to receive an amount determined by multiplying (a) the excess of the Fair Market Value of a Share on the date of exercise of such Stock Appreciation Right over the Fair Market Value of a Share on the date the Stock Appreciation Right was granted, by (b) the number of Shares as to which the Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Award Agreement evidencing the Stock Appreciation Right at the time it is granted.

7.4.

Non-Transferability. No Stock Appreciation Right shall be transferable by the Participant other than by will or by the laws of descent and distribution, and such Stock Appreciation Right shall be exercisable during the lifetime of such Participant only by the Participant or his or her guardian or legal representative. The terms of such Stock Appreciation Right shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Participant.

7.5.

Method of Exercise. Stock Appreciation Rights shall be exercised by a Participant only by (i) a written notice delivered in person or by mail to the Secretary of the Company at the Company’s principal executive offices, specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised or (ii) such other method as the Committee may permit.

7.6.	Dividend Equivalent Rights. Dividend Equivalent Rights relating to ordinary dividends will not be payable with respect to, nor result in the adjustment of, Stock Appreciation Rights.

7.7.

Form of Payment. Payment of the amount determined under Section 7.2 or 7.3 may be made in the discretion of the Committee solely in whole Shares in a number determined at their Fair Market Value on the date prior to the date of exercise of the Stock Appreciation Right, or solely in cash, or in a combination of cash and Shares. If the Committee decides to make full payment in Shares and the amount payable results in a fractional Share, payment for the fractional Share will be made in cash.

SECTION 8. RESTRICTED STOCK; RESTRICTED STOCK UNITS

8.1.

Grants. Restricted Stock Awards may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan. The terms and conditions of Restricted Stock Awards shall be set forth in an Award Agreement between the Company and the Participant. Each Award Agreement shall contain such restrictions, which may include such terms and conditions, including forfeiture provisions, as the Committee may, in its discretion, determine and (without limiting the generality of the foregoing) such Award Agreements may require that an appropriate legend be placed on Share certificates.

8.2.

Purchase Price. The purchase price, if any, for Shares of Restricted Stock shall be determined by the Committee, but shall not be less than the par value per Share, except in the case of treasury Shares, for which no payment need be required. Awards of Restricted Stock shall be subject to the terms and provisions set forth below in this Section 8.

8.3.

Rights of Participant. Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Participant as soon as reasonably practicable after the Award is granted provided that the Participant has executed an Award Agreement, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Shares. If a Participant shall fail to execute the

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Award Agreement evidencing a Restricted Stock Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with a Restricted Stock Award shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee. Unless the Committee determines otherwise and as set forth in the Award Agreement, upon delivery of the Shares to the escrow agent, the Participant shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

8.4.

Non-transferability. Until all restrictions upon the Shares of Restricted Stock awarded to a Participant shall have lapsed in the manner set forth in Section 8.5, such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Participant.

8.5.

Lapse of Restrictions. Restrictions upon Shares of Restricted Stock awarded hereunder shall lapse at such time or times and on such terms and conditions as the Committee may determine. The Award Agreement evidencing the Award shall set forth any such restrictions. The Committee may accelerate or waive any or all of the restrictions and conditions applicable to any Award, for any reason.

8.6.	Treatment of Dividends; Dividend Equivalent Rights.

(a)

The payment to the Participant of dividends, or a specified portion thereof, declared or paid on Shares of Restricted Stock by the Company shall be (i) deferred until the lapsing of the restrictions imposed upon such Shares, (ii) held by the Company for the account of the Participant until such time and (iii) to the extent that the related Shares of Restricted Stock are forfeited, the deferred dividend shall also be forfeited. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Shares of Restricted Stock) or held in cash. If deferred dividends are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends in respect of Shares of Restricted Stock (whether held in cash or as additional Shares of Restricted Stock), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Shares of Restricted Stock shall be forfeited upon the forfeiture of such Shares.

(b)

To the extent that the Committee grants Dividend Equivalent Rights, such Dividend Equivalent Rights shall be deferred until the lapsing of the restrictions imposed upon such Dividend Equivalent Rights or until the vesting, exercise, payment, settlement, or other lapse of restrictions on the Award to which the Dividend Equivalent Rights relate; provided, however that a Dividend Equivalent Right granted in tandem with another Award that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such dividends are payable. For the avoidance of doubt, to the extent the Award to which the Dividend Equivalent Rights relate is forfeited, the related Dividend Equivalent Rights shall also be forfeited. In the event that the amount payable in respect of Dividend Equivalent Rights is to be deferred, the Committee shall determine whether such amount is to be held in cash or reinvested in Shares or deemed (notionally) reinvested in Shares. Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or multiple installments, as determined by the Committee.

8.7.

Delivery of Shares. Upon the lapse of the restrictions and forfeiture provisions on Shares of Restricted Stock, the Committee shall cause a stock certificate or evidence of book entry Shares to be delivered to the Participant with respect to such Shares, free of all restrictions hereunder.

8.8.

Restricted Stock Unit Awards. The Committee may grant to Eligible Individuals Awards of Restricted Stock Units, the terms and conditions of which shall be set forth in an Award Agreement. Each Restricted Stock Unit shall represent the right of the Participant to receive a payment upon vesting of the Restricted Stock Unit or on any later date specified by the Committee equal to the Fair Market Value of a Share as of the date the Restricted Stock Unit was granted, the vesting date or such other date as determined by the Committee at the time the Restricted Stock Unit was granted. The Committee may, at the time a Restricted Stock Unit is granted, provide a limitation on the amount payable in respect of each Restricted Stock Unit. The Committee may provide for the settlement of Restricted Stock Units in cash or with Shares having a Fair Market Value equal to the payment to which the Participant, or in such combination of Shares and cash as the Committee in its discretion shall determine. Restricted Stock Units shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

SECTION 9. PERFORMANCE AWARDS

9.1.

Performance Units. The Committee, in its discretion, may grant Awards of Performance Units to Eligible Individuals, the terms and conditions of which shall be set forth in an Award Agreement between the Company and the Participant. Performance Units may be denominated in Shares or a specified dollar amount and, contingent upon the attainment of specified Performance Objectives within

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the Performance Period, represent the right to receive payment of (i) in the case of Share-denominated Performance Units, the Fair Market Value of a Share on the date the Performance Unit was granted, the date the Performance Unit becomes vested or any other date specified by the Committee; (ii) in the case of dollar-denominated Performance Units, the specified dollar amount; or (iii) a percentage (which may be more than 100%) of the amount described in clause (i) or (ii) depending on the level of Performance Objective attainment; provided, however, that the Committee may at the time a Performance Unit is granted specify a maximum amount payable in respect of a vested Performance Unit. If a Participant shall fail to execute the Award Agreement evidencing an Award of Performance Units, and any other document that the Committee may require, within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. Each Award Agreement shall specify the number of Performance Units to which it related, the Performance Objectives which must be satisfied in order for the Performance Units to vest and the Performance Period within which such Performance Objectives must be satisfied.

(a)

Vesting and Forfeiture. A Participant shall become vested with respect to the Performance Units to the extent that the Performance Objectives set forth in the Award Agreement are satisfied for the Performance Period.

(b)

Payment of Awards. Payment to Participants in respect of vested Performance Units shall be made as soon as practicable after the last day of the Performance Period to which such Award relates unless the Award Agreement evidencing the Award provides for the deferral of payment, in which event the terms and conditions of the deferral shall be set forth in the Award Agreement. Such payments may be made entirely in Shares valued at the Fair Market Value, entirely in cash, or in such combination of Shares and cash as the Committee in its discretion shall determine; provided, however, that if the Committee in its discretion determines to make such payment entirely or partially in Shares of Restricted Stock, the Committee must determine the extent to which such payment will be in Shares of Restricted Stock and the terms of such Restricted Stock at the time the Award is granted.

(c)	Non-transferability. Performance Units shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

9.2.

Performance Shares. The Committee, in its discretion, may grant Awards of Performance Shares to Eligible Individuals with such terms and conditions including forfeiture provisions as the Committee shall determine and as set forth in an Award Agreement. Each Award Agreement may require that an appropriate legend be placed on Share certificates. Awards of Performance Shares shall be subject to the following terms and provisions.

(a)

Rights of Participant. The Committee shall provide at the time an Award of Performance Shares is made the time or times at which the actual Shares represented by such Award shall be issued in the name of the Participant; provided, however, that no Performance Shares shall be issued until the Participant has executed an Award Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Performance Shares. If a Participant shall fail to execute the Award Agreement evidencing an Award of Performance Shares, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with an Award of Performance Shares shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee. Unless the Committee determines otherwise and as set forth in the Award Agreement, upon delivery of the Shares to the escrow agent, the Participant shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

(b)

Non-transferability. Until all restrictions upon the Performance Shares awarded to a Participant shall have lapsed, such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Participant. The Committee also may impose such other restrictions and conditions on the Performance Shares, if any, as it deems appropriate.

(c)

Lapse of Restrictions. Restrictions upon Performance Shares awarded hereunder shall lapse and such Performance Shares shall become vested at such time or times and on such terms, conditions and satisfaction of Performance Objectives as the Committee may, in its discretion, determine at the time an Award is granted.

(d)	Treatment of Dividends; Dividend Equivalent Rights.

(i)

The payment to the Participant of dividends, or a specified portion thereof, declared or paid on such Performance Shares by the Company shall be (i) deferred until the lapsing of the restrictions imposed upon such Performance Shares, (ii) held by the Company for the account of the Participant until such time and (iii) to the extent that the related Performance Shares are forfeited, the deferred dividend shall also be forfeited. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Performance Shares) or held in cash. If deferred dividends are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at a rate per annum as the Committee, in its

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discretion, may determine. Payment of deferred dividends in respect of Performance Shares (whether held in cash or as additional Performance Shares), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Performance Shares shall be forfeited upon the forfeiture of such Performance Shares.

(ii)

To the extent that the Committee grants Dividend Equivalent Rights, such Dividend Equivalent Rights shall be deferred until the lapsing of the restrictions imposed upon such Dividend Equivalent Rights or until the vesting, exercise, payment, settlement, or other lapse of restrictions on the Award to which the Dividend Equivalent Rights relate; provided, however that a Dividend Equivalent Right granted in tandem with another Award that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such dividends are payable. For the avoidance of doubt, to the extent the Award to which the Dividend Equivalent Rights relate is forfeited, the related Dividend Equivalent Rights shall also be forfeited. In the event that the amount payable in respect of Dividend Equivalent Rights is to be deferred, the Committee shall determine whether such amount is to be held in cash or reinvested in Shares or deemed (notionally) reinvested in Shares. Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or multiple installments, as determined by the Committee.

(e)

Delivery of Shares. Upon the lapse of the restrictions on Performance Shares awarded hereunder, the Committee shall cause a stock certificate or evidence of book entry Shares to be delivered to the Participant with respect to such Shares, free of all restrictions hereunder.

9.3.	Performance Objectives.

(a)

Establishment. Performance objectives (“Performance Objectives”) for Performance Awards may be expressed in terms of (i) earnings per share, (ii) Share price, (iii) consolidated net income, (iv) pre-tax profits, (v) earnings or net earnings, (vi) return on equity or assets, (vii) sales, (viii) cash flow from operating activities, (ix) return on invested capital, (x) membership, (xi) other performance objectives as determined by the Committee, or (xii) any combination of the foregoing. Performance Objectives may be in respect of the performance of the Company, any of its Subsidiaries, any of its divisions or any combination thereof. Performance Objectives may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range.

(b)	Effect of Certain Events.

(i)

Notwithstanding anything to the contrary set forth herein, the Performance Objectives shall be adjusted to reflect the following events, subject to such event resulting in a change to the applicable Performance Objective in excess of the aggregate threshold amount established by the Committee at the time of the granting of the applicable Award; (A) the acquisition or disposition of a business, a merger, or a similar transaction, and the related integration costs including external costs such as legal, accounting and consulting fees and internal costs such as severance and benefits, contract cancellation costs, lease abandonment costs, overhead costs of integration including allocated wages and benefits and administrative costs in connection therewith; (B) impact of securities issuances or repurchases in connection with an acquisition or disposition of a business, a merger, or a similar transaction, and related expenses including both direct and incremental costs incurred in connection therewith; (C) changes in accounting principles, tax laws, or other laws, provisions or regulations; (D) any litigation or regulatory investigations not in the ordinary course of business; (E) restructuring activity, including, but not limited to, reductions in force not in the ordinary course of business; (F) impact of exit or disposal activities, such as the close of blocks of business, market or product exits, asset sales or abandonments, contracts placed in run-off, related premium deficiency reserves or capital charges; and (G) any extraordinary, natural disaster, unusual and/or infrequent event, including, but not limited to those defined by SEC Regulation S-K Item 10(e), as appropriate for reporting as non-GAAP financial measures. For the avoidance of doubt, the Committee shall in all events retain the discretion to reduce (but not increase) any Award, regardless of the result of any adjustments described above.

(ii)

At the time of the granting of an Award, or at any time thereafter, the Committee may provide for the manner in which the performance will be measured against the Performance Objectives (or, to the extent not adjusted in accordance with Section 9.3(b)(i) above, may adjust the Performance Objectives) to reflect the impact of specified events, including any one or more of the following with respect to the Performance Period (A) the gain, loss, income or expense resulting from changes in accounting principles that become effective during the Performance Period; (B) the gain, loss, income or expense reported publicly by the Company with respect to the Performance Period that are extraordinary or unusual in nature or infrequent in occurrence; (C) the gains or losses resulting from and the direct expenses incurred in connection with, the disposition of a business, or the sale of investments or non-core assets; (D) the gain or loss from all or certain claims and/or litigation and all or certain insurance recoveries relating to claims or litigation; (E) the impact of

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impairment of tangible or intangible assets, including goodwill; (F) the impact of restructuring or business recharacterization activities, including but not limited to reductions in force that are reported publicly by the Company; or (G) the impact of investments or acquisitions made during the year or, to the extent provided by the Committee, any prior year. The events may relate to the Company as a whole or to any part of the Company’s business or operations, as determined by the Committee at the time the Performance Objectives are established. Any adjustments based on the effect of certain events are to be determined in accordance with generally accepted accounting principles and standards, unless another objective method of measurement is designated by the Committee.

SECTION 10. SHARE AWARDS

The Committee may grant a Share Award to any Eligible Individual on such terms and conditions as the Committee may determine in its sole discretion. Share Awards may be made as additional compensation for services rendered by the Eligible Individual or may be in lieu of cash or other compensation to which the Eligible Individual is entitled from the Company.

10.1.	Dividend Equivalent Rights. Dividend Equivalent Rights relating to ordinary dividends will not be payable with respect to, nor result in the adjustment of, Share Awards

SECTION 11. EFFECT OF CERTAIN TRANSACTIONS

Except as otherwise provided in the applicable Award Agreement, in connection with a Transaction, either:

11.1

outstanding Awards shall, unless otherwise provided in connection with the Transaction, continue following the Transaction and shall be adjusted if and as provided for in the agreement or plan (in the case of a liquidation or dissolution of the Company) entered into or adopted in connection with the Transaction, which may include, in the sole discretion of the Committee or the parties to the Transaction, the assumption, conversion or continuation of such Awards by, or the substitution for such Awards of new awards of, the surviving, successor or resulting entity, or a parent or subsidiary thereof, with such adjustments as to the number and kind of shares or other securities or property subject to such new awards, exercise prices and other terms of such new awards as the Committee or the parties to the Transaction shall agree, or

11.2	outstanding Awards shall terminate upon the consummation of the Transaction and:

(a)

in the case of vested Options and Stock Appreciation Rights (including any Options and Stock Appreciation Rights that would become vested upon the consummation of the Transaction), (x) the holders of affected Options and Stock Appreciation Rights will be given a period of at least fifteen (15) days prior to the date of the consummation of the Transaction to exercise the Options or Stock Appreciation Rights (to the extent they were exercisable, and including any Options and Stock Appreciation Rights that would become vested upon the consummation of the Transaction) or (y) the holders of the affected Options and Stock Appreciation Rights will be paid (in cash or cash equivalents) in respect of each Share covered by the Option or Stock Appreciation Right being cancelled an amount equal to the excess, if any, of the per share price paid or distributed to stockholders in the Transaction (the value of any non-cash consideration to be determined by the Committee in its sole discretion) over the exercise price of the Option or Stock Appreciation Right. For avoidance of doubt, (1) the cancellation of Options and Stock Appreciation Rights pursuant to clause (y) of the preceding sentence may be effected notwithstanding anything to the contrary contained in this Plan or any Agreement and (2) if the amount determined pursuant to clause (y) of the preceding sentence is zero or less, the affected Option or Stock Appreciation Right may be cancelled without any payment therefor.

(b)

in the case of vested Awards other than Options or Stock Appreciation Rights (including those Awards that could become vested upon the consummation of the Transaction), providing the holders of affected Awards payment (in cash or other consideration upon or immediately following the consummation of the Transaction, or, to the extent permitted or required by Section 409A of the Code, on a deferred basis) in respect of each Share covered by the Award being cancelled of the per Share price to be paid or distributed to stockholders in the Transaction, in each case with a value of any non-cash consideration to be determined by the Committee in its sole discretion.

SECTION 12. CHANGE IN CONTROL.

12.1

If an Award is assumed, converted, continued or substituted pursuant to Section 11.1 in connection with a Change in Control, the Award shall continue to vest in accordance with its existing terms (with any Award that vests based on the achievement of performance goals to have such performance goals deemed to have been achieved at target level but continue to be subject to any time-based vesting requirements); provided, however, that if the Participant’s employment is terminated within two years immediately following the Change in Control (i) by the acquirer or successor for any reason other than Cause or (ii) by the Participant for Good Reason (each a “Qualifying Termination”):

(a)

any Options and Stock Appreciation Rights that are assumed, converted, continued or substituted pursuant to Section 11.1 in connection with a Change in Control and that are outstanding as of the date of the Participant’s Qualifying Termination shall

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become fully vested and immediately exercisable in its entirety and the Options or Stock Appreciation Rights shall remain excisable until the second anniversary of the date of termination of the Participant’s employment, but in no event beyond the applicable expiration date of the Award; and

(b)

the restrictions, limitations and other conditions applicable to Restricted Stock Award, Restricted Stock Unit, Performance Share, Performance Unit, or Share Award that are assumed, converted, continued or substituted pursuant to Section 11.1 in connection with a Change in Control and that are outstanding as of the date of the Participant’s Qualifying Termination shall lapse and the Restricted Stock Award, Restricted Stock Unit, Performance Share, Performance Unit, or Share Award shall become free of all restrictions, limitations and conditions and become fully vested and, to the extent applicable, shall settle in accordance with the terms of the applicable Award Agreement.

12.2	If the Awards outstanding as of the date of the Change in Control are not assumed, converted continued or substituted pursuant to Section 11.1 in connection with the Change in Control:

(a)

any Options and Stock Appreciation Rights shall become fully vested and immediately exercisable in its entirety immediately prior to the Change in Control and shall be treated as vested Options or Stock Appreciations Rights in accordance with Section 11.2(a); and

(b)

the restrictions, limitations and other conditions applicable to Restricted Stock Award, Restricted Stock Unit, Performance Share, Performance Unit, or Share Award outstanding as of the date of the Change in Control shall lapse and the Restricted Stock Award, Restricted Stock Unit, Performance Share, Performance Unit, or Share Award shall become free of all restrictions, limitations and conditions and become fully vested, and shall be treated as vested Awards in accordance with Section 11.2(b); and

(c)

for any Award that vests based on the achievement of performance goals, shall vest with such performance goals deemed to have been achieved at target level and shall be treated as vested Awards in accordance with Section 11.2(b).

SECTION 13. TERMINATION OF EMPLOYMENT, DIRECTORSHIP OR CONSULTANCY; DEATH OR DISABILITY

Unless otherwise determined by the Committee or as explicitly provided in Section 12:

(a)

If the employment, directorship or consultancy of a Participant with the Company is terminated for Cause, all the rights of such Participant under any then outstanding Award shall terminate immediately, regardless of whether or not such Award is then vested.

(b)

If the employment, directorship or consultancy of the Participant is terminated for any reason other than for Cause, Retirement, death, Disability, a Divestiture of the business, Workforce Reduction, Position Elimination or the Participant’s transfer to a Strategic Joint Venture:

(i)

Any outstanding Options and Stock Appreciation Rights shall be exercisable by such Participant or a personal representative at any time prior to the expiration date of the Option or Stock Appreciation Right or within ninety (90) days after the date of such termination, whichever is the shorter period, but only to the extent the Option or Stock Appreciation Right was exercisable at the date of termination.

(ii)

Any Shares of Restricted Stock, Performance Awards or Restricted Stock Units with respect to which restrictions shall not have lapsed shall thereupon be forfeited immediately by the Participant and returned to the Company, and the Participant shall only receive the amount, if any, paid by the Participant for such Awards; provided that the Committee may determine, in its sole discretion, in the case of a termination of employment other than for Cause, that the restrictions on some or all of such Awards then held by the Participant shall immediately lapse.

(c)	In the event of the Participant’s Retirement:

(i)

(A) To the extent any Option or Stock Appreciation Right (or portion thereof) is exercisable on the date of such Retirement, the Option or Stock Appreciation Right shall be exercisable for the two (2) year period after the date of such Retirement, but in no event beyond the expiration date of the Option or Stock Appreciation Right, and only to the extent the Option or Stock Appreciation Right (or portion hereof) was exercisable on the date of the Participant’s Retirement and (B) to the extent that the Option or Stock Appreciation Right (or portion thereof) is not exercisable as of the date of such Retirement, a prorated portion of the Option or Stock Appreciation Right that would have vested on the next scheduled vesting date (as set forth in the Award Agreement) shall vest and become exercisable upon the next scheduled vesting date, with the proration to be determined by calculating the product of (A) the quotient of (x) the number of completed months the Participant has been employed since the date of grant of the Option or Stock Appreciation Right or the most recent vesting date, as applicable, divided by (y) the number of months in the current vesting period, multiplied by (B) the total number of Options or Stock Appreciation Rights that were scheduled to vest and become exercisable on the next scheduled vesting date; provided, that, the Committee may determine, in its sole

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discretion, that the restrictions on some or all of the Options or Stock Appreciation Rights held by the Participant as of the date of Retirement shall immediately lapse. For purposes of the foregoing calculation, a month is complete on the day in the following month that corresponds to the date of grant. The portion of the Option or Stock Appreciation Right that vests pursuant to clause (B) of this Section 13(c)(i) shall be exercisable at any time within two (2) years following the vesting date of such Option or Stock Appreciation Right, but in no event beyond the expiration date of the Option or Stock Appreciation Right.

(ii)

Any Shares of Restricted Stock, Performance Awards, or Restricted Stock Units with respect to which restrictions have not lapsed as of the date of Retirement, will vest in a prorated portion of the Shares of Restricted Stock, Performance Awards or Restricted Stock Units (and related Dividend Equivalent Rights) that would have vested on the next scheduled vesting date (as set forth in the Award Agreement), with the proration to be determined by calculating the product of (i) the quotient of (x) the number of completed months the Participant has been employed since the date of grant or the most recent vesting date, as applicable, divided by (y) the number of months in the current restricted vesting period, multiplied by (ii) the total number of Shares of Restricted Stock, Performance Awards (taking into account achievement of applicable performance goals) or Restricted Stock Units that were scheduled to vest on the next scheduled vesting date; provided, that, the Committee may determine, in its sole discretion, that the restrictions on some or all of the Shares of Restricted Stock, Performance Awards or Restricted Stock Units held by the Participant as of the date of Retirement shall immediately lapse. For purposes of the foregoing calculation, a month is complete on the day in the following month that corresponds to the date of grant.

(d)	In the event of Disability or death of a Participant:

(i)

All outstanding Options and Stock Appreciation Rights of such Participant then outstanding shall become immediately exercisable in full. In the event of death of a Participant, all Options and Stock Appreciation Rights of such Participant shall be exercisable by the person or the persons to whom those rights pass by will or by the laws of descent and distribution or, if appropriate, by the legal representative of the estate of the deceased Participant at any time within two (2) years after the date of death, regardless of the expiration date of the Option or Stock Appreciation Right, except for Incentive Stock Options which may not be exercised later than the expiration date of the Options. In the event of Disability of any Participant, all Options and Stock Appreciation Rights of such Participant shall be exercisable by the Participant, or, if incapacitated, by a legal representative at any time within two (2) years of the date of determination of Disability regardless of the expiration date of the Option or Stock Appreciation Right, except for Incentive Stock Options which may not be exercised later than the expiration date of the Options.

(ii)

Any restriction and other conditions applicable to any Shares of Restricted Stock, Performance Awards or Restricted Stock Units then held by the Participant, including, but not limited to, vesting requirements, shall immediately lapse, and Performance Awards will be deemed vested at target levels.

(e)	If the employment, directorship or consultancy of the Participant is terminated due to a Divestiture of the business to which the Participant provides services:

(i)

(A) to the extent that any outstanding Options or Stock Appreciation Rights (or a portion hereof) are exercisable as of the date of such termination of employment, the Option or Stock Appreciation Right (or portion hereof) shall be exercisable until the date that is ninety (90) days following the last date on which any portion of the Option or Stock Appreciation Right is scheduled to vest, but in no event beyond the expiration date of the Option or Stock Appreciation Right, and only to the extent the Option or Stock Appreciation Right (or portion hereof) was exercisable at the date of such termination of employment, and (B) to the extent that the Option or Stock Appreciation Right (or portion hereof) is not exercisable as of the date of such termination of employment, and (1) if the Company maintains a strategic interest in the divested business, as determined by the Committee in its sole discretion, the unvested portion of the Option or Stock Appreciation Right shall continue to vest and become exercisable upon the regular vesting dates (as set forth in the Award Agreement) through the date that the Option or Stock Appreciation Right would become fully vested or (2) if the Company does not maintain a strategic interest in the divested business, as determined by the Committee in its sole discretion, the unvested portion of the Option or Stock Appreciation Right shall continue to vest and become exercisable upon the regular vesting dates that would occur during the twelve (12) month period immediately following the termination of the Participant’s employment as if the Participant continued to be employed by the Company during such period, and the portion of the Option or Stock Appreciation Right that vests pursuant to this clause (B) shall be exercisable for ninety (90) days following the last date on which any portion of the Option or Stock Appreciation Right vests, but in no event beyond the expiration date of the Option or Stock Appreciation Right.

(ii)

(A) If the Company maintains a strategic interest in the divested business, as determined by the Committee in its sole discretion, any outstanding Shares of Restricted Stock, Performance Awards or Restricted Stock Units (and related Dividend Equivalent Rights) shall continue to vest in accordance with their regular vesting schedule in the same manner as if the Participant continued to be employed by the Company through the applicable vesting dates (as set forth in the

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Award Agreement) or (B) If the Company does not maintain a strategic interest in the divested business, as determined by the Committee in its sole discretion, (1) with respect to any outstanding Shares of Restricted Stock or Restricted Stock Units, the portion of the Shares of Restricted Stock or unvested Restricted Stock Units (and related Dividend Equivalent Rights) that would ordinarily vest within twelve (12) months of the termination of employment due to a Divestiture shall continue to vest and become vested on the regularly scheduled vesting dates as if the Participant had remained employed by the Company through such dates; provided, that, the Committee may determine, in its sole discretion, that the restrictions on some or all of the Shares of Restricted Stock or Restricted Stock Units held by the Participant as of the date of termination of employment shall immediately lapse and (2) with respect to any outstanding Performance Awards with respect to which restrictions have not lapsed as of the date of the Divestiture, a prorated portion of the Performance Awards that would have vested on the next scheduled vesting date shall vest on the next scheduled vesting date, with the proration to be determined by calculating the product of (i) the quotient of (x) the number of completed months the Participant has been employed since the date of grant or the most recent vesting date, as applicable, divided by (y) the number of months in the current restricted vesting period, multiplied by (ii) the total number of Performance Awards that were scheduled to vest on the next scheduled vesting date (taking into account achievement of applicable performance goals). For purposes of the foregoing calculation, a month is complete on the day in the following month that corresponds to the date of grant.

(f)	If the employment, directorship or consultancy of the Participant is terminated due to a transfer to a Strategic Joint Venture:

(i)

(A) to the extent that any outstanding Option or Stock Appreciation Rights (or portion hereof) are exercisable as of the date of such termination of employment, the Option or Stock Appreciation Right (or portion hereof) shall be exercisable until the date that is ninety (90) days following the last date on which any portion of the Option or Stock Appreciation Right is scheduled to vest, but in no event beyond the expiration date of the Option or Stock Appreciation Right, and only to the extent the Option or Stock Appreciation Right (or portion hereof) was exercisable at the date of such termination of employment, and (B) to the extent that the Option or Stock Appreciation Right (or portion hereof) is not exercisable as of the date of such termination of employment, the unvested portion of the Option or Stock Appreciation Right shall continue to vest and become exercisable upon the regular vesting dates (as set forth in the Award Agreement) through the date that the Option or Stock Appreciation Right would become fully vested as if the Participant continued to be employed through such vesting date, and the portion of the Option or Stock Appreciation Right that vests pursuant to this Section 13(f)(i) shall be exercisable for ninety (90) days following the last date on which any portion of the Option or Stock Appreciation Right vests, but in no event beyond the expiration date of the Option or Stock Appreciation Right.

(ii)

all outstanding Shares of Restricted Stock, Performance Awards or Restricted Stock Units (and related Dividend Equivalent Rights) shall continue to vest on the regularly scheduled vesting dates (as set forth in the Award Agreement) in the same manner as if the Participant continued to be employed by the Company through the applicable vesting dates (taking into account achievement of applicable performance goals with respect to Performance Awards); provided, that, the Committee may determine, in its sole discretion, that the restrictions on some or all of the Shares of Restricted Stock, Performance Awards or Restricted Stock Units held by the Participant as of the date of termination of employment shall immediately lapse.

(g)	If the employment, directorship or consultancy of the Participant is terminated due to a Workforce Reduction or a Position Elimination:

(i)

(A) to the extent that any outstanding Option or Stock Appreciation Rights (or portion hereof) are exercisable as of the date of such termination of employment, the Option or Stock Appreciation Rights (or portion hereof) shall be exercisable until the date that is ninety (90) days following the last date on which any portion of the Option or Stock Appreciation Right is scheduled to vest, but in no event beyond the expiration date of the Option or Stock Appreciation Rights, and only to the extent the Option or Stock Appreciation Rights (or portion hereof) was exercisable in accordance with this Section 13(g)(i), and (B) to the extent that the Option or Stock Appreciation Rights (or portion hereof) is not exercisable as of the date of such termination of employment, the unvested portion of the Option or Stock Appreciation Right shall continue to vest and become exercisable upon the regular vesting dates (as set forth in the Award Agreement) that would occur during the twelve (12) month period immediately following the termination of the Participant’s employment as if the Participant continued to be employed by the Company, and the portion of the Option or Stock Appreciation Right that vests pursuant to this clause (B) shall be exercisable for ninety (90) days following the last date on which any portion of the Option or Stock Appreciation Right vests, but in no event beyond the expiration date of the Option or Stock Appreciation Rights.

(ii)

the portion of any unvested Shares of Restricted Stock or Restricted Stock Units (and related Dividend Equivalent Rights) that would ordinarily vest within twelve (12) months of the termination of the Participant’s employment shall continue to vest on regularly scheduled vesting dates (as set forth in the Award Agreement) in the same manner as if the

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Participant continued to be employed by the Company through the applicable vesting dates; provided, that, the Committee may determine, in its sole discretion, that the restrictions on some or all of the Shares of Restricted Stock or Restricted Stock Units held by the Participant as of the date of termination of employment shall immediately lapse.

(iii)

a prorated portion of any unvested Performance Awards that would have vested on the next scheduled vesting date (as set forth in the Award Agreement) following the Participant’s termination shall vest on the next scheduled vesting date, with the proration to be determined by calculating the product of (i) the quotient of (x) the number of completed months the Participant has been employed since the date of grant or the most recent vesting date, as applicable, divided by (y) the number of months in the current restricted vesting period, multiplied by (ii) the total number of Performance Awards that were scheduled to vest on the next scheduled vesting date (taking into account achievement of applicable performance goals); provided, that, the Committee may determine, in its sole discretion, that the restrictions on some or all of the Performance Awards held by the Participant as of the date of the termination of employment shall immediately lapse. For purposes of the foregoing calculation, a month is complete on the day in the following month that corresponds to the date of grant.

(h)

Any portion of any Options or Stock Appreciation Rights that is not exercisable at the time of the Participant’s termination of employment and that could not become exercisable after taking into account the provisions of this Section 13 shall be immediately forfeited upon the Participant’s termination of employment. Any portion of any Shares of Restricted Stock, Performance Awards, or Restricted Stock Units (or related Dividend Equivalent Rights) that do not vest in accordance with the provisions of this Section 13 shall be immediately forfeited upon the Participant’s termination of employment.

SECTION 14. AMENDMENTS AND TERMINATION

14.1

Board. The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under an Award theretofore granted, without the Participant’s consent, or that without the approval of the Company’s stockholders would:

(i)	except as is provided in Section 4.6, increase the total number of Shares reserved for the purpose of the Plan;

(ii)	change the class of Eligible Individuals eligible to participate in the Plan; or

(iii)

reduce the exercise price of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights.

14.2

Committee. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without his or her consent. Notwithstanding the foregoing, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or Stock Appreciation Rights and, except as provided in Section 4.6 and with respect to the grant of Substitute Awards, the Committee shall not have the authority to cancel any outstanding Option or Stock Appreciation in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights without stockholder approval. The prior sentence shall not prohibit an exchange offer whereby the Company provides certain Participants with an election to cancel an outstanding Option and receive a grant of a new Option at a future date if such exchange offer only occurs with stockholder approval.

SECTION 15. INTERPRETATION

15.1

Section 16 Compliance. The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

15.2

Compliance With Section 409A. All Options and Awards granted under the Plan are intended either not to be subject to Section 409A of the Code or, if subject to Section 409A of the Code, to be administered, operated and construed in compliance with Section 409A of the Code and any guidance issued thereunder. Notwithstanding this or any other provision of the Plan to the contrary, the Committee may amend the Plan or any Option or Award granted hereunder in any manner, or take any other action that it determines, in its sole discretion, is necessary, appropriate or advisable (including replacing any Option or Award) to cause the Plan or any Option or Award granted hereunder to comply with Section 409A of the Code and any guidance issued thereunder or to not be subject to Section 409A of the Code. Any such action, once taken, shall be deemed to be effective from the earliest date necessary to avoid a violation of Section 409A of the Code and shall be final, binding and conclusive on all Eligible Individuals and other individuals having or claiming any right or interest under the Plan.

SECTION 16. GENERAL PROVISIONS

16.1

The term of each Award shall be for such period of months or years from the date of its grant as may be determined by the Committee; provided that, except as provided in Section 13, in no event shall the term of any Option or any Stock Appreciation Right related to any Option exceed a period of ten (10) years from the date of its grant.

Appendix A • 2019 Proxy Statement | Humana	A-15

16.2	No Employee or Participant shall have any claim to be granted any Award under the Plan and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

16.3

The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have complied with the then applicable terms and conditions of such Award.

16.4

All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

16.5

Except as otherwise required in any applicable Award Agreement or by the terms of the Plan, recipients of Awards under the Plan shall not be required to make any payment or provide consideration other than the rendering of services.

16.6	The Committee is authorized to establish procedures pursuant to which the payment of any Award may be deferred.

16.7

The Company is authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due in respect of an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee shall be authorized to establish procedures for election by Participants to satisfy such withholding taxes by delivery of, or directing the Company to retain Shares. The Company will not issue Shares or Awards until such tax obligations have been satisfied.

16.8

Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is otherwise required; and such arrangements may be either generally applicable or applicable only in specific cases.

16.9

The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law.

16.10

Awards granted pursuant to the Plan shall be subject to the terms of the recoupment (clawback) policy adopted by the Company as in effect from time to time, as well as any recoupment/forfeiture provisions required by law and applicable to the Company or its Subsidiaries.

16.11

Nothing contained in this Plan prohibits a Participant from (a) reporting possible violations of federal law or regulations, including any possible securities laws violations, to any government agency or entity, (b) making any other disclosures that are protected under the whistleblower provisions of federal law or regulations or (c) otherwise fully participating in any federal whistleblower programs, including but not limited to any such programs managed by the Securities and Exchange Commission.

16.12

If any provision of this Plan is or becomes or is deemed invalid, illegal or unenforceable in any relevant jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

(As adopted by the Board on February 21, 2019, and approved by the Company’s stockholders on April 18, 2019.)

A-16	Humana | 2019 Proxy Statement • Appendix A

HUMANA INC. 500 WEST MAIN STREET 21st FLOOR LOUISVILLE, KY 40202 ATTN: JOSEPH C. VENTURA

YOUR VOTE IS IMPORTANT

VOTE BY TELEPHONE OR INTERNET OR MAIL

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 17, 2019. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 17, 2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Humana Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. PLEASE DO NOT MAIL BACK YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR THE INTERNET.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E56580-P16672	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HUMANA INC.
The Board of Directors recommends you vote FOR proposals 1, 2, 3 and 4:

Vote on Directors

1. Election of Directors	For	Against	Abstain

Nominees:					For	Against	Abstain
1a) Kurt J. Hilzinger 1b) Frank J. Bisignano 1c) Bruce D. Broussard 1d) Frank A. D’Amelio 1e) Karen B. DeSalvo, M.D. 1f) W. Roy Dunbar 1g) David A. Jones, Jr. 1h) William J. McDonald	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	1i) James J. O’Brien 1j) Marissa T. Peterson	☐ ☐	☐ ☐	☐ ☐
				2. The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.	☐	☐	☐
				3. The approval of the compensation of the named executive officers as disclosed in the 2019 proxy statement.	☐	☐	☐
				4. The approval of the Amended and Restated Humana Inc. Stock Incentive Plan.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.			☐	At their discretion, the Proxies are authorized to vote upon any other matters as may come before the Annual Meeting.

Signatures of stockholders should correspond exactly with the names shown on this proxy card. Attorneys, trustees, executors, administrators, guardians and others signing in a representative capacity should designate their full titles. When shares of Company Common Stock are held by joint tenants, both should sign. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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E56581-P16672

HUMANA INC.

ANNUAL MEETING OF STOCKHOLDERS

THURSDAY, APRIL 18, 2019

9:30 AM, EASTERN TIME

Corporate Headquarters

500 West Main Street

Louisville, Kentucky 40202

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR 2019 ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints Kurt J. Hilzinger and Bruce D. Broussard, and each of them, their attorneys and agents, with full power of substitution to vote as Proxy for the undersigned, as herein stated, at the Annual Meeting of Stockholders of Humana Inc. (the Annual Meeting) to be held at the Company’s headquarters at 500 West Main Street, Louisville, Kentucky 40202, on Thursday, the 18th day of April, 2019 at 9:30 a.m., Eastern Time, and at any postponements or adjournments thereof, according to the number of votes the undersigned would be entitled to vote on the proposals as set forth on the reverse side if personally present.

THE SHARES OF COMMON STOCK COVERED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, FOR THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AND FOR THE APPROVAL OF THE AMENDED AND RESTATED HUMANA INC. STOCK INCENTIVE PLAN AS DISCLOSED IN THIS PROXY STATEMENT THE UNDERSIGNED HEREBY REVOKES ANY PROXY HERETOFORE GIVEN TO VOTE OR ACT WITH RESPECT TO THE ANNUAL MEETING.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(SEE REVERSE SIDE TO VOTE)